Exhibit 10.1

EXECUTION VERSION

Dated as of June 3, 2026
USA RARE EARTH, INC. as Recipient other parties hereto as Recipient Parties and UNITED STATES DEPARTMENT OF COMMERCE as the Department
round top, stillwater AND ADDITIONAL PROJECTs DIRECT FUNDING AGREEMENT AWARD ID NO. AP-2026-0044

i

ANNEX

Annex A	Definitions
Annex B	Rules of Interpretation
Annex C	Guardrail Provisions
Annex D	Program Requirements
Annex E	Davis-Bacon Act Requirements
Annex F	Reporting Covenants

EXHIBITS

Exhibit A	Form of Award Date Certificate
Exhibit B	Form of Disbursement Request
Exhibit C	Form of Disbursement Date Certificate
Exhibit D	Form of Project Completion Certificate

SCHEDULES

Schedule A	Fiscal Year Appropriations
Schedule B	Disbursement Milestone Schedule
Schedule C	Project Sites
Schedule D	Affiliate Transactions
Schedule E	Addresses
Schedule F	Dispute Resolution
Schedule G	Production Volume Schedule
Schedule H	Key Person Schedule

This DIRECT FUNDING AGREEMENT (the “Agreement”), dated as of June 3, 2026, is entered into by and among (a) USA RARE EARTH, INC., a corporation organized and existing under the laws of Delaware, as the recipient (the “Recipient”), a Recipient Party and the Recipient Party Agent; (b) USA RARE EARTH, LLC, a limited liability company organized and existing under the laws of Delaware, as a Recipient Party; (c) USA RARE EARTH MAGNETS, LLC, a limited liability company organized and existing under the laws of Delaware, as a Recipient Party; (d) ROUND TOP MOUNTAIN DEVELOPMENT, LLC, a limited liability company organized and existing under the laws of Delaware, as a Recipient Party; (e) USA RARE EARTH REAL ESTATE, LLC, a limited liability company organized and existing under the laws of Oklahoma, as a Recipient Party; (f) LACONIA INTERMEDIATE ACQUISITION SUB, INC., a corporation organized and existing under the laws of Delaware, as a Recipient Party; (g) LACONIA ACQUISITION SUB LIMITED, a limited liability company organized and existing under the laws of England and Wales with registered number 16740602, as a Recipient Party; (h) LCMG LIMITED, a limited liability company organized and existing under the laws of England and Wales with registered number 06619924, as a Recipient Party; (i) LESS COMMON METALS LIMITED, a limited liability company organized and existing under the laws of England and Wales with registered number 02690088, as a Recipient Party; and (j) the UNITED STATES DEPARTMENT OF COMMERCE (the “Department” and together with the Recipient and each other Recipient Party, the “Parties” and each a “Party”), an agency of the United States of America, acting by and through the Secretary of Commerce (or appropriate authorized representative thereof).

RECITALS

WHEREAS, the Recipient has undertaken, or caused the relevant Recipient Parties to undertake: (a) the construction of a new facility for the purpose of rare earth mining and processing located in Sierra Blanca, Texas (the “Round Top Mine Project”); (b) the expansion and modernization of the existing facility located in Stillwater, Oklahoma, used for the purposes of (i) magnet making (the “Stillwater Magnet Project”) and (ii) strip casting and metal making (the “Stillwater Metal Project”); and (c) the construction of a new facility to be used for the purposes of (i) magnet making (the “Magnet Project 2”) and (ii) strip casting and metal making (the “Metal Project 2”, and together with the Round Top Mine Project, the Stillwater Magnet Project, the Stillwater Metal Project, and the Magnet Project 2, the “Projects” and each, a “Project”);

WHEREAS, pursuant to the CHIPS Incentives Program—Facilities for Semiconductor Materials and Manufacturing Equipment Notice of Funding Opportunity No. 2023-NIST-CHIPS-SMME-01 (as amended, supplemented, or otherwise modified from time to time, the “NOFO”), the Recipient submitted applications with the CHIPS ID Nos. 002467 and 002455 (the “Applications”) to the Department’s CHIPS Incentives Program Portal for Awards for the Projects under the CHIPS Incentives Program established pursuant to 15 U.S.C. § 4652 of the CHIPS Act (the “CHIPS Incentives Program”);

WHEREAS, in furtherance of Executive Order 14241 “Immediate Measures to Increase American Mineral Production”, Executive Order 13953 “Addressing the Threat to the Domestic Supply Chain from Reliance on Critical Minerals from Foreign Adversaries, and Supporting the Domestic Mining and Processing Industries”, and Executive Order 13817 “A Federal Strategy to Ensure Secure and Reliable Supplies of Critical Minerals”, the Department has agreed to issue an Award for each Project subject to, and in accordance with, the terms and conditions of this Agreement, which is entered into pursuant to 15 U.S.C. §§ 4652 and 4659(a)(1) of the CHIPS Act as an other transaction on such terms as the Secretary considers appropriate;

WHEREAS, in connection with the Applications, the Department requires, pursuant to 15 U.S.C. § 4659(a)(3), that the Recipient make (or cause its related parties to make) a payment to the Department in the form of certain Equity Interests on the terms and conditions set forth in certain Equity Documents;

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the Parties hereby agree as follows:

Article 1

Definitions

Capitalized terms used in this Agreement and its Exhibits and Schedules shall have the meanings set forth in Annex A (Definitions), or if applicable, the Guardrail Provisions, and the rules of interpretation set forth in Annex B (Rules of Interpretation) shall apply to this Agreement, except, in each case, as otherwise expressly provided herein.

Article 2

Award and Disbursements

Section 2.1. Award Amount.

(a) The total maximum amount of the Award:

(i) for Direct Funding for the Round Top Mine Project is one hundred thirty-two million Dollars ($132,000,000) (the “Round Top Mine Project Maximum Award Amount” and such award, the “Round Top Mine Project Award”);

(ii) for Direct Funding for the Stillwater Magnet Project is fifty million Dollars ($50,000,000) (the “Stillwater Magnet Project Maximum Award Amount” and such award, the “Stillwater Magnet Project Award”);

(iii) for Direct Funding for the Stillwater Metal Project is twenty million Dollars ($20,000,000) (the “Stillwater Metal Project Maximum Award Amount” and such award, the “Stillwater Metal Project Award”);

(iv) for Direct Funding for the Magnet Project 2 is sixty million Dollars ($60,000,000) (the “Magnet Project 2 Maximum Award Amount” and such award, the “Magnet Project 2 Award”); and

(v) for Direct Funding for the Metal Project 2 is fifteen million Dollars ($15,000,000) (the “Metal Project 2 Maximum Award Amount” and together with the Round Top Mine Project Maximum Award Amount, the Stillwater Magnet Project Maximum Award Amount, the Stillwater Metal Project Maximum Award Amount, and the Magnet Project 2 Maximum Award Amount, the “Maximum Award Amount” and such award, the “Metal Project 2 Award” and together with the Round Top Mine Project Award, the Stillwater Magnet Project Award, the Stillwater Metal Project Award, and the Magnet Project 2 Award, the “Award”);

which, collectively, represent the total amount of funds that may be disbursed by the Department to the Recipient upon execution and delivery of one or more Funding Obligations in accordance with Schedule A (Fiscal Year Appropriations).

(b) For any Project, the Department may execute and deliver one or more Funding Obligations authorizing the obligation of funds for the Applicable Award up to the Scheduled Cumulative Disbursement Amount as set out in Schedule B (Disbursement Milestone Schedule) subject to the satisfactory progress of such Project as determined by the Department. No obligation of funds for the Award by the Department shall occur upon execution of this Agreement. An obligation of funds for the Award shall occur only upon delivery of a Funding Obligation.

(c) The Department shall not be obligated to make, and shall be prohibited from making, any Disbursement with respect to any Project pursuant to this Agreement in excess of the Scheduled Cumulative Disbursement Amount with respect to such Project as authorized in executed and delivered Funding Obligations related to such Project.

Section 2.2. Disbursement Procedure.

2.2.1 ASAP System. Subject to the terms of this Agreement, each Disbursement shall be made through the Department of Treasury’s Automated Standard Application for Payment System (“ASAP”). Notwithstanding anything to the contrary set forth in this Article 2, the Recipient shall comply with all requirements and technical instructions necessary to receive a Disbursement through ASAP as set out in the Award Handbook. The Recipient may designate a payment requestor through ASAP.

2.2.2 Disbursement Request.

(a) Subject to the other requirements of this Section 2.2, the Recipient may request a Disbursement for a Disbursement Milestone for any Project on any date that is (i) on or after the date on which the Recipient reasonably determines that the Actual Milestone Completion Date for such Disbursement Milestone has been achieved (without regard to, solely with respect to a Disbursement Request, the Department’s confirmation thereof); and (ii) prior to the Milestone Completion Longstop Date for such Disbursement Milestone, by delivering to the Department a completed Disbursement Request, substantially in the form of Exhibit B (Form of Disbursement Request), evidencing the satisfactory completion of the applicable Disbursement Milestone and satisfaction of the conditions in Section 5.1 (Conditions Precedent to Each Disbursement), except for the conditions set out in Sections 5.1.1 (Funding Obligation) and 5.1.6 (Receipt of Disbursement Date Certificate).

(b) The Recipient shall be entitled to submit a Disbursement Request for any Project only during the Disbursement Period for such Project in accordance with this Section 2.2. The Recipient may not request a Disbursement for a Project more frequently than once per fiscal quarter without the Department’s prior written consent.

2.2.3 Disbursement Approval Notice. The Department shall have up to ninety (90) days to review Disbursement Requests received by the Recipient and either (a) issue a Disbursement Approval Notice to the Recipient if the Department has determined that the relevant Disbursement Milestone has been achieved and all other conditions precedent to the relevant Disbursement have been satisfied in accordance with the terms of this Agreement; or (b) issue a notice to Recipient denying the Disbursement Request if the Department has determined that the relevant Disbursement Milestone has not been achieved or one or more of the other conditions precedent to the relevant Disbursement have not been satisfied in accordance with the terms of this Agreement. Within thirty (30) days of issuance of a Disbursement Approval Notice to the Recipient, the Department shall make a Disbursement to the Recipient.

2.2.4 Disbursement Date. The actual Disbursement Date for any Disbursement Milestone for any Project may occur after the Milestone Completion Longstop Date for such Disbursement Milestone.

2.2.5 Disbursement Date Certificate. The Recipient shall deliver an Officer’s Certificate of the Recipient Party Agent, substantially in the form of Exhibit C (Form of Disbursement Date Certificate) one (1) Business Day prior to the scheduled Disbursement Date in accordance with Section 5.1.6 (Receipt of Disbursement Date Certificate).

2.2.6 Disbursement Amount2.2.7. With respect to any relevant Disbursement Milestone for any Project, the amount of the Applicable Award available to be disbursed as a Disbursement (such amount, the “Available Disbursement Amount”) shall be determined as follows:

(a) in the case of a Full Disbursement Milestone, the amount of the Applicable Award available to be disbursed in connection with such relevant Disbursement Milestone shall be an amount equal to:

(i) the Scheduled Disbursement Amount for such Disbursement Milestone;

plus

(ii) if applicable, any True-Up Amount,

and, solely in the case of the final Disbursement Milestone for any Project, as the same may be further adjusted in accordance with paragraph (d) below;

(b) in the case of a Partial Disbursement Milestone, the amount of the Applicable Award available to be disbursed in connection with such relevant Disbursement Milestone shall be an amount equal to:

(i) the Milestone Disbursement Ratio for such Disbursement Milestone multiplied by the Incremental Capex Amount for such Disbursement Milestone (such amount, the “Partial Disbursement Amount”);

plus

(ii) if applicable, any True-Up Amount;

and, solely in the case of the final Disbursement Milestone for any Project, as the same may be further adjusted in accordance with paragraph (d) below;

(c) in the event that (i) any Disbursement Milestone is a Partial Disbursement Milestone and (ii) the Actual Cumulative Capex Amount for the relevant Project’s Disbursement Milestone immediately following such Partial Disbursement Milestone is greater than the Scheduled Cumulative Capex Amount for such Partial Disbursement Milestone, the amount available to be disbursed in connection with such immediately following Disbursement Milestone shall be increased by an amount equal to the difference between: (i) the Scheduled Disbursement Amount for such Partial Disbursement Milestone less (ii) the Partial Disbursement Amount for such Partial Disbursement Milestone (such amount, the “True-Up Amount”); and

(d) with respect to the last Disbursement Milestone of any Project, if the Actual Cumulative Disbursement Ratio at the time the Recipient submits the Disbursement Request for such last Disbursement Milestone for such Project is greater than the Scheduled Cumulative Disbursement Ratio for such Project at such time, then the amount of the Applicable Award available to be disbursed as a Disbursement shall be decreased by an amount necessary to ensure that, after giving effect to such last Disbursement, the Actual Cumulative Disbursement Ratio shall equal the Scheduled Cumulative Disbursement Ratio.

(e) The amount of any Disbursement requested to be made hereunder shall in no event exceed the Available Disbursement Amount with respect to the relevant Disbursement Milestone as of the date of the requested Disbursement.

(f) As of the date the Recipient submits any Disbursement Request, after giving effect to the Scheduled Disbursement Amount to be made on such date, the aggregate outstanding amount of all Disbursements shall not exceed the Scheduled Cumulative Disbursement Amount.

Section 2.3. No Interest; No Approval of Work. For the avoidance of doubt, no interest or penalties shall accrue on the amount of a requested Disbursement between the date of the Disbursement Request and the Disbursement Date, and the making of any Disbursement under the Financing Documents shall not be deemed an approval or acceptance by the Department of any work, labor, supplies, materials or equipment furnished or supplied with respect to any Project.

Article 3

Payments

Section 3.1. Place and Manner of Payments to the Department.

(a) All payments to be made to the Department under this Agreement shall be sent by the Recipient in Dollars in immediately available funds before 1:00 p.m. on the date when due and shall be payable pursuant to payment instructions provided by the Department to the Recipient (as such instructions may be amended from time to time by the Department upon notice to the Recipient made in accordance with this Agreement) not less than five (5) Business Days prior to the date when such payments are due (unless expressly provided for otherwise in this Agreement); provided, however, that if the Department does not provide such payment instructions to the Recipient at least five (5) Business Days prior to the due date for any such payment, such due date shall be extended to the date that is five (5) Business Days from the date the Department provides such payment instructions to the Recipient.

(b) In the event that the date of any payment to the Department or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

Section 3.2. Net of Tax.

(a) The Recipient understands and agrees that the Department is an agency or instrumentality of the United States and that all payments by the Recipient to the Department hereunder are payable, and shall in all cases be paid, free and clear of all Taxes.

(b) If the Recipient shall be required by Applicable Law to withhold or deduct any tax from or in respect of any sum payable hereunder or under any other Financing Document to the Department, (i) the sum payable shall be increased as may be necessary so that after making all such required deductions, the Department receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Recipient shall make such deductions; and (iii) the Recipient shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

Section 3.3. Payment of Costs and Expenses. The Recipient shall, whether or not the transactions contemplated by this Agreement or the other Financing Documents are consummated, pay or reimburse, without duplication, (a) all reasonable and documented fees, out-of-pocket costs and expenses of the Department (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses, including all Periodic Expenses of the Department and reasonable and documented out-of-pocket fees of the legal counsel, consultants and advisors for any of the foregoing) paid or incurred in connection with (i) the due diligence of the Recipient Parties and the Projects; and (ii) the negotiation and preparation of this Agreement, and the Equity Documents or the other Financing Documents and any other documents and instruments related to this Agreement or thereto (including any legal opinions, any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Agreement or any other Financing Document, any such other document or instrument related to this Agreement or thereto); and (b) all documented out-of-pocket costs and expenses of the Department (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses including all Periodic Expenses of the Department and reasonable and documented out-of-pocket fees of the legal counsel, consultants and advisors for any of the foregoing) in connection with (i) the administration, preservation in full force and effect and enforcement of this Agreement, the other Financing Documents and any other documents and instruments referred to herein or therein (including, without limitation, the fees and disbursements of counsel for the Department and reasonable travel costs); and (ii) any pursuit of any remedies under any of the Financing Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition.

Article 4

Conditions Precedent to the Award Date

By execution and delivery of this Agreement, each Recipient Party and the Department acknowledges and agrees that the following terms have been satisfied in form and substance satisfactory to the Department as of the Award Date:

Section 4.1. Financing Documents. Each Financing Document (other than each Security Document, the FFB Documents, the Collateral Agency Agreement, the Subordination and Intercreditor Agreement and the Funding Obligations) shall have been duly executed and delivered by each party thereto and shall be in full force and effect in accordance with its terms, and to the extent the Department is not a party thereto, the Department shall have received a true and correct copy of the same.

Section 4.2. Award Date Certificate. The Department shall have received an Officer’s Certificate of the Recipient Party Agent on behalf of the Recipient Parties, substantially in the form of Exhibit A (Form of Award Date Certificate), together with the attachments specified therein, and addressing such other matters as the Department may reasonably request.

Section 4.3. Financial Model; Sources and Uses Plan; Budget; Schedule. The Department shall have received for each Project:

(a) the Base Case Financial Model;

(b) as part of the Base Case Financial Model or separately, a Sources and Uses Plan;

(c) a Construction and Tool Installation Budget consistent with the Base Case Financial Model; and

(d) a Milestone Based Schedule.

Section 4.4. Financial Statements. The Department shall have received the most recent annual and quarterly Consolidated Financial Statements of the Recipient and its Subsidiaries that are available.

Section 4.5. [Reserved.]

Section 4.6. Legal Opinions. The Department shall have received legal opinions dated as of the Award Date and addressed to the Department from each of:

(a) Latham & Watkins LLP, as New York counsel to the Recipient Parties;

(b) McAfee & Taft, as Oklahoma counsel to the Recipient Parties; and

(c) Latham & Watkins (London) LLP, as English counsel to the Recipient Parties.

Section 4.7. Federal Requirements and Approvals.

4.7.1 Lobbying Certification. The Department shall have received an executed (a) “Disclosure Form to Report Lobbying” (Standard Form LLL) or written confirmation that the Recipient is not required to disclose any lobbying activities pursuant to 31 U.S.C. § 1352; and (b) “Certification Regarding Lobbying” (Form CD-511), in each case, from each Recipient Party.

4.7.2 Foreign Interests. The Department shall have received an SF-328 Certificate Pertaining to Foreign Interests executed by the Recipient dated as of a recent date not more than thirty (30) days prior to the Award Date.

4.7.3 Application for Federal Assistance. The Department shall have received an executed “Application for Federal Assistance” (Standard Form 424) from the Recipient.

4.7.4 SAM Registration. The Department shall have received evidence of the registration by the Recipient in SAM.

4.7.5 ASAP Enrollment. The Department shall have received evidence of the enrollment by the Recipient in ASAP.

4.7.6 [Reserved.]

4.7.7 Program Requirements. The Recipient shall be in compliance with all provisions set forth in Annex D (Program Requirements) applicable as of the Award Date.

Section 4.8. [Reserved.]

Section 4.9. Fees and Expenses. The Department shall have received evidence that all Periodic Expenses due and payable to the Department and the Department’s Consultants on or prior to the Award Date have been paid or reimbursed in full or, in the case of the Department’s Consultants, arrangements for payment have been made.

Section 4.10. No Violation. Entering into the Financing Documents shall not result in a violation of any Applicable Law, any Financing Document, any Governmental Approval, or any other material agreement or consent to which the Recipient is a party, or any material judgment or approval to which the Recipient is subject.

Section 4.11. Lock-Up Agreement; Semiconductor MOUs. The Department shall have received a copy of each of the following:

(a) the Lock-Up Agreement; and

(b) at least two (2) Semiconductor MOUs.

Section 4.12. [Reserved.]

Section 4.13. Implementation of Safety Review Report. The Department shall have received evidence of implementation by the Recipient or other applicable Recipient Party of all recommended actions from the Safety Review Report at the Wheat Ridge R&D Facility.

Section 4.14. Third Party Validation of Nuclear Licensing. The Department shall have received evidence to its satisfaction regarding third party validation of the nuclear material licensing requirements at the Wheat Ridge R&D Facility.

Section 4.15. Power Infrastructure Plan. The Department shall have received evidence to its satisfaction of the resolution of the power infrastructure plan for the Magnet Project 2.

Section 4.16. Equity Documents; Equity Issuance; Equity Contribution. The Department shall have received:

(a) a fully executed copy of each Equity Document, and each such Equity Document shall be in full force and effect in accordance with its terms;

(b) the Equity Interests in the Recipient in accordance with the terms and conditions set forth in the Equity Documents;

(c) duly adopted board resolutions of the Recipient authorizing the execution and performance of the Equity Documents and the issuance of Equity Interests in the Recipient to the Department in the amount specified in the Securities Issuance Agreement on or after the date hereof; and

(d) a certificate of a Financial Officer of the Recipient certifying that (i) the Recipient has made Equity Contributions to the other Recipient Parties in cash in accordance with Section 8.2.8 (Equity Contributions), and (ii) such funds have been used (or arrangements have been made for such funds to be used) exclusively to fund Project Costs in accordance with the Construction and Tool Installation Budget, together with any such other evidence as the Department may request in connection with clauses (i) or (ii) above.

Section 4.17. Round Top Mine Project Real Property and Land Rights. The Department shall have received satisfactory evidence of the acquisition by the Recipient of the Project Site (or the option to lease such land) for the Round Top Mine Project from the State of Texas.

Section 4.18. Award Date Investment Policy. The Department shall have received a true, correct and complete copy of the investment policy approved by the Recipient’s board of directors (or committee thereof) in effect as of the Award Date (the “Award Date Investment Policy”), as certified by a Financial Officer of the Recipient.

Section 4.19. Additional Documents. The Department shall have received such other information, documents, legal opinions, certifications or consents relating to any Project, any Recipient Party, or any of the matters contemplated by the Financing Documents as the Department may reasonably request.

Article 5

Conditions Precedent to Each Disbursement

Section 5.1. Conditions Precedent to Each Disbursement. With respect to each Project, the obligation of the Department to make any Disbursement (including the first Disbursement) shall be subject to the prior satisfaction (or waiver in writing), of each of the following conditions precedent and the delivery to the Department of each of the documents indicated below, all in form and substance satisfactory to the Department as of the Disbursement Date for such Disbursement, unless indicated otherwise, and to their continued satisfaction on the relevant Disbursement Date. The Department may (but shall not be required to) consult with any of the Department’s Consultants regarding the satisfaction of any condition precedent.

5.1.1 Funding Obligations. As set forth in Section 2.1(b) (Award Amount), the Department shall have executed and delivered one or more Funding Obligations acknowledged by the Recipient that cumulatively obligates the Scheduled Cumulative Disbursement Amount (inclusive of the then requested Disbursement).

5.1.2 Disbursement Request. The Department shall have received a Disbursement Request from the Recipient in accordance with Section 2.2 (Disbursement Procedure) demonstrating completion of the applicable Disbursement Milestone as required by Section 5.1.5 (Completion of Disbursement Milestone), together with (a) relevant invoices demonstrating that the proceeds of the relevant Disbursement reimburse payment of Eligible Uses of Funds by the Recipient, and (b) an inventory of invoices describing the categories of spending to be reimbursed with the requested Disbursement.

5.1.3 Commencement of Project. With respect to the first Disbursement for each Project, the Project Commencement Date for such Project shall have occurred no later than the applicable Project Commencement Clawback Date; provided that the Recipient and the Department acknowledge and agree that, with respect to the Round Top Mine Project, the Stillwater Magnet Project, and the Stillwater Metal Project, the Project Commencement Date for each such Project occurred prior to the applicable Project Commencement Clawback Date.

5.1.4 Equity Contribution. The Department shall have received a certificate of a Financial Officer of the Recipient certifying that (a) the Recipient has made all Equity Contributions applicable to such Project then required to have been made to the relevant Recipient Party in accordance with Section 8.2.8 (Equity Contributions) and (b) all equity amounts then required to have been raised in accordance with Section 8.2.18 (Liquidity Requirements) have been duly raised and received by the Recipient, together with any such other evidence as the Department may request in connection with the same.

5.1.5 Completion of Disbursement Milestone. The Department shall have received satisfactory evidence that the Disbursement Milestone for such Project that is required to have been achieved on or prior to the relevant Disbursement Date, in accordance with the applicable Disbursement Milestone Schedule, has been achieved.

5.1.6 Receipt of Disbursement Date Certificate. One (1) Business Day prior to the Disbursement Date, or such other recent date after the issuance of the applicable Disbursement Approval Notice as may be acceptable to the Department, the Department shall have received an Officer’s Certificate of the Recipient Party Agent, substantially in the form of Exhibit C (Form of Disbursement Date Certificate) and addressing such other matters as the Department may reasonably request.

5.1.7 Representations and Warranties. Each of the representations and warranties made (or deemed made) by each Recipient Party in any Financing Document to which it is a party shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of the date such representation or warranty is made (or deemed made), except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).

5.1.8 No Default. No Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Disbursement or from the application of the proceeds thereof.

5.1.9 No Guardrail Suspension. The Secretary has not made any determination in accordance with the Guardrail Provisions to suspend the Recipient’s ability to request Disbursements.

5.1.10 Major Project Documents. With respect to each Project, to the extent not previously delivered to the Department pursuant to Section 4.11 (Lock-Up Agreement; Semiconductor MOUs), the Department shall have received a fully executed copy of all additional Major Project Documents required to be delivered pursuant to the relevant Disbursement Milestone.

5.1.11 [Reserved.]

5.1.12 Site Plan; Real Property Documents. The Department shall have received, prior to the first Disbursement under this Agreement, a site plan with respect to each Project, depicting the land and improvements (including those existing and those to be developed improvements and site plan overlay) constituting such Project and the relevant Project Site, and true and correct copies of any Real Property Documents related to any Project Site requested by the Department.

5.1.13 Site Acquisition. The Department shall have received, prior to the first Disbursement under this Agreement, satisfactory evidence of the acquisition or lease by the applicable Recipient Party of the Project Site (or the option to lease such land) for each applicable Project.

5.1.14 Trust Property. The Department shall have received, prior to the first Disbursement under this Agreement, (a) evidence that any statement of interest, public notice, registration and filing, and/or notice and acknowledgement necessary or advisable to give effect to the Federal Interest in the Trust Property shall have been duly filed and registered or recorded, as applicable, in every jurisdiction where such filing or recording is necessary or advisable, and shall be in full force and effect; and (b) evidence that all fees, duties, stamp taxes or other expenses in connection with such filing, registration or recording of the Federal Interest in the Trust Property have been paid in full.

5.1.15 Additional Documents. The Department shall have received such other information, documents, legal opinions, certifications, or consents relating to any Project or any Recipient Party, or the matters contemplated by the Financing Documents as the Department may reasonably request, which for the avoidance of doubt may include an update to any item usually requested in connection with semi-annual or annual reporting to the Department pursuant to Sections 2 and 3 of Annex F (Reporting Covenants) including, without limitation, newly available unaudited quarterly Financial Statements, or updates to the Milestone Based Schedule, Construction and Tool Installation Budget, and Sources and Uses Plan.

Article 6

Title to Trust Property

Each Recipient Party covenants and agrees during the Period of Performance that:

Section 6.1. Trust Relationship. Legal title of the Trust Property shall vest with the Recipient; provided, however, (a) all Trust Property shall be held in trust by the Recipient (or any other Recipient Party), as trustee, for the Department, as beneficiary; and (b) the Department shall retain an undivided, equitable, reversionary interest in the Trust Property (the “Federal Interest”).

Section 6.2. Use of Trust Property.

(a) The Recipient (and each other Recipient Party permitted to have the use of any Trust Property) shall not use the Trust Property for any other purpose or in any manner that is inconsistent with, or contrary to, the Authorized Purpose of the Projects.

(b) If any Project IP is acquired or improved in whole or in part with the proceeds of any Direct Funding such that it constitutes Trust Property, the Recipient shall grant, and shall cause each other applicable Recipient Party and each licensor of such Project IP under a Project IP Agreement to grant or otherwise permit to grant, to the Department an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation) for the purpose of enabling the Department to exercise its rights, remedies, powers and privileges in respect of such Project IP that constitutes Trust Property.

Section 6.3. Dispositions of Trust Property. The Recipient shall not Dispose of any Trust Property, or any interest therein, without the prior written consent of the Department, unless the Recipient:

(a) notifies the Department in writing of any proposed Disposition of any Trust Property, or any interest therein, at least thirty (30) days prior to the intended date of such Disposition and provides the Department with such information and documentation as the Department may reasonably request; and

(b) Disposes of such Trust Property and applies the proceeds, if any, to (i) acquire replacement assets of similar value for use in connection with any Project within one hundred eighty (180) days of such Disposition; or (ii) to the extent the proceeds are not applied to the acquisition of such replacement assets within one hundred eighty (180) days of such Disposition, pay the Department an amount equal to the product of (A) the net proceeds from the Disposition of the relevant Trust Property; and (B) the percentage of the Department’s participation in the original cost of acquiring or improving such Trust Property for the relevant Project as set forth in the property records maintained in accordance with Section 6.6(a) (Trust Property Management).

Section 6.4. Liens and Encumbrances on Trust Property(a). Other than Permitted Liens, the Recipient and each other Recipient Party shall not, and shall not agree to, create, incur, assume or otherwise permit to exist any Lien upon or with respect to any portion of the Trust Property, whether now owned or hereafter acquired without the prior written consent of the Department.

Section 6.5. Maintenance of Trust Property. The Recipient and each other Recipient Party shall preserve, maintain, repair and replace (or cause to be preserved, maintained, repaired and replaced) the Trust Property in accordance with the Financing Documents and Prudent Industry Practice.

Section 6.6. Trust Property Management. The Recipient shall maintain procedures for managing equipment and other personal property constituting Trust Property (including replacement equipment), which shall include, at a minimum, the following:

(a) the Recipient shall maintain property records, which shall include a description of (i) the Trust Property; (ii) a serial number or other identification number; (iii) the source of funding for the Trust Property (including the Federal Award Identification Number); (iv) the Person who holds title; (v) the acquisition date; (vi) the cost of the Trust Property; (vii) the percentage of Direct Funding used to acquire or improve the Trust Property; (viii) the location, use and condition of the Trust Property; and (ix) any ultimate Disposition data, including the date of disposal and sale price of the Trust Property;

(b) the Recipient shall conduct a physical inventory of the Trust Property, and reconcile the results of such inventory with the Recipient’s property records, at least once every two (2) years;

(c) the Recipient shall develop a control system to ensure adequate safeguards to prevent loss, damage, or theft of the Trust Property and investigate any such loss, damage, or theft;

(d) the Recipient shall develop adequate maintenance procedures to ensure the Trust Property is maintained in good condition; and

(e) the Recipient shall establish a proper sales procedure to ensure the highest possible return on the Trust Property.

Section 6.7. Recording and Preservation of the Federal Interest. The Recipient shall, at its own cost and expense (and the Department may):

(a) (i) execute, file, register and record (or cause to be executed, filed, registered or recorded), as applicable, statements of interest, public notices of record and other documents, as of the Award Date (or such later date with respect to assets acquired after the Award Date), in all places necessary or advisable (in the opinion of the Department) to indicate that the use and disposition conditions set forth in this Article 6 (Title to Trust Property) apply to the Trust Property; and (ii) deliver or publish notice to third parties that may be required or requested by the Department to indicate that the Federal Interest in the Trust Property has been created under Applicable Law as a result of the Award;

(b) take all actions that are necessary or advisable (in the opinion of the Department), or otherwise requested by the Department, to establish, maintain, preserve, protect and continue good and marketable title to the Trust Property and the Federal Interest in the Trust Property;

(c) furnish timely notice of any such action, together with any such instruments, in execution form, and such other information as may be required or reasonably requested by the Department; and

(d) pay all costs, fees, Taxes and Periodic Expenses in connection with any of the foregoing.

Article 7

Representations and Warranties

Each Recipient Party, as applicable, makes each of the following representations and warranties to and in favor of the Department as of: (a) the Award Date; (b) each Disbursement Date; and (c) each Project Completion Date, as applicable (in all cases, both immediately before and immediately after giving effect to the Disbursements, if any, being made on such date), except as such representations and warranties are expressly made as to an earlier date, in which case such representations and warranties will be true as of such earlier date:

Section 7.1. Organization. It (a) is duly organized, validly existing and in good standing (or such similar concept in the relevant jurisdiction, if such a concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization; (b) is duly qualified to do business in the jurisdiction of its organization, the state jurisdiction where each Project is located, and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and (c) has all requisite power and authority to (i) own or hold under lease and operate the Property it purports to own or hold under lease; (ii) carry on its business as now being conducted and as proposed to be conducted in respect of the Projects; and (iii) execute, deliver, perform and observe the terms and conditions of each of the Financing Documents to which it is a party and carry out the transactions contemplated hereby and thereby.

Section 7.2. Authorization; No Conflict. It has duly authorized, executed and delivered the Financing Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or thereof does or will (a) contravene its Organizational Documents or any Applicable Laws in any material respect; (b) contravene or result in any breach or constitute any default under any material Governmental Judgment; (c) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its material Properties under any material agreement or instrument to which it is a party or by which it or any of its Properties may be bound, except for any Permitted Liens; or (d) require the consent or approval of any Person other than the Required Approvals and any other consents or approvals that have been obtained and are in full force and effect.

Section 7.3. Compliance with Laws. It has conducted and is conducting its business and each Project in compliance with:

(a) the CHIPS Act;

(b) the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.);

(c) the False Claims Amendments Act of 1986 (18 U.S.C. § 287);

(d) the False Statements Accountability Act of 1996 (18 U.S.C. § 1001);

(e) the Civil False Claims Act (31 U.S.C. §§ 3729 – 3733);

(f) all applicable federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 203), the Occupational Safety and Health Act (29 U.S.C. § 653) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects;

(g) all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (i) were voluntarily self-disclosed to BIS within sixty (60) days of such Recipient Party’s becoming aware of the violation and promptly resulted in the issuance of a warning or no action letter by BIS; or (ii) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; and

(h) without prejudice to Section 7.2 (Authorization; No Conflict), any other provision of this Section 7.3, Section 7.7 (Required Approvals), Section 7.8 (Intellectual Property), Section 7.16 (Environmental Laws), Section 7.17 (Federal Requirements), Section 7.18 (Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Control Laws; Anti-Corruption; Anti-Money Laundering Laws), in all material respects, all other Applicable Laws, Required Approvals and its Organizational Documents.

Section 7.4. Legality; Validity; Enforceability. Each Financing Document to which it is (or will be when executed) a party constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Applicable Laws affecting creditors’ rights generally and by general principles of equity.

Section 7.5. Real Property.

(a) It or another Recipient Party owns and has valid legal and beneficial title to, or holds a valid leasehold interest in, all Real Property in each Project Site (other than, as of the Award Date, the Project Site with respect to the Additional Projects).

(b) All easements, leasehold and other Property interests and utility and other services, means of transportation, facilities, other materials and rights held that are reasonably necessary for the construction, completion and operation of any Project (other than, as of the Award Date, any Additional Project) have been obtained or are commercially available to such Project at the applicable Project Site (other than, as of the Award Date, the Project Site with respect to the Additional Projects).

(c) Any Leases material to any Project and in existence on the date of this representation and under which any Recipient Party is a lessee are valid and subsisting, such Recipient Party is not in default in any material respect under any of such Leases, such Recipient Party enjoys peaceful and undisturbed possession of all Property subject to such Leases, and such Recipient Party has the right to continue to enjoy such possession during the time when any such Property is necessary for any Project.

(d) Each Project Site is sufficient and appropriate in all material respects for the development, siting, design, engineering, construction, ownership, operation, maintenance and use of the relevant Project as contemplated by the Financing Documents.

(e) Except as shown on the applicable ALTA Survey, all of the improvements on each Project Site lie wholly within the boundaries and building restriction lines of such Project Site, and no improvements on adjoining properties encroach upon such Project Site, and no improvements on such Project Site encroach upon or violate any easements or other encumbrances upon such Project Site, in each case, so as to materially impair the development, construction, operation, or use by (or for the benefit of) the Recipient Party of such Project Site for the applicable Project, except those that are or, on and following the date of the first Disbursement for such Project will be, insured against. To its Knowledge, no ALTA Survey fails to reflect any material matters adversely affecting the applicable Project Site or the title thereto.

(f) No condemnation or adverse zoning or usage change proceeding has occurred or has been threatened in writing against any of the Real Property that could materially impair the development, construction, operation, access to or use by (or for the benefit of) the Recipient of any Project Site for any Project.

Section 7.6. Liens on Trust Property. It has not created, and is not under any obligation to create, and has not entered into any transaction or agreement that would result in the imposition of, any Lien upon any of the Trust Property, except for Permitted Liens.

Section 7.7. Required Approvals.

(a) Each Required Approval that is required to be obtained as of any date on which this representation is made has been duly and validly issued, is in full force and effect and is, or, with the passage of time following the expiration of any relevant appeal period, will be, Non-Appealable, and it has no reason to believe that any such Required Approvals already obtained will be revoked.

(b) It has no reason to believe that it, any other Recipient Party or, to its Knowledge, any relevant Major Project Participant will be unable to obtain the Required Approvals applicable to it in the ordinary course of business free from conditions or requirements or, if any Recipient Party has Knowledge that any Major Project Participant is unable to do so, the relevant Recipient Parties have implemented, or caused to be implemented, alternative arrangements that the Department in its sole discretion has confirmed in writing are acceptable for the purposes of this Section 7.7) and, in each case, at such time or times as may be necessary to avoid any material delay in, or impairment to the transactions contemplated by the Financing Documents.

(c) It and, to its Knowledge, each Major Project Participant is in compliance in all material respects with all Required Approvals that have been obtained by, or are otherwise applicable to, such Person (or, if any Recipient Party has Knowledge that any Major Project Participant is not so in compliance, the relevant Recipient Parties have implemented alternative arrangements that the Department in its sole discretion has confirmed are acceptable for the purposes of this Section 7.7).

Section 7.8. Intellectual Property.

(a) The Recipient Parties, collectively, exclusively own or hold a valid and enforceable license, permit, certificate, franchise, or other authorization or right to use all Project IP and have possession of or access to all material Intellectual Property Embodiments.

(b) It is not in material breach of or default under any Project IP Agreement in effect. To its Knowledge, there are no facts or circumstances that would be reasonably expected (after the giving of notice, the lapse of time, or both) to give rise to any revocation or termination of any Project IP Agreement, or the Recipient Party’s rights or licenses to any Project IP thereunder.

(c) There is no pending or, to its Knowledge, threatened Action (in writing) challenging the ownership, validity, enforceability, scope or use of, or otherwise relating to, any of the Project IP in any material respect.

(d) There is no invention, assignment or other agreement granting any ownership rights in such Project IP to any Person that would limit any Recipient Party’s ability to use such Project IP in any material respect.

Section 7.9. Litigation. There is no pending or, to its Knowledge, threatened Action (in writing) that relates to:

(a) the legality, validity or enforceability of any Financing Document or any transaction contemplated by any of the Financing Documents;

(b) any Recipient Party or any Project, that (excluding any Action contemplated under paragraph (a) above) either individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.

Section 7.10. Labor Disputes. There are no strikes, slowdowns or work stoppages ongoing or threatened in writing by any of its employees or, to its Knowledge, any Major Project Participant or any employees thereof that have caused or could reasonably be expected to cause a Material Adverse Effect (or, if any Recipient Party has Knowledge of any such strikes, slowdowns or work stoppages ongoing or threatened in writing by any Major Project Participant or any employees thereof, the relevant Recipient Party has implemented alternative arrangements that the Department in its sole discretion has confirmed are acceptable for the purposes of this Section 7.10).

Section 7.11. Taxes. It has:

(a) filed all tax returns required by Applicable Laws to be filed by it and has paid: (i) all income Taxes that have become due pursuant to such tax returns; and (ii) all other material Taxes and assessments payable by it that have become due (in each case of clauses (i) and (ii), other than those Taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by the Applicable Accounting Requirements); and

(b) not been convicted of a criminal offense under the Internal Revenue Code.

Section 7.12. Financial Statements. Each Financial Statement of each Recipient Party or of any other Person delivered to the Department pursuant to Section 4.4 (Financial Statements) or Annex F (Reporting Covenants), as applicable, is complete and correct, has been prepared in accordance with the Applicable Accounting Requirements and presents fairly, in all material respects, the financial condition of such Person as of the respective dates of the Financial Statements for the respective periods covered therein. Such Financial Statements reflect all liabilities or obligations of such Person, and other information of any nature whatsoever for the period to which such Financial Statements relate that are required to be disclosed in accordance with Applicable Accounting Requirements. With respect to any such Person, since the date of delivery of such Financial Statements, or the respective date of such Financial Statements, whichever is earlier, such Person has not incurred or assumed any liabilities or obligations that would be required to be disclosed in Financial Statements in accordance with the Applicable Accounting Requirements which has not been disclosed to the Department in writing.

Section 7.13. Contracts; Other Transactions. It has not, directly or indirectly: (i) entered into any transaction or series of related transactions related to any Project with any Affiliate at prices or on terms and conditions less favorable to it than as would reasonably be obtained on an arm’s-length basis from unrelated third parties; (ii) except as permitted pursuant to Section 9.3 ( Affiliate Transactions.) or as set forth on Schedule D (Affiliate Transactions), entered into any transaction or series of related transactions related to any Project with any Affiliate; and (iii) established any sole and exclusive purchasing or sales agency, or entered into any transaction, whereby any Recipient Party might pay more than the fair market value for products or services of others with respect to any Project.

Section 7.14. Construction and Tool Installation Budget; Project Schedule.

(a) With respect to each Project, the Construction and Tool Installation Budget (i) is complete and based on reasonable assumptions; (ii) is consistent with the provisions of the applicable Major Project Documents in all material respects; (iii) has been prepared in good faith and with due care; and (iv) fairly represents in all material respects the Recipient Parties’ expectation as to the matters covered thereby as of any date on which this representation is made or deemed made.

(b) With respect to each Project, the Construction and Tool Installation Budget represents each Recipient Party’s best estimate of Total Project Costs anticipated to be incurred to achieve the Project Completion Date for such Project by no later than the final Milestone Completion Longstop Date for such Project.

Section 7.15. Adequate Project Funding. The Total Funding Plan for each Project will be sufficient to pay all remaining Project Costs for such Project and to achieve the Project Completion Date for such Project by no later than the final Milestone Completion Longstop Date for such Project.

Section 7.16. Environmental Laws.

(a) All Required Approvals that are required to be obtained for any Project as of each date on which this representation is given relating to (i) air emissions; (ii) discharges to surface water or ground water; (iii) noise emissions; (iv) the use, generation, storage, transportation or disposal of Hazardous Substances; or (v) otherwise required under applicable Environmental Law have been obtained.

(b) It has not received written notice of, and is not aware of nor otherwise has Knowledge of, any facts or circumstances that could reasonably be expected to result in, any complaint, order, directive, claim, citation or notice of violation arising under Environmental Law by any Governmental Authority that is, or could reasonably be expected to become, material.

(c) There is not, and has not been, any condition, circumstance, action, activity or event with respect to any Project, any Recipient Party, or any Project Site that could reasonably form the basis of any material violation of any Environmental Law or that could reasonably be expected to have a Material Adverse Effect.

(d) It is in compliance with all applicable Environmental Law in all material respects.

(e) No Recipient Party nor, to the Knowledge of any Recipient Party, any other Person, has used, generated, manufactured, produced, stored, or Released, any Hazardous Substances at, on, under or about any Project Site or any Facility or transported any Hazardous Substances thereto or therefrom, in a manner that could reasonably be expected to: (i) result in, or form the basis of, a material Environmental Claim; (ii) cause any Project to be subject to any material restrictions arising under any Environmental Law; (iii) have a Material Adverse Effect; or (iv) result in material harm to the environment, or worker health or safety.

Section 7.17. Federal Requirements.

(a) Davis-Bacon Act Requirements. Each representation and warranty set forth in Section 2 (Representations and Warranties) of Annex E (Davis-Bacon Act Requirements) is true and correct.

(b) Guardrail Provisions.

(i) It is in compliance with all applicable Guardrail Provisions.

(ii) Each of the lists of existing facilities and ongoing Joint Research and Technology Licensing, each as attached as Appendix 1 to the Guardrail Provisions, is true and correct, and such appendices memorialize all information required to be set forth herein pursuant to Section 1 ( Prohibition on Certain Expansion Transactions) and Section 2 (Prohibition on Certain Joint Research or Technology Licensing) of the Guardrail Provisions.

(iii) Each Person that as of the date hereof is a member of the Recipient’s “affiliated group,” as such term is defined under 26 U.S.C. § 1504(a), without regard to 26 U.S.C. § 1504(b)(3) is set forth in Part 4 (Members of the Affiliated Group) of Appendix 1 of the Guardrail Provisions.

(iv) Each Mitigation Agreement, if any, required pursuant to the Guardrail Provisions, is in full force and effect and no violation thereof has occurred.

(c) Inverted Corporation Requirement. It is not a foreign incorporated entity which is treated as an inverted domestic corporation under Section 835(b) of the Homeland Security Act of 2002 (6 U.S.C. § 395(b)) or a Subsidiary of such an entity.

Section 7.18. Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Control Laws; Anti-Corruption; Anti-Money Laundering Laws.

(a) It is not a Foreign Entity of Concern.

(b) It nor any of its respective members, directors, or officers is a Prohibited Person, and to its Knowledge, none of its employees, agents or representatives acting in such capacities is a Prohibited Person.

(c) To its Knowledge, no event has occurred, and no condition exists, that is reasonably likely to result in any Recipient Party becoming a Prohibited Person.

(d) There are no Actions pending or, to its Knowledge, threatened, against or affecting any Recipient Party or their respective members, directors, officers, employees, agents or representatives acting in such capacities regarding any actual or alleged non-compliance with any Sanctions, Export Control Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(e) Each Recipient Party has adopted and implemented and maintains policies and procedures designed to promote and achieve compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(f) It and its respective members, directors, officers, and, to its Knowledge, employees, agents and representatives thereof acting in such capacities, are, and for the last five (5) years have been, in compliance with (i) all applicable Anti-Money Laundering Laws; and (ii) all Sanctions and all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions of an Export Control Law (including, for the avoidance of doubt, an Export Control Law which also constitutes a Sanction), which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of it becoming aware of the violation, and, promptly resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority.

(g) None of the Trust Property is owned, traded or used, directly or, to its Knowledge, indirectly by a Prohibited Person.

(h) It and each of its Principal Persons, and, to its Knowledge, its employees, agents, and representatives acting in such capacities have complied with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws in obtaining any consents, licenses, approvals, authorizations, rights or privileges with respect to any Project and, otherwise, have conducted each Project in compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(i) None of the Recipient Parties, their members, directors, officers, or, to the Knowledge of the Recipient Parties, their employees, agents or representatives acting in such capacities, has made, offered or promised to make, provided or paid any unlawful contributions, entertainment or anything of value to any local or foreign official (including employees of state-owned or controlled entities), foreign political party or party official or any candidate for foreign political office:

(i) in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions;

(ii) to secure an advantage; or

(iii) with the intent to induce the recipient to misuse his or her official position to direct business to the Recipient or any of its Affiliates or to any other Person,

in each case, in violation of any applicable Anti-Corruption Laws or any other Applicable Law.

Section 7.19. Insolvency Proceedings; Solvency.

(a) It is not the subject of any pending, or to its Knowledge, threatened, Insolvency Proceeding.

(b) It is and, after giving effect to any requested Disbursement, will be Solvent.

Section 7.20. No Defaults. No Event of Default or Potential Event of Default has occurred and is continuing.

Section 7.21. No Force Majeure. No Event of Force Majeure has occurred and is continuing.

Section 7.22. No Event of Loss. No Threshold Event of Loss has occurred or could reasonably be expected to occur.

Section 7.23. Material Adverse Effect. No event or circumstance (including any legal, arbitral or other dispute review proceeding or any change in law) has occurred and is continuing since the date of the Applications, that has or could reasonably be expected to have or result in a Material Adverse Effect.

Section 7.24. Full Disclosure. The statements and information contained in the Financing Documents, taken together with all documents, reports or other written information pertaining to any Project that have been furnished by or on behalf of it to the Department or any Consultant from time to time, are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time they were made.

Section 7.25. No Immunity. Neither it nor any of its assets is entitled to immunity in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document.

Section 7.26. No Federal Debt Delinquency. It does not have (a) any judgment Lien against any of its Property for a debt owed to the United States; or (b) any Indebtedness owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), including any Tax liabilities (other than those Taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by the Applicable Accounting Requirements) except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Applicable Law.

Section 7.27. No Debarment.

(a) No event has occurred and no condition exists that is likely to result in its debarment or suspension or of its members, directors or officers from contracting with the U.S. Government or any agency or instrumentality thereof.

(b) Neither it nor any of its members, directors or officers is or has been subject to any debarment or suspension.

Section 7.28. Information Technology; Cyber Security; Data.

(a) The information technology (including data communications systems, equipment and devices) used in the business of such Recipient Party (collectively, the “IT Systems”) operates and performs in all material respects as necessary: (i) with respect to the Recipient, (A) for the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation or maintenance of each Project; and (B) to complete the activities designated to achieve, for each Project, the Project Completion Date; and (ii) with respect to each other Recipient Party, to exercise such Recipient Party’s rights and perform its obligations under the Financing Documents in a timely manner.

(b) The Recipient has implemented and maintains, has caused, or no later than the first Disbursement Date for the relevant Project, will have caused, each other applicable Recipient Party and Major Project Participant to implement and maintain in connection with the relevant Project, commercially reasonable privacy, information security, cyber security, disaster recovery, business continuity, data backup and incident response plans, policies and procedures consistent with Prudent Industry Practice (including administrative, technical and physical safeguards) designed to protect: (i) Sensitive Information from any unauthorized, accidental, or unlawful Processing or loss; (ii) each applicable IT System from any unauthorized or unlawful access, acquisition, use, control, disruption, destruction, or modification; and (iii) the integrity, security and availability of the Sensitive Information and IT Systems.

(c) It has taken and will take reasonable measures to safeguard protected personally identifiable information and other confidential or sensitive personal or business information created or obtained in connection with each Award.

Section 7.29. CFIUS. All direct and indirect investments in the Recipient Parties or any of their Affiliates contemplated by or in connection with this Agreement and the Projects, if any, do not require CFIUS Approval as such investments would not constitute a “covered transaction” under Section 721 of the Defense Production Act.

Article 8

Affirmative Covenants

Section 8.1. Reporting Covenants. Unless the Department waives compliance in writing, during the Period of Performance, the Recipient Party Agent shall, at its own expense, furnish, or cause to be furnished, to the Department on behalf of the Recipient Parties, all information as and when required in accordance with Annex F (Reporting Covenants).

Section 8.2. Affirmative Covenants. Each Recipient Party, as applicable, covenants and agrees that during the Period of Performance, unless the Department waives compliance in writing:

8.2.1 Internal Controls; Monitoring and Reporting.

(a) Each Recipient Party acknowledges and understands that the Department is responsible for protecting taxpayer resources, including by ensuring strong compliance and accountability measures for the relevant Recipient Parties with respect to each Disbursement.

(b) Each Recipient Party shall establish and maintain effective internal control over the proceeds of any Disbursements to provide reasonable assurance that any costs of the Recipient or any Person paid or reimbursed with such Disbursement constitute Eligible Uses of Funds.

(c) Each Recipient Party shall monitor activities funded by any Disbursement to provide reasonable assurance that the proceeds of such Disbursement are used in compliance with the terms of this Agreement and the performance expectations with respect to the Projects set forth herein and in the other Financing Documents. Upon request by the Department, each Recipient Party shall provide any invoices, other financial records, and performance reporting information provided by any third party that has received any proceeds of any Disbursement for the purpose of demonstrating performance in alignment with this Agreement.

8.2.2 Operations. The Recipient shall own, operate and maintain (or cause the other relevant Recipient Parties to own, operate and maintain) each Project in accordance with Prudent Industry Practice.

8.2.3 Compliance with Applicable Law. Each Recipient Party shall comply with and conduct its business, operations, assets, equipment, property, leaseholds, each Project and each Facility in compliance with:

(a) the CHIPS Act;

(b) the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.);

(c) the False Claims Amendments Act of 1986 (18 U.S.C. § 287);

(d) the False Statements Accountability Act of 1996 (18 U.S.C. § 1001);

(e) the Civil False Claims Act (31 U.S.C. §§ 3729 – 3733);

(f) all applicable federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 203), the Occupational Safety and Health Act (29 U.S.C. § 653) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects;

(g) all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (i) were voluntarily self-disclosed to BIS within sixty (60) days of the relevant Recipient Party becoming aware of the violation, and, promptly resulted in the issuance of a warning or no action letter by BIS; or (ii) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; and

(h) without prejudice to any other provision of this Section 8.2.3, Section 8.2.11 (Required Approvals) and Section 8.2.15 (Federal Requirements), all other Applicable Laws in all material respects.

8.2.4 Insurance. Each Recipient Party shall maintain, or cause to be maintained, in effect at all times insurance with reputable insurance companies, with respect to its then-existing Properties (including liability and business interruption coverage), against such risks and hazards, in such amounts, and in such form, as is usually carried by companies of a similar size that are engaged in the same or a similar business and that own similar properties in the same or similar geographic area and are acting in accordance with Prudent Industry Practice.

8.2.5 Taxes.

(a) Each Recipient Party shall pay or cause to be paid on or before the date payment is due: (i) all Taxes (including stamp taxes), duties, fees, Periodic Expenses or other charges payable on or in connection with the execution, issue, delivery, registration or notarization, or for the legality, validity or enforceability, of the Financing Documents (other than those Taxes that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by the Applicable Accounting Requirements); provided that, each Recipient Party shall promptly pay any valid, final judgment rendered upon the conclusion of any relevant Action enforcing any Tax and cause it to be satisfied of record; and (ii) all claims, levies or liabilities (including claims for labor, services, materials and supplies) (other than those claims, levies or liabilities that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by the Applicable Accounting Requirements), for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of the Recipient (or any part thereof).

(b) Each Recipient Party shall file all tax returns required by Applicable Laws to be filed by it and shall pay or cause to be paid on or before the date payment is due (i) all income Taxes required to be paid by it; and (ii) all other material Taxes and assessments required to be paid by it (other than those Taxes that it contests in good faith and by appropriate proceedings, for which reserves are established to the extent required by the Applicable Accounting Requirements).

(c) Unless otherwise agreed by the Department in writing, each Recipient Party shall duly and punctually file to obtain all Section 45X Internal Revenue Code federal income tax credits available to it or any Project.

8.2.6 Eligible Uses of Funds. The Recipient shall apply the proceeds of each Disbursement for any Project exclusively to reimburse itself or any other applicable Recipient Party, as the case may be, for Eligible Uses of Funds incurred and paid by such Recipient Party for the relevant Project, which Eligible Uses of Funds have not been paid with the proceeds of (a) any federal grants, assistance or loans; (b) other funds guaranteed by the United States federal government; or (c) tax credits.

8.2.7 Diligent Execution of Projects.

(a) Each Recipient Party shall use commercially reasonable efforts to achieve, or cause to be achieved, each Disbursement Milestone for each Project by the relevant Anticipated Completion Date.

(b) Each Recipient Party shall construct, modernize or expand, as applicable and complete, or cause to be constructed, modernized or expanded and completed, as the case may be, each Project diligently in accordance with the applicable Construction Contracts and the other applicable Major Project Documents, Prudent Industry Practice, the Disbursement Milestone Schedule, and the applicable Construction and Tool Installation Budget, as each is permitted to be amended, supplemented or otherwise modified under this Agreement.

8.2.8 Equity Contributions. The Recipient covenants and agrees that it shall make, or cause to be made, one or more Equity Contributions to the other Recipient Parties:

(a) to ensure that the Total Funding Plan for the Projects will be sufficient to pay all remaining Project Costs for each Project and to achieve the Project Completion Date for such Project by no later than the final Milestone Completion Longstop Date for such Project;

(b) as and when required by the Sources and Uses Plan and the Construction and Tool Installation Budget to enable the Recipient Parties to pay for Project Costs in accordance with this Agreement;

(c) to ensure that each Recipient Party will be able to pay its debts as they become due and maintain sufficient capital as is reasonably necessary to satisfy all of its current and anticipated obligations; and

(d) in order to satisfy the Recipient’s obligations pursuant to Section 8.2.7 (Diligent Execution of Project).

8.2.9 Equipment. Each Recipient Party shall own, maintain, repair and replace (or cause to be owned, maintained, repaired and replaced) all material Properties (other than the Trust Property which shall be maintained pursuant to Article 6 (Title to Trust Property)) and equipment, spare parts, and inventory necessary for the operation and maintenance of any Project in accordance with the Financing Documents and Prudent Industry Practice.

8.2.10 Intellectual Property. Each Recipient Party shall at all times: (i) acquire and maintain ownership of all Project IP then required; or (ii) obtain and maintain its licenses or rights to use all other Project IP owned by any other Person then required, in each case, as applicable at the relevant time.

8.2.11 Required Approvals. Each Recipient Party shall procure or otherwise cause the procurement of each Required Approval at or prior to such time as such Required Approval is required or necessary for the diligent execution of any Project and maintain, or cause to be maintained, each such Required Approval in full force and effect and comply in all material respects with the terms thereof.

8.2.12 ASAP Account. The Recipient shall maintain an account in ASAP at all times.

8.2.13 Corporate Separateness. Each Recipient Party shall do all things necessary to maintain its corporate existence separate and apart from each other Recipient Party.

8.2.14 Public Announcements. Each Recipient Party shall, prior to the making thereof, coordinate with the Department with respect to any public statement or announcement made by such Recipient Party:

(a) in connection with material developments in respect of any Project (including, inter alia, any Project’s ground-breaking ceremony or going into operation) or satisfaction of any Disbursement Milestone; or

(b) that directly refers to any Award or any Financing Document (including by submitting the full text of any proposed public statement to the Department for review and refraining from making any such public statement without the Department’s prior written approval), in each case of paragraphs (a) and (b) above, other than any such statements that are, as may be reasonably determined by any Recipient Party or any Affiliate thereof: (i) required by or to comply with Applicable Law or stock exchange rules or regulations applicable to such Person; or (ii) made in connection with any Action brought by or against the Recipient Parties or any of their Affiliates.

8.2.15 Federal Requirements.

(a) Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. Each Recipient Party shall:

(i) comply with all Sanctions and applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions of an Export Control Law (including, for the avoidance of doubt, an Export Control Law which also constitutes a Sanction), which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of such Recipient Party becoming aware of the violation and promptly resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority;

(ii) comply with all Anti-Money Laundering Laws and Anti-Corruption Laws in connection with its activity under any Financing Document or otherwise in connection with each Project or transaction contemplated by the Financing Documents;

(iii) maintain in effect policies and procedures reasonably designed to promote and achieve compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws;

(iv) maintain in effect disclosure controls and procedures to provide reasonable assurance that material information regarding such Recipient Party’s compliance with Applicable Laws (including Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws) is made known to Principal Persons of such Recipient Party; and

(v) take all responsible and prudent steps to ensure that each of its directors, officers, employees, agents, and representatives comply with applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(b) Prohibited Persons; Foreign Entities of Concern. The Recipient Party Agent shall provide written notice to the Department as soon as practicable from the date that any Recipient Party knew or should have known that any Principal Person of the Recipient or any other Recipient Party has become a Prohibited Person or any Recipient Party has become a Foreign Entity of Concern. For the purposes of this paragraph (b), (i) the date that the Recipient “should have known” such Principal Person became a Prohibited Person shall include, if applicable, (A) the date on which such Principal Person was identified on any Sanctions List; and (B) the date on which such Principal Person became domiciled in a Sanctioned Country; and (ii) the date that any Recipient Party “should have known” that such Recipient Party became a Foreign Entity of Concern shall include, if applicable, the date on which the change in ownership or management that made such Recipient Party a Foreign Entity of Concern occurred.

(c) Lobbying Restriction. Each Recipient Party shall:

(i) comply with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of any Disbursement be expended by the Recipient or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of any Award or any other action described in 31 U.S.C. § 1352(a)(2) and with the implementing regulations at 15 C.F.R. Part 28; and

(ii) disclose to the Department any registrations under the Lobbying Disclosure Act (2 U.S.C. § 1601 et seq.) or the Foreign Agents Registration Act (22 U.S.C. § 611 et seq.) related to the Projects.

(d) Program Requirements. Each Recipient Party shall, and to the extent applicable shall cause each other Recipient Party to, comply with each of the Program Requirements set forth in Annex D (Program Requirements).

(e) Davis-Bacon Act. The Recipient shall comply with the affirmative covenants set forth in Section 3 (Affirmative Covenants) of Annex E (Davis-Bacon Act Requirements).

(f) Guardrail Provisions. Each Recipient Party shall, and shall cause each other Recipient Party to, comply with the Guardrail Provisions and each Mitigation Agreement, if any, required pursuant to the Guardrail Provisions.

(g) Compliance with Whistleblower Protections. Each Recipient Party shall:

(i) promptly disclose in writing, (A) to each of the Director of the CHIPS Program Office, the Department’s Chief Counsel for Semiconductor Incentives and the OIG, whenever, in connection with this Agreement or a Project, such Recipient Party has credible evidence that a principal, officer, director, employee, agent or entity has committed a violation of (1) federal criminal law involving fraud, conflict of interest, bribery or gratuity violations (see Title 18 of the United States Code); or (2) the Civil False Claims Act (see 31 U.S.C. §§ 3729-3733); and (B) to the OIG (through https://www.oig.doc.gov/Pages/Hotline.aspx), whenever, in connection with this Agreement or a Project, it has credible evidence of fraud, waste or abuse;

(ii) comply with 41 U.S.C. § 4712 and the whistleblower protections afforded to employees thereby to not discharge, demote, or otherwise discriminate against an employee as a reprisal for disclosing to a Body of Information that the employee reasonably believes is evidence of gross mismanagement of any Award, a gross waste of any Award, an abuse of authority relating to any Award, a substantial and specific danger to public health or safety, or a violation of law, rule or regulation related to a Federal award, subaward or contract under a Federal award or subaward; and

(iii) inform its employees and contractors in writing, in the predominant native language of the workforce, of the rights under this Section 8.2.15(g).

8.2.16 Code of Conduct; Conflict of Interest.

(a) Each Recipient Party shall establish and maintain written standards of conduct that include (i) safeguards to prohibit any Principal Persons and such Recipient Party’s employees from using their positions for a purpose that constitutes or presents the appearance of personal or organizational Conflict of Interest, or personal gain in the administration of any Award or the transactions contemplated hereby; and (ii) the performance of such Recipient Party’s employees engaged in the selection, award and administration of contracts.

(b) Each Recipient Party shall only provide any in-kind goods or services for the purposes of transportation, travel, or any other expenses for any United States federal government employee to the extent it falls within a permissible exception or de minimis threshold in accordance with Applicable Law.

8.2.17 Authorized Purpose. Each Recipient Party shall use, construct and operate each Project, or otherwise cause each Project to be used, constructed and operated, as the case may be, in accordance with its Authorized Purpose.

8.2.18 Liquidity Requirements.

(a) The Recipient shall raise the following equity amounts (and if applicable, proceeds from the Permitted Convertible Loan Notes) (excluding, for the avoidance of doubt, Excluded LCM Europe Equity Proceeds) by the applicable date specified below:

(i) on or prior to December 31, 2026, an aggregate amount equal to one billion four hundred fifty million Dollars ($1,450,000,000) plus any initial Working Capital Facility Collateral, such that Cumulative Equity Raised as of such date is no less than such aggregate amount;

(ii) on or prior to March 31, 2027, an additional amount equal to the aggregate of three hundred seventy-five million Dollars ($375,000,000) plus the Total Serra Verde Cash Acquisition Costs plus any additional Working Capital Facility Collateral, such that Cumulative Equity Raised as of such date is no less than an amount equal to the aggregate of: (A) one billion eight hundred twenty-five million Dollars ($1,825,000,000) plus (B) the Total Serra Verde Cash Acquisition Costs plus (C) the total Working Capital Facility Collateral; and

(iii) on or prior to December 31, 2027, an additional amount equal to the aggregate of eight hundred seventy-five million Dollars ($875,000,000) plus any additional Working Capital Facility Collateral, such that Cumulative Equity Raised as of such date is no less than an amount equal to the aggregate of: (A) two billion seven hundred million Dollars ($2,700,000,000) plus (B) the Total Serra Verde Cash Acquisition Costs plus (C) the total Working Capital Facility Collateral (such aggregate amount, the “Total Equity Raise Requirement”);

provided that the Recipient’s obligations to raise equity under this Section 8.2.18 shall be reduced by an amount equal to the aggregate amount of any Eligible Serra Verde Dividends, applied against such obligations in inverse chronological order.

(b) The Recipient shall maintain, on a Consolidated Basis, at least one hundred million Dollars ($100,000,000) in Unrestricted Cash at all times.

8.2.19 Key Person Requirements(a).

(a) The Recipient shall ensure that either the Award Date Key Person A or a Satisfactory Replacement Employee employed in accordance with paragraph (d) below, as applicable, is and remains employed as an employee of the Recipient, that such individual’s duties as an employee are substantially similar to those duties carried out by the Award Date Key Person A as of the Award Date and that such Key Person carries out all such duties, in each case, until each Project has achieved its Project Completion Date;

(b) The Recipient shall ensure that either the Award Date Key Person B or a Satisfactory Replacement Employee employed in accordance with paragraph (d) below, as applicable, is and remains employed as an employee of the Recipient, that such individual’s duties as an employee are substantially similar to those duties carried out by the Award Date Key Person B as of the Award Date and that such Key Person carries out all such duties, in each case, until each Project has achieved its Project Completion Date.

(c) The Recipient shall ensure that either (i) at least three (3) of the four (4) individuals comprising the Award Date Key Person Group C, (ii) at least three (3) Satisfactory Replacement Employees employed in accordance with paragraph (d) below, as applicable or (iii) a combination of the foregoing (such that there are a total of no less than three Key Person Group C individuals at any time), as the case may be, are and remain employed as employees of the Recipient, that each such individual’s duties as an employee are substantially similar to those duties carried out by the relevant Award Date Key Person C as of the Award Date and that such Key Person carries out all such duties, in each case, until each Project has achieved its Project Completion Date.

(d) In the event the Recipient ceases at any time to be in compliance with any of paragraphs (a), (b) or (c) above, as promptly as possible and in any event not to exceed six (6) months from the date of resignation or termination of the relevant Key Person or other event giving rise to such non-compliance, as applicable, the Recipient shall employ or engage a replacement employee who, in each case, (i) is satisfactory to the Department (such approval not to be unreasonably withheld) and (ii) has equivalent or superior expertise relevant to the role of the Key Person being replaced (each such newly employed, engaged or elected individual, a “Satisfactory Replacement Employee”).

8.2.20 Books, Records and Inspections; Accounting and Auditing Matters.

(a) Each Recipient Party shall:

(i) keep proper records and books of account in which full, true and correct entries in accordance with the Applicable Accounting Requirements and all Applicable Laws are made in respect of all dealing and transactions relating to the Project-related business and activities of such Recipient Party; and

(ii) maintain adequate internal controls, reporting systems and cost control systems that are designed to ensure that such Recipient Party satisfies its obligations under the Financing Documents:

(A) for overseeing its financial operations, including its cash management, accounting and financial reporting;

(B) for overseeing its relationship with the Department;

(C) for facilitating the effective and accurate audit and performance evaluation of any Project; and

(D) for maintaining such records as are necessary to facilitate an effective and accurate audit and performance evaluation of any Project as required by the CHIPS Act and the Guardrail Provisions.

(b) Each Recipient Party shall:

(i) reasonably cooperate with the Department, OIG and the Consultants regarding any Project upon the Department’s request in connection with monitoring the construction, operation and performance of such Project and the compliance by the Recipient Parties with the Financing Documents;

(ii) upon reasonable notice and at reasonable times during normal business hours, and subject to reasonable access restrictions and security controls, permit officers and designated representatives of the Department, its employees, its agents, OIG, the Comptroller General and the Consultants to visit, audit and inspect each Project and any other facilities and Properties of any Recipient Party, in connection with (A) determining whether Disbursement Milestones have been achieved; (B) monitoring any Recipient Party’s progress on any Disbursement Milestone; or (C) performing any audit or investigation of a Project or any Recipient Party;

(iii) perform an audit of each Project in accordance with generally accepted government auditing standards, if so requested by the Department, its employees, its agents, OIG, the Comptroller General or their authorized representatives;

(iv) cooperate with any reasonable request of the Department, its employees, its agents, OIG, the Comptroller General or their authorized representatives for information or documentation deemed necessary by such party to respond to any audit, evaluation, compliance review, or congressional inquiry, including, but not limited to, the biannual GAO audit requirement described in 15 U.S.C. § 4652(c) of the CHIPS Act and the compliance review authorized by 15 U.S.C. § 4652(a)(6)(C) of the CHIPS Act with respect to an Event of Default under Section 10.1.1(c) (Expansion Clawback Event); and

(v) provide to officers and designated representatives of the Department, its employees, its agents, OIG, the Comptroller General and the Consultants access to any pertinent books, documents, papers and records of any Recipient Party related to any Project for the purpose of audit, examination, inspection and monitoring as may be reasonably requested by the Department in connection with the Financing Documents.

(c) Each Recipient Party shall retain all records relating to Eligible Uses of Funds by it with respect to which Disbursements were made for a minimum of three (3) years after the Period of Performance.

8.2.21 Maintenance of Existence, Property. Each Recipient Party shall:

(a) preserve and maintain (i) its legal existence and organizational status; and (ii) all of its licenses, rights, privileges and franchises material to the conduct of its business or any Project;

(b) keep (or cause to be kept) all its Properties and IT Systems in good working order and condition to the extent necessary to ensure that its business can be conducted properly and in compliance with the CHIPS Act and all other Applicable Laws, the Required Approvals and its Organizational Documents at all times; and

(c) except as otherwise permitted hereunder, preserve and maintain good and marketable title to or leasehold interest in or rights to the Property and such rights to use each Project Site as are necessary to construct, operate and maintain the Projects in accordance with the requirements of the Financing Documents and shall, at its own expense, take all actions to ensure that it or another Recipient Party has sufficient rights to the Project Sites as is necessary for the development, construction and operation of the Projects as contemplated by the Financing Documents.

8.2.22 SAM Registration. The Recipient shall maintain its SAM database registration at all times.

8.2.23 Independent Accountant. Each Recipient Party shall at all times maintain one or more engagements with independent public accountants of nationally recognized standing.

8.2.24 Close Out Procedure. Each Recipient Party shall cooperate with the Department to complete the Recipient’s final reports, reconcile all accounting matters, enable the Department to complete its final reports and otherwise perform reasonable tasks as requested by the Department to close out any Award at the expiration of the applicable Period of Performance.

8.2.25 [Reserved].

8.2.26 Execution of Project Contracts. Prior to a Recipient Party’s execution of any contract or agreement subsequent to the date hereof that is necessary for or material to the construction and operation of a Project and which (i) has a term of greater than one (1) year and (ii) obligates such Recipient Party to make payments in an aggregate amount exceeding ten million Dollars ($10,000,000) in total in the case of a single contract or annually in the case of multiple contracts with the same counterparty, the Recipient Party Agent shall submit on behalf of the relevant Recipient Party a copy of the relevant contract or agreement along with a summary of key terms to the Department for its review and consent. The Department shall have ten (10) Business Days to review such contract or agreement and provide its consent. If the Department fails to respond to the Recipient Party Agent’s request within this ten (10) Business Day period, the relevant Recipient Party may execute such contract or agreement without the Department’s prior consent, provided that the Department shall have up to ninety (90) days to designate such contract or agreement a Major Project Document.

8.2.27 Serra Verde Acquisition and Serra Verde Holdco.

(a) Each Recipient Party shall ensure that as of the later of (x) the date of the Serra Verde Acquisition and (y) the date of the first Disbursement the Department shall have received a true and correct copy of the Organizational Documents of Serra Verde Holdco;

(b) each Recipient Party shall ensure that, no later than thirty (30) days after the date of the Serra Verde Acquisition, the Department shall have received, in form and substance satisfactory to it, a calculation of the Total Serra Verde Cash Acquisition Costs, certified by a Financial Officer of the Recipient;

(c) each Recipient Party shall ensure that, from and after the formation thereof, Serra Verde Holdco preserves and maintains (i) its legal existence and organizational status and (ii) all of its licenses, rights, privileges, and franchises material to the conduct of its business; and

(d) each Recipient Party shall ensure that Serra Verde Holdco shall not:

(i) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby Serra Verde Holdco’s income or profits are, or might be, shared with any other Person;

(ii) make any Investments;

(iii) incur, assume, guarantee or permit to exist, or otherwise become liable for, Indebtedness; provided that this sub-paragraph (iii) shall not be construed to prohibit Serra Verde Holdco from granting a Lien on its Equity Interests in Middlebury Merger Sub Ltd. pursuant to the Serra Verde Mortgage of Shares;

(iv) make any Capital Expenditure in any year;

(v) create, assume or agree to create or assume, or otherwise permit to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or in any proceeds or income therefrom, other than any Lien by Serra Verde Holdco on its Equity Interests in the Serra Verde Borrower or Middlebury Merger Sub Ltd., as the case may be, created pursuant to the Serra Verde Mortgage of Shares and the Serra Verde Call Option Agreement;

(vi) form or have any direct Subsidiaries, other than Middlebury Merger Sub Ltd.;

(vii) enter into any partnership or a joint venture;

(viii) acquire any direct Equity Interests in or make any capital contribution to any other Person, other than Middlebury Merger Sub Ltd.;

(ix) permit any restriction on its ability to declare, make, or authorize any dividend or any other payment or distribution of cash or Property to USARE LLC; provided that, for the avoidance of doubt, for purposes of this sub-paragraph (ix), any (A) contractual restriction agreed to by Serra Verde Holdco with respect to Serra Verde Holdco’s ability to make or declare dividends or other distributions with respect to its Equity Interests in Middlebury Merger Sub Ltd.; (B) contractual restriction agreed to by a Subsidiary of Serra Verde Holdco with respect to such Subsidiary’s ability to make or declare dividends or other distributions; (C) Lien granted by Serra Verde Holdco or such a Subsidiary, or any foreclosure on such a Lien; and (D) any transfer of the Equity Interests in Middlebury Merger Sub Ltd., as a result of the exercise of the call option pursuant to the Serra Verde Call Option Agreement, in each case, shall be deemed not to constitute a restriction on the ability of Serra Verde Holdco to make dividends or other payments or distributions to USARE LLC;

(x) enter into any transaction of merger or consolidation for which Serra Verde Holdco shall not be the surviving entity of such transaction without the prior written consent of the Department;

(xi) amend or modify its Organizational Documents if such change could reasonably be expected to affect its ability to declare, make, or authorize any dividend or any other payment or distribution of cash or Property to USARE LLC;

(xii) amend or modify its legal form, its accounting policies, its reporting practices, its Fiscal Year or its capital structure (including the issuance of any options, warrants or other rights with respect thereto), in each case, if such change could reasonably be expected to have a Material Adverse Effect on the Department’s rights to receive any payments under the Financing Documents; or

(xiii) engage directly or indirectly in any business other than as a holding company for Middlebury Merger Sub Ltd. and its Subsidiaries after giving effect to the Serra Verde Acquisition.

8.2.28 Permitted Convertible Loan Notes. No later than five (5) Business Days after the date of issuance of any Permitted Convertible Loan Note, the Recipient shall deliver to the Department a true and correct copy thereof, as certified by an Authorized Officer of the Recipient.

8.2.29 Working Capital Facility. The Recipient shall deliver to the Department a true and correct copy, as certified by an Authorized Officer of the Recipient, of all credit documentation entered into in connection with any Working Capital Facility, as and when such Working Capital Facility is required to be entered into in accordance with the Disbursement Milestone Schedule and in any event no later than June 30, 2027.

8.2.30 Indian Ocean Rare Metals. Each Recipient Party covenants and agrees that:

(a) such Recipient Party shall ensure that as promptly as possible and in any event no later than the date falling fourteen (14) months after the Award Date (or such later date as the Department may approve in writing in its sole discretion), Indian Ocean Rare Metals shall have completed its liquidation and winding up and shall have delivered, or caused to be delivered, evidence to the Department (in form and substance satisfactory to it) of the same.

8.2.31 Reimbursement of Funds for LCM Europe. If any Recipient Party makes a Permitted LCM Europe Investment in reliance on clause (c) of the definition thereof, then such Recipient Party shall (a) ensure that, by no later than the scheduled funding date with respect to the applicable LCM Europe Committed Capital (or applicable portion thereof) as set forth in the agreement governing such LCM Europe Committed Capital (as in effect on the date approved by the Department in accordance with the definition thereof), the Recipient receives a reimbursement of such Permitted LCM Europe Investment from LCM Europe in an aggregate amount at least equal to the portion of such LCM Europe Committed Capital that is scheduled to be funded on such scheduled funding date and (b) no later than five (5) Business Days after such scheduled funding date, deliver evidence to the Department, in form and substance satisfactory to it, of such reimbursement; provided that, if the applicable counterparty fails to fund all or any portion of the LCM Europe Committed Capital on such scheduled funding date, then such Recipient Party’s failure to receive such a reimbursement shall not constitute a breach of this Section 8.2.31 if within thirty (30) days after such scheduled funding date, the Recipient (x) obtains Excluded LCM Europe Equity Proceeds in an amount at least equal to the amount of LCM Europe Committed Capital that was not so funded on such scheduled funding date and (y) delivers evidence to the Department, in form and substance satisfactory to it, of the receipt of such Excluded LCM Europe Equity Proceeds.

8.2.32 Hamer LLC. Each Recipient Party shall, as soon as practicable (and in any event within thirty (30) days) after the closing of the TMRC Acquisition:

(a) cause Hamer LLC to execute and deliver to the Department a joinder to this Agreement in form and substance satisfactory to the Department; and

(b) ensure that the Department shall have received a true and correct copy of the Organizational Documents of Hamer LLC.

8.2.33 Magnet Purchase CommitmentsSection 8.3.. With respect to the Stillwater Magnet Project and the Magnet Project 2, it shall ensure that at all times on and following the date of achievement of any Disbursement Milestone for which a minimum aggregate Magnet Purchase Commitment of any Product is required in accordance with the Disbursement Milestone Schedule, the relevant Recipient Parties shall maintain in full force and effect, and comply with the terms of, Magnet Purchase Commitments evidencing commitments for the sale of the relevant Product in an aggregate sales volume of no less than the minimum cumulative amount specified for such Disbursement Milestone in the Disbursement Milestone Schedule.

The Recipient shall deliver true and correct copies to the Department of all Magnet Purchase Commitments no later than five (5) Business Days following the execution thereof by the relevant Recipient Party.

Article 9

Negative Covenants

Each Recipient Party covenants and agrees that during the Period of Performance, unless the Department waives compliance in writing:

Section 9.1. Prohibited Persons; Foreign Entities of Concern.

(a) Each Recipient Party shall not become (whether through a transfer or otherwise) a Prohibited Person or a Foreign Entity of Concern.

(b) No Recipient Party shall use, or permit to be used, any proceeds of any Disbursement, or lend, contribute, or otherwise make available such funds to any Person:

(i) to fund any activities or business of or with any Prohibited Person, or in or with any Sanctioned Country; or

(ii) in any other manner that would result in a violation of Sanctions, Export Control Laws, Anti-Money Laundering Laws, or Anti-Corruption Laws by any Person.

Section 9.2. Debarment Regulations.

(a) Unless authorized by the Department in writing, no Recipient Party shall enter into any transactions in connection with the construction, operation or maintenance of any Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

(b) No Recipient Party shall fail to comply with any or all Debarment Regulations in a manner that results in such Recipient Party being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any Debarment Regulations.

Section 9.3. Affiliate Transactions.

No Recipient Party shall, directly or indirectly:

(a) enter into any transaction or series of related transactions related to any Project with any Affiliate at prices or on terms and conditions less favorable to such Recipient Party than as would reasonably be obtained on an arm’s-length basis from unrelated third parties;

(b) except as permitted pursuant to paragraph (a) above, enter into any transaction or series of related transactions related to any Project with any Affiliate other than any transaction contemplated in a contract or agreement set forth on Schedule D (Affiliate Transactions); or

(c) establish any sole and exclusive purchasing or sales agency, or enter into any transaction, whereby any Recipient Party might pay more than the fair market value for products or services of others with respect to any Project provided that this Section 9.3 shall not apply to transactions solely among Recipient Parties.

Section 9.4. Merger; Disposition; Sharing of Assets; Transfer.

No Recipient Party shall, and shall not agree to or permit any other Recipient Party to:

(a) enter into any transaction of merger or consolidation for which a Recipient Party shall not be the surviving entity of such transaction without the prior written consent of the Department; or

(b) carry out a Disposition of all or any part of its ownership interests in any Project or any other part of its business or Properties (other than the Trust Property, which shall be governed by Article 6 (Title to Trust Property)) of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now or hereafter acquired except for Permitted Dispositions.

Section 9.5. Environmental Laws.

The Recipient shall not, and shall ensure that each other Recipient Party and any Person acting on behalf of any of the foregoing shall not, undertake any action or Release any Hazardous Substances in violation of any Environmental Law or construct, operate or otherwise carry out any Project or part thereof in any manner that would pose a hazard to public health or safety or to the environment or violate any Environmental Law in any material respect.

Section 9.6. Telecommunication and Video Surveillance.

The Recipient shall not, and shall cause any contractors or subrecipients of proceeds of any Award not to, obligate or expend any proceeds of any Award to procure or obtain, or extend or renew a contract to procure or obtain, covered telecommunication and video surveillance services or equipment as described in Section 889 of the National Defense Authorization Act of 2019 (Pub. L. No. 115- 232).

Section 9.7. No Subawards.

The Recipient shall not enter into any construction Subawards for any part of any Award to any agency or employee of the Department or to any other federal employee, department, agency, or instrumentality, without the Department’s prior written consent.

Section 9.8. No Indebtedness.

The Recipient shall not incur, assume, guarantee or permit to exist, or otherwise become liable for, Indebtedness other than Permitted Indebtedness.

Section 9.9. Accounting Policies; Corporate Form.

The Recipient shall not amend or modify its accounting policies, reporting practices, or corporate form if such change could reasonably be expected to have a Material Adverse Effect on the Department’s rights to receive any payments under the Financing Documents.

Section 9.10. Stock Buyback and Dividend Restrictions.

The Recipient covenants and agrees that, from Award Date until the date that is five (5) years after the Award Date, the Recipient shall not conduct stock buybacks or issue dividends, except:

(a) the declaration and payment of dividends or other distributions to any Recipient Party by any Subsidiary thereof;

(b) (x) the payment of interest on Permitted Convertible Loan Notes or (y) the payment of principal under Permitted Convertible Loan Notes on the scheduled maturity date thereof;

(c) the declaration and payment of payment-in-kind dividends on the shares of the Recipient’s Series A preferred stock that are outstanding as of the Award Date; or

(d) the declaration and payment of payment-in-kind dividends on the shares of the Recipient’s convertible stock (but excluding, for the avoidance of doubt, any Permitted Convertible Loan Note) issued after the Award Date in order to raise the equity amounts required pursuant to this Agreement.

Section 9.11. Serra Verde Acquisition.

The Recipient shall not enter into, consent to, or otherwise permit to be made any amendment, modification or supplement to the Serra Verde Acquisition Agreement at any time on or following the Award Date without the prior written consent of the Department to the extent that such amendment, modification or supplement has the effect of (i) causing the cash consideration payable by the Recipient thereunder to exceed three hundred thirty million Dollars ($330,000,000) or (ii) increasing the amount of the Aggregate Stock Merger Consideration (as defined in the Serra Verde Acquisition Agreement) by greater than twenty percent (20%) of the Aggregate Stock Merger Consideration (as defined in the Serra Verde Acquisition Agreement) as in effect, and disclosed to the Department, as of the Award Date.

Section 9.12. Indian Ocean Rare Metals.

Each Recipient Party shall not permit Indian Ocean Rare Metals to encumber, pledge, mortgage, charge, grant any security interest over, or otherwise create any Lien on any of its assets to secure any Indebtedness for borrowed money, except with the prior written consent of the Department.

Article 10

Events of Default; Remedies

Section 10.1. Events of Default. The occurrence of any of the following events described in this Section 10.1 shall constitute an Event of Default. For the avoidance of doubt, each paragraph of this Section 10.1 shall operate independently, and the occurrence of any such event shall constitute an Event of Default.

10.1.1 Clawback Events.

(a) Project Completion Clawback Event. The Project Completion Date for any Project shall not have occurred by the applicable Project Completion Clawback Date.

(b) Technology Clawback Event. During the Technology Clawback Term for any Project, the Recipient or any Related Entity engages in any Joint Research or Technology Licensing activity in violation of the Guardrail Provisions.

(c) Expansion Clawback Event. During the Expansion Clawback Term, the Recipient or any Member of its Affiliated Group engages in any expansion of semiconductor manufacturing capacity in violation of the Guardrail Provisions.

(d) Authorized Purpose Clawback Event. The occurrence of an Event of Default under Section 10.1.3 (Other Breaches Under Financing Documents) with respect to Section 8.2.17 (Authorized Purpose).

(e) Property Disposition Clawback Event. Any Disposition of Trust Property in breach of Section 6.3 (Dispositions of Trust Property).

(f) Cumulative Disbursement Ratio Clawback Event. For any Project, the Actual Cumulative Disbursement Ratio calculated on the Project Completion Date after giving effect to all Disbursements for such Project is greater than the Scheduled Cumulative Disbursement Ratio for such Project.

10.1.2 Payment Defaults. Any Recipient Party fails to pay, in accordance with the terms of any Financing Document, any fee, charge or any other amount due under any Financing Document on or before the date such amount is due and such failure to pay shall continue unremedied for a period of fifteen (15) days after the date on which such amount was due.

10.1.3 Other Breaches Under Financing Documents.

(a) The Recipient fails to perform or observe any covenant, term or obligation described in any provision of Article 6 (Title to Trust Property), Section 8.2.8 (Equity Contributions), Section 8.2.10 (Intellectual Property), Section 8.2.15 (Federal Requirements), Section 8.2.19 (Key Person Requirements), Article 9 (Negative Covenants), or Article 2 (Program Requirements not Subject to Cure Period) of Annex D (Program Requirements).

(b) The Recipient fails to perform or observe any covenant, term or obligation described in any provision of Article 3 (Program Requirements subject to Cure Period) of Annex D (Program Requirements), subject to the cure period set forth therein.

(c) Any Recipient Party fails to perform or observe any covenant, term or obligation under this Agreement or any other Financing Document to which it is a party (other than any covenant, term or obligation expressly referred to in another provision of this Section 10.1.3), unless, such failure (i) could not reasonably be expected to have a Material Adverse Effect; and (ii) if capable of being remedied, has been remedied (as determined by the Department based on evidence in form and substance satisfactory to it) within (A) the relevant cure period, if any, specified for such term, covenant or agreement (as applicable) in such Financing Document; or (B) if no cure period is specified therein, thirty (30) days following such failure.

10.1.4 Cross Default. At any time during the Period of Performance, any of the Recipient Parties shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which such Recipient Party has outstanding at any time, any Indebtedness for Borrowed Money (other than the Guaranteed Loan (as defined in the Loan Guarantee Agreement)) in an aggregate amount in excess of fifty million Dollars ($50,000,000) (in the case of the Recipient) or fifty million Dollars ($50,000,000) (in the case of any other Recipient Party), in each case, for a period beyond any applicable grace period, or any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, such Indebtedness for Borrowed Money (other than the Guaranteed Loan (as defined in the Loan Guarantee Agreement)) in an aggregate amount in excess of fifty million Dollars ($50,000,000) (in the case of the Recipient) or fifty million Dollars ($50,000,000) (in the case of any other Recipient Party).

10.1.5 Unenforceability, Termination, Repudiation or Transfer of Any Financing Document. Prior to the Termination Date, any Financing Document at any time and for any reason: (a) is or becomes invalid, illegal, void or unenforceable or any party thereto (other than the Department) has repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement; (b) except as otherwise expressly permitted hereunder, ceases to be in full force and effect except at the stated termination date thereof, or shall be assigned or otherwise transferred or terminated by any party thereto (other than the Department) during the Period of Performance (other than with the prior written consent of the Department); or (c) is suspended, revoked or terminated (other than upon expiration in accordance with its terms when fully performed), or any party thereto (other than the Department) has given irrevocable notice of its intention to terminate except at the stated termination date thereof.

10.1.6 Required Approvals. At any time during the Period of Performance (a) the Recipient or any other Recipient Party fails to obtain, renew, maintain or comply in all material respects with any Required Approval; (b) any such Required Approval is rescinded, terminated (other than in accordance with its terms), suspended, withdrawn or withheld, is determined to be invalid or ceases to be in full force and effect (other than as a result of the termination of such Required Approval in accordance with its terms); (c) any such Required Approval is modified in a manner that materially adversely impacts any Recipient Party or any Project; or (d) any notice shall be issued or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying, withdrawing or withholding any such Required Approval and such proceedings have not been stayed, withdrawn or suspended within thirty (30) days.

10.1.7 Bankruptcy; Insolvency; Dissolution. Prior to the Termination Date:

(a) the commencement of any Insolvency Proceeding against the Recipient or any other Recipient Party, and such proceeding continues undismissed for a period of at least sixty (60) days;

(b) the institution by the Recipient or any other Recipient Party of any Insolvency Proceeding, or the admission by it in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due, or any other event has occurred that under any Applicable Law would have an effect analogous to any of those events listed above, or any action is taken by any such Recipient Party for the purpose of effecting any of the foregoing; or

(c) the dissolution of the Recipient or any other Recipient Party.

10.1.8 Attachment. At any time during the Period of Performance, an attachment or analogous process is levied or enforced upon or issued against any of the assets of any Recipient Party in excess of twenty-five million Dollars ($25,000,000) or which, in any case, could reasonably be expected to have a Material Adverse Effect.

10.1.9 Judgments. At any time during the Period of Performance, one or more Governmental Judgments shall be entered against (a) any Recipient Party or (b) any Key Person in connection with his or her employment by any Recipient Party with respect to the primary revenue generating activities of the Recipient Parties and, in either case, (i) such Governmental Judgments have not been vacated, discharged, satisfied or stayed or bonded pending appeal for any period of thirty (30) days, and the aggregate amount of all such Governmental Judgments outstanding at any time (except to the extent any applicable insurer(s) have acknowledged liability therefor) exceeds twenty five million Dollars ($25,000,000), or such Governmental Judgment could reasonably be expected to have a Material Adverse Effect; or (ii) such Governmental Judgment is in the form of an injunction or similar form of relief that is not satisfied or discharged for any period of thirty (30) days after the date of entry and requires suspension or Abandonment of operation of any Project; provided that, with respect to any Governmental Judgment entered against any Key Person, such Governmental Judgment shall not be an Event of Default hereunder if (A) such Key Person resigns or is terminated and a replacement Key Person is employed or engaged in accordance with Section 8.2.19(d) (Key Persons Requirements) and (B) upon and following the resignation or termination and replacement of such Key Person, no Material Adverse Effect would reasonably be expected to occur or be continuing.

10.1.10  Abandonment. At any time during the Period of Performance, any Recipient Party (a) Abandons any Project; (b) otherwise permanently ceases to pursue the construction or operation of any Project; or (c) relinquishes all possession and control of any Project.

10.1.11  Environmental Matters. At any time during the Period of Performance, (a) any material Action under or relating to any Environmental Law or asserting any Environmental Claim has been instituted against any Recipient Party or otherwise in connection with any Project; or (b) in connection with any Recipient Party or any Project, any Governmental Judgment is issued relating to any material Environmental Claim, Environmental Law or any Required Approval issued under any Environmental Law, and such Action or Governmental Judgment is not dismissed within thirty (30) days.

10.1.12  Force Majeure. At any time during the Period of Performance, an Event of Force Majeure shall occur and continue for a period of one hundred eighty (180) consecutive days; provided, that, no Event of Default shall occur pursuant to this Section 10.1.12 if the Recipient (a) has submitted to the Department within thirty (30) days following such Event of Force Majeure, a plan, in form and substance satisfactory to the Department, to overcome such Event of Force Majeure; and (b) has commenced the implementation of such plan within sixty (60) days following the date on which the Department has confirmed that such plan is satisfactory in accordance with clause (a) above and is diligently carrying out such plan in accordance with the terms thereof.

10.1.13  Misstatements; Omissions. At any time during the Period of Performance, any representation or warranty confirmed or made in any Financing Document by or on behalf of the Recipient or any other Recipient Party or in any certificate, Financial Statement or other document provided by or on behalf of any such Recipient Party to the Department or any Consultant in connection with the transactions contemplated by the Financing Documents shall be found to have been incorrect, false or misleading in any material respect when made or deemed to have been made.

10.1.14  Change of Control. At any time during the Period of Performance, a Change of Control occurs without the consent of the Department.

10.1.15  Certain Governmental Actions. At any time during the Period of Performance, any Governmental Authority: (a) lawfully condemns or assumes custody of all of the Property or assets (or a substantial part thereof) of any Recipient Party; or (b) takes lawful action to displace the management of any Recipient Party.

10.1.16  Compliance with Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. At any time prior to the Termination Date:

(a) the making or use of any Disbursement or any use of any proceeds of any Award violates, or causes any Person to violate, any Sanctions, Export Control Laws, Anti-Money Laundering Laws, or Anti-Corruption Laws;

(b) any violation by any Recipient Party of any Sanctions or any Export Control Laws, except for any actual or potential violations that involve only unintentional minor, technical infractions of an Export Control Law (including, for the avoidance of doubt, an Export Control Law which also constitutes a Sanction), which either (i) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, promptly resulted in the issuance of a warning or no action letter by BIS; or (ii) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority;

(c) any violation by any Recipient Party of any Anti-Money Laundering Laws, or Anti-Corruption Laws;

(d) any Recipient Party becomes a Prohibited Person; or

(e) any Principal Person of any Recipient Party becomes a Prohibited Person, unless such Recipient Party removes or replaces such Principal Person within thirty (30) days from such Recipient Party’s Knowledge of such occurrence.

10.1.17  Breach of the Lock-Up Agreement. Any party to the Lock-Up Agreement fails to perform or observe any covenant, term or obligation described in any provision thereof.

Section 10.2. Remedies for Events of Default. Subject to Section 10.3 (Automatic Acceleration) below, upon the occurrence and during the continuance of an Event of Default, the Department may, subject to the Federal Claims Collection Act of 1966, as amended, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by Applicable Laws), exercise one or more of the rights and remedies set forth below (in any combination or order that the Department may elect):

(a) provide the Recipient Party Agent with written notice specifying the nature and extent of the Event of Default and requiring the applicable Recipient Party to remedy the same in accordance with a corrective action plan in form and substance satisfactory to the Department;

(b) impose additional conditions pending implementation of any corrective actions required by the Department;

(c) suspend or terminate, all or any portion of, the Maximum Award Amount;

(d) temporarily withhold or suspend a Disbursement;

(e) terminate this Agreement and any Award;

(f) refuse, and the Department shall not be obligated, to review any Disbursement Request;

(g) with respect to a breach of any covenant of Article 6 (Title to Trust Property), enter into possession of the Trust Property (or any portion thereof) and perform any and all work and labor necessary to complete any Project, if applicable, and to operate and maintain any Project, or otherwise enforce its reversionary rights, lease, foreclose upon or take possession and cause the sale or Disposition of any Trust Property, and all sums expended by the Department or any Person on its behalf in taking any such action, together with interest on such amount in accordance with the Debt Collection Improvement Act, shall be repaid by the Recipient to such Person upon demand, notwithstanding that such expenditures may, together with the aggregate amount of Disbursements under the Applicable Award, exceed the amount of the total applicable Maximum Award Amount;

(h) set off and apply proceeds of any sale or Disposition of the Trust Property (or any portion thereof) to the satisfaction of the Department Obligations under all of the Financing Documents;

(i) take such other actions as the Department may reasonably require to provide for the care, preservation, protection, and maintenance of the Trust Property so as to enable the United States to achieve maximum recovery upon the occurrence of an Event of Default;

(j) with respect to an Event of Default under Section 10.1.1(a) (Project Completion Clawback Event), demand recovery on a progressive basis up to the full amount of the proceeds paid to the Recipient for the applicable Project in a manner to be determined and notified by the Department to the Recipient in connection with such demand; provided that, in establishing a progressive recovery schedule, the Department may consider the following factors, as determined by the Department:

(i) the time the Department estimates will be required beyond the Project Completion Clawback Date for the Recipient to achieve the Project Completion Date;

(ii) the likelihood, in the Department’s belief, that the Recipient can achieve the Project Completion Date;

(iii) the then-current production of the Projects relative to expected capacity;

(iv) the reasons for the delay in achieving the Project Completion Date, including economic cyclicality; and

(v) any other relevant factors determined by the Department;

provided, however, that notwithstanding the foregoing, in the event that the Recipient does not achieve the Project Completion Date by the Project Completion Clawback Date, in no instance shall the Department recover more than twenty percent (20%) of the Disbursements paid to the Recipient if the Recipient is expected to achieve the Project Completion Date within one (1) year after the Project Completion Clawback Date;

(k) with respect to an Event of Default under Section 10.1.1(b) (Technology Clawback Event) or Section 10.1.1(c) (Expansion Clawback Event), exercise the remedies, mitigation, and clawbacks available under Section 7 (Remedies, Mitigation and Clawbacks) of the Guardrail Provisions;

(l) with respect to an Event of Default under Section 10.1.1(e) (Property Disposition Clawback Event), demand recovery of an amount equal to the net proceeds from the relevant Disposition as a debt payable to the Department in a manner to be determined and notified by the Department to the Recipient in connection with such demand;

(m) with respect to an Event of Default under Section 10.1.1(f) (Cumulative Disbursement Ratio Clawback Event) for a Project, demand recovery of a portion of the Disbursements for the Project in the amount required to cause the Actual Cumulative Disbursement Ratio, calculated on the Project Completion Date for such Project after giving effect to all Disbursements and any required return of a portion of such Disbursements, to equal the Scheduled Cumulative Disbursement Ratio for such Project, as a debt payable to the Department in a manner to be determined and notified by the Department to the Recipient in connection with such demand;

(n) with respect to any Fundamental Event of Default, demand recovery of all or part of the Disbursements paid to the Recipient as a debt payable to the Department in accordance with the terms of such demand;

(o) with respect to a breach of Section 8.2.6 (Eligible Uses of Funds), demand recovery of an amount equal to the proceeds of the relevant Disbursement used for Ineligible Uses of Funds in a manner to be determined and notified by the Department to the Recipient in connection with such demand;

(p) take such action available to the Department pursuant to the Civil False Claims Act (31 U.S.C. §§ 3729 – 3733);

(q) reject any current or future application for any CHIPS Incentives submitted by any Recipient Party or any Affiliate;

(r) initiate suspension or debarment proceedings in accordance with Applicable Law;

(s) exercise any other rights and remedies available under the Financing Documents or otherwise available under Applicable Law by appropriate proceedings, including to enforce the payment of any amount due and payable under the Financing Documents, to charge interest, penalties and administrative costs on overdue debts in accordance with the Debt Collection Improvement Act, for damages, or for the specific performance of any provision of this Agreement or any other Financing Document, as further set out in Section 10.4 (Specific Performance);

provided, however, that (i) for the occurrence of any Event of Default under Section 10.1.1(e) (Property Disposition Clawback Event), the Department shall be limited to the remedy set forth in Section 10.2(l) above; and (ii) the Parties agree that, where the Department is entitled to recover all or part of the Disbursements described in this Section 10.2, the Recipient shall be required to repay such amounts no later than one hundred twenty (120) days from the date on which the Department demands such payment.

Section 10.3. Automatic Acceleration. Upon the occurrence of any Event of Default referred to in any provision of Section 10.1.7 (Bankruptcy; Insolvency; Dissolution), (a) the Maximum Award Amount shall automatically be terminated; and (b) the full amount of the Disbursements theretofore disbursed and all other liabilities of the Recipient accrued hereunder shall automatically become due and payable as a debt to the Department, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Recipient hereby expressly waives.

Section 10.4. Specific Performance

(a) The Parties acknowledge and agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that any Recipient Party does not perform the provisions of this Agreement or any other Financing Document to which it is a party in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Department shall be entitled to an injunction, specific performance and/or other equitable relief of the following obligations under this Agreement: Section 8.1 (Reporting Covenants), Section 8.2.1 (Internal Controls; Monitoring and Reporting), 8.2.8 (Equity Contributions) Section 8.2.9 ( Equipment), Section 8.2.15(d) (Program Requirements), Section 8.2.15(e) (Davis-Bacon Act), Section 8.2.15(f) (Guardrail Provisions), Section 8.2.15(g) (Compliance with Whistleblower Protections), Section 8.2.16 (Code of Conduct; Conflict of Interest), Section 8.2.20 (Books, Records and Inspections; Accounting and Auditing Matters), Section 8.2.22 (SAM Registration), Section 8.2.24 (Close Out Procedure), Section 9.2 (Debarment Regulations), Section 9.3 (Affiliate Transactions.), Section 9.4 (Merger; Disposition; Sharing of Assets; Transfer), Section 9.6 (Telecommunication and Video Surveillance), Section 9.7 (No Subawards), Section 9.9 (Accounting Policies; Corporate Form) and Section 3.3 (Commitments to Worker and Community Investment) of Annex D (Program Requirements), in addition to any other remedy to which the Department may be entitled at law or in equity.

(b) Each Recipient Party agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that the Department has an adequate remedy at law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at law or in equity.

(c) In seeking (i) an injunction or injunctions to prevent breaches of this Agreement or any other Financing Document; (ii) to enforce specifically the terms and provisions of this Agreement or any other Financing Document; and/or (iii) other equitable relief, the Department shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

Section 10.5. Right of Set-Off. In addition to any rights now or hereafter granted under Applicable Laws or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Department is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Recipient Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any amounts owing by any Recipient Party to the Department to or for the credit or the account of the relevant Recipient Party against and on account of the liabilities of such Recipient Party to the Department under this Agreement.

Section 10.6. Department Rights. The Parties agree that each determination by the Department of any amount or fees payable hereunder shall be conclusive and binding for all purposes, absent manifest error.

Article 11

Miscellaneous

Section 11.1. Addresses. Except as otherwise set forth in Section 11.2 (Use of Websites), any communications, including any notices, between or among the parties to the Financing Documents shall be provided using the addresses listed in Schedule E (Addresses). All notices or other communications required or permitted to be given under the Financing Documents shall be in writing and shall be considered as properly given: (a) if delivered in person; (b) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; (d) if sent by facsimile or telecopy with transmission verified; or (e) if transmitted by electronic mail, to the electronic mail address set forth in Schedule E (Addresses). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day. Any Party has the right to change its address for notice under any of the Financing Documents to any other location by giving prior written notice to each of the other Parties in the manner set forth hereinabove.

Section 11.2. Use of Websites.

(a) Each Recipient Party hereby agrees that it shall provide to the Department all information, documents and other materials that it is obligated to furnish to the Department pursuant to the Financing Documents, including, inter alia, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding (i) any such communication that relates to service of process; (ii) any notice, certificate or other document required under the terms of the relevant Financing Document to be sent in a specific format or via a specific method; or (iii) any notifications, certifications or additional information submitted pursuant to the Guardrail Provisions (all such non-excluded communications being referred to herein collectively as “Communications”), by posting the Communications, in an electronic or soft medium in a format acceptable to the Department and using procedures acceptable to the Department, on Salesforce or a substantially similar electronic transmission system used by the Department and that is notified in writing to the Recipient (the “Platform”). In addition, the Recipient agrees to continue to provide the Communications to the Department in any other manner specified in the Financing Documents, but only to the extent requested by the Department. If, at any point, the Platform is not available, each Recipient Party shall provide Communications to the Department pursuant to Section 11.1 (Addresses).

(b) The Department may, but is not obligated to, furnish all notices, requests, demands, information or other communication (other than service of process) to the Recipient Parties under the Financing Documents by posting them on the Platform. Nothing herein shall prejudice the right of the Department to give any notice, request, demand, information or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

(c) Any communication or document as specified in paragraph (a) or (b) above made or delivered by one party to another shall be effective only when actually made available in readable form on the Platform.

(d) Any communication or document that becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the party to whom the relevant communication or document is made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

Section 11.3. Further Assurances. Each Recipient Party shall execute and deliver to the Department such additional documents and take such additional actions as the Department may reasonably require to carry out the purposes of the Financing Documents or that the Department may reasonably request in writing to: (a) cause the Financing Documents to be properly executed, binding and enforceable in all relevant jurisdictions; (b) maintain the Federal Interest; and (c) enable the Department to preserve, protect, exercise and enforce all other rights, remedies, or interests granted or purported to be granted under the Financing Documents.

Section 11.4. Non-Discrimination. No person in the United States may, on the ground of race, color, national origin, handicap, age, religion, or sex, be excluded from participation in, be denied the benefits of, or be subject to discrimination under, this Agreement.

Section 11.5. Waiver and Amendment.

(a) No failure or delay by the Department in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any rights, powers, or remedies of the Department. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy.

(b) The rights, powers or remedies provided for herein are, to the extent permitted by Applicable Law, cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Financing Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy.

(c) Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated unless such amendment, waiver, discharge, or termination is in writing and executed by the Recipient Party Agent and the Department; provided that the Department may, in its sole discretion, elect to unilaterally waive any Recipient Party’s non-compliance with any provision of this Agreement, including but not limited to the occurrence or continuance of any Event of Default hereunder, or provide any consent under this Agreement by executing such waiver or consent in writing and delivering it to the Recipient Party Agent.

(d) Any waiver of any Project Completion Clawback Date shall be subject to the waiver of the Secretary and congressional notification pursuant to 15 U.S.C. § 4652(a)(5)(D).

Section 11.6. Entire Agreement. This Agreement, including any agreement, document, or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior drafts, discussions, term sheets, commitments, negotiations, agreements, and understandings, oral or written, of the Parties in respect to the subject matter of this Agreement.

Section 11.7. Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with, Federal Law. To the extent that Federal Law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the Parties that the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing federal rule of decision.

Section 11.8. Severability. In case any one or more of the provisions contained in any Financing Document should be illegal, invalid, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Parties hereto shall engage the parties to the Financing Documents to enter into good faith negotiations to replace the illegal, invalid, or unenforceable provision with a provision as similar in its terms and purpose to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 11.9. Limitation on Liability. No claim shall be made by any Recipient Party against the Department or any of their Affiliates, directors, employees, attorneys, or agents, including the Consultants, for any special, indirect, consequential, or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and each Recipient Party hereby waives, releases, and agrees not to sue upon any such claim for any such damages, whether or not accrued, and whether or not known or suspected to exist in its favor.

Section 11.10. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY RECIPIENT PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. EACH OF THE PARTIES REPRESENTS THAT IT HAS DISCUSSED THIS WAIVER OF RIGHT TO JURY WITH ITS COUNSEL, UNDERSTANDS THE RAMIFICATIONS OF SUCH WAIVER, AND KNOWINGLY AND VOLUNTARILY AGREES TO THIS WAIVER.

Section 11.11. Consent to Jurisdiction. By execution and delivery of this Agreement, each Recipient Party irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States in or for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its Property may be found; and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that nothing herein shall (i) affect the right of the Department to effect service of process in any other manner permitted by law; or (ii) limit the right of the Department to commence proceedings against or otherwise sue any Recipient Party or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(d) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of such Recipient Party’s obligation.

Section 11.12. Dispute Resolution.

11.12.1  Scope and Severability. Any disagreement, claim, misunderstanding, or dispute (collectively, a “Dispute”) between the Parties concerning any question of fact or law arising from, or in connection with, this Agreement, irrespective of whether such Dispute concerns an alleged breach of this Agreement or interpretation of this Agreement, may be raised by either Party under this Section 11.12, except that (a) any Dispute relating to any provision of this Agreement set forth in Section 11.12.9 (Exempt Provisions) shall not be subject to this Section 11.12; (b) this Section 11.12 shall be subject to and superseded by the rights and requirements of the Secretary under 15 CFR § 231.304 – 231.307, as applicable; and (c) no Party shall have the right to raise any matter as a Dispute arbitrarily or capriciously, or concerning a question of fact or law that has previously been raised (or in relation to which a substantially similar matter has already been raised) under this Section 11.12.

11.12.2  General Principles. If a Dispute arises, the Parties shall attempt to resolve the Dispute by discussion and mutual agreement as soon as practicable. In no event shall a Dispute that arose more than sixty (60) days prior to the notification made under Section 11.12.3 (Dispute Notice) constitute the basis for relief under this Section 11.12 unless the Department, at its sole discretion, waives this requirement. For the avoidance of doubt, failure of a Party to raise a Dispute within the sixty (60) day period prior to the notification made under Section 11.12.3 (Dispute Notice) shall not prejudice any judicial remedies available to such Party.

11.12.3  Dispute Notice. Upon failure to resolve a Dispute by mutual agreement of the Parties as described under Section 11.12.2 (General Principles), the aggrieved Party may document the Dispute by notifying the other Party (the “Responding Party”) in writing (such notice, a “Dispute Notice”), documenting the relevant facts, identifying unresolved issues, specifying the clarification or remedy sought, documenting the rationale as to why the clarification/remedy is appropriate, and identifying the type of event related to such Dispute in the column headed “Relevant Event” contained in the table set forth in Schedule F (Dispute Resolution) (any such event, a “Relevant Event”).

11.12.4  Referral to Initial Decision-Maker. The aggrieved Party shall deliver the Dispute Notice (the “Referral”) to (a) the “Department Initial Decision-Maker” identified in the table in Schedule F (Dispute Resolution) corresponding to the applicable Relevant Event if any Recipient Party is the aggrieved Party and (b) the “Recipient Initial Decision-Maker” identified in the table in Schedule F (Dispute Resolution) corresponding to the applicable Relevant Event if the Department is the aggrieved Party.

11.12.5  Decision by Initial Decision-Maker. During the ten (10) days after providing a Dispute Notice to the Responding Party in accordance with Section 11.12.4 (Referral to Initial Decision-Maker), the aggrieved Party may provide any other new relevant facts in writing to the Initial Decision-Maker of the Responding Party. Such Initial Decision-Maker shall conduct a review of the Dispute and render a decision in writing with respect to the Dispute within thirty (30) days of receipt of the Dispute Notice. The Initial Decision-Maker may make any reasonable inquiries to aid in the preparation of its decision with respect to the matter and seek extension of any applicable time limits, by mutual agreement of the Parties. Any decision issued by the Initial Decision-Maker shall be the final and binding decision of the Responding Party, unless the aggrieved Party shall, within ten (10) days from the receipt of the written decision of the Initial Decision-Maker, request escalation as provided by Section 11.12.6 (Escalation).

11.12.6  Escalation.

(a) Within ten (10) days of receipt of the written decision of the Initial Decision-Maker pursuant to Section 11.12.5 (Decision by Initial Decision-Maker) above, the aggrieved Party may submit a notice to the Responding Party (the “Escalation Notice”) requesting a formal consultation with (a) the “Department Escalation Decision-Maker” identified in the table in Schedule F (Dispute Resolution) corresponding to the applicable Relevant Event if the Recipient is the aggrieved Party and (b) the “Recipient Escalation Decision-Maker” identified in the table in Schedule F (Dispute Resolution) corresponding to the applicable Relevant Event if the Department is the aggrieved Party.

(b) The Escalation Notice shall be submitted by (i) the “Recipient Escalation Decision-Maker” identified in the table in Schedule F (Dispute Resolution) corresponding to the applicable Relevant Event if the Recipient is the aggrieved Party and (ii) the “Department Escalation Decision-Maker” identified in the table in Schedule F (Dispute Resolution) corresponding to the applicable Relevant Event if the Department is the aggrieved Party.

(c) Unless mutually agreed otherwise by the Parties, each Party’s Escalation Decision-Maker (or authorized designee thereof with full and final decision-making authority) shall meet in-person or electronically by video within thirty (30) days of receipt of the Escalation Notice, at a mutually convenient time and place (the “Escalation Decision-Maker Meeting”).

(d) The Responding Party’s Escalation Decision-Maker (or authorized designee thereof) shall submit a written decision with respect to the Dispute as soon as possible after the Escalation Decision-Maker Meeting, and in any event within one hundred eighty (180) days of the date of the Referral.

(e) The decision issued by the Responding Party’s Escalation Decision-Maker shall be the final and binding decision of the Responding Party.

11.12.7 Unresolved Dispute. In the event an aggrieved Party disagrees with the decision of the Responding Party’s Escalation Decision-Maker described in Section 11.12.6 (Escalation), or in the absence of any written decision by the Responding Party’s Escalation Decision-Maker (or authorized designee thereof) within one hundred eighty (180) days of the date of the Referral, either Party may pursue any right or remedy under the Financing Documents or provided by Applicable Law, provided that neither Party may pursue any such right or remedy prior to the date that is one hundred eighty (180) days after the date of the Referral (or such earlier date as may be mutually agreed by the Parties).

11.12.8 Stay of Remedies. During the pendency of any Dispute under this Section 11.12, each of the Department’s remedies (other than those remedies relating to a Dispute regarding an Event of Default in connection with the provisions under Section 11.12.9 (Exempt Provisions)) shall be stayed.

11.12.9 Exempt Provisions. The following provisions of this Agreement shall not be subject to this Section 11.12:

(a) Section 7.18(a) (Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Control Laws; Anti-Corruption; Anti-Money Laundering Laws);

(b) Section 8.2.15(b) (Prohibited Persons; Foreign Entities of Concern);

(c) Section 9.1(a) (Prohibited Persons; Foreign Entities of Concern);

(d) Section 10.1.4 (Cross Default);

(e) Section 10.1.7 (Bankruptcy; Insolvency; Dissolution);

(f) Section 10.1.14 (Change of Control);

(g) Section 10.1.16 (Compliance with Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws); and

(h) the Guardrail Provisions.

Section 11.13. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(b) No Recipient Party shall assign or otherwise transfer any of its rights or obligations under this Agreement or under any Financing Document without the prior written consent of the Department.

Section 11.14. Reinstatement. This Agreement and each other relevant Financing Document shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Recipient’s obligations hereunder, or any part thereof, is, pursuant to Applicable Laws or Governmental Judgment, rescinded or reduced in amount or must otherwise be restored or returned by the Department. In the event that any payment or any part thereof is so rescinded, reduced, restored, or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned, and this Agreement and each other relevant Financing Document shall remain in full force and effect until the indefeasible payment and discharge in full of such obligations.

Section 11.15. No Partnership; Etc. Nothing contained in this Agreement or in any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by, between, or among the Department and any Recipient Party or any other Person. The Department shall not be in any way responsible or liable for the indebtedness, losses, obligations, or duties of any Recipient Party or any other Person with respect to any Project or otherwise. All obligations to pay Real Property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation, or occupancy of any Project or any other assets and to perform all obligations under the agreements and contracts relating to any Project or any other assets shall be the sole responsibility of the Recipient Parties.

Section 11.16. Marshaling. The Department shall not be under any obligation to marshal any assets in favor of any Recipient Party or any other Person or against or in payment of any or all of the Department Obligations.

Section 11.17. Indemnification.

(a) The Recipient shall indemnify the Department and each of its officers, employees, attorneys and agents (each, an “Indemnified Party”) from and against any liabilities, obligations, losses, damages, penalties, claims, judgments, lawsuits, costs and expenses (other than attorneys’ costs and fees) (each, an “Indemnified Liability”) for which an Indemnified Party may become responsible because of a claim asserted by a third party related to any Award, the use of Disbursements, this Agreement, any Financing Document, or any Project; provided, that the Recipient shall not have any indemnification obligation hereunder if the third Party’s claim is based solely on the conduct of the Department (and no other Party) or arises from the bad faith, gross negligence or willful misconduct of any Indemnified Party (as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction).

(b) An Indemnified Party shall give timely notice to the Recipient of any action for which indemnification hereunder may be sought; provided that any failure to give such notice shall not release the Recipient from any of its indemnification obligations hereunder.

(c) The Recipient agrees that the Department has sole authority regarding the conduct of any litigation brought against any Indemnified Party and the Recipient agrees that the decisions of the Department regarding any such litigation, trial or settlement shall not relieve the Recipient of its indemnification obligations hereunder. The Department agrees that it will advise the Recipient regarding the conduct of any such litigation and that Recipient shall be given the opportunity at its own cost and expense to advise the Department of its views regarding such litigation, including any settlement related thereto. The Department agrees that it will not compromise or settle any Indemnified Liability, until it has advised the Recipient, as provided above, and has been authorized by the government official with authority to approve settlements pursuant to applicable rules. No provision herein shall restrict, modify or otherwise affect the authority of the United States to settle or compromise any claim according to Applicable Law.

(d) All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall be immediately due and payable by the Recipient.

Section 11.18. Counterparts; Electronic Signatures. This Agreement may be executed in one or more duplicate counterparts and when executed by all of the Parties shall constitute a single binding agreement. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement. Except to the extent Applicable Law would prohibit the same, make the same unenforceable, or affirmatively requires a manually executed counterpart signature: (a) the delivery of an executed counterpart of a signature page of this Agreement by emailed PDF or any other electronic means approved by the Department in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement; (b) the delivery of an executed counterpart of a signature page of this Agreement by emailed PDF or any other electronic delivery means approved by the Department in writing (which may be via email) that contains a DocuSign signature or, in the case of the Department’s signature, a digital signature associated with a Personal Identity Verification card, or any other electronic signature means approved by the Department in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement; and (c) if agreed by the Department in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by the Department in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.19. Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the Parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement or any other Financing Document.

Section 11.20. Termination; Survival.

(a) The terms and conditions of this Agreement and any Award, and all rights and obligations of the Parties thereunder, shall terminate on the Termination Date, unless otherwise extended by mutual written agreement of the Parties; provided however the termination of this Agreement and any Award on the Termination Date shall not affect any rights or remedies of any Party that have accrued prior to or on the Termination Date, or any obligations or liabilities of any Recipient Party that expressly survive the Termination Date as set forth in clauses (b) and (c) below or by Applicable Law.

(b) All representations and warranties made by any Recipient Party in any Financing Document or other documents delivered in connection therewith shall be considered to have been relied upon by the Department and shall survive the Termination Date.

(c) The provisions of (a) Section 3.2 (Net of Tax), Section 3.3 (Payment of Costs and Expenses), Section 10.1.1(c) (Expansion Clawback Event), Section 11.7 (Governing Law), Section 11.10 (Waiver of Jury Trial), Section 11.11 (Consent to Jurisdiction), Section 11.12 (Dispute Resolution), Section 11.14 (Reinstatement), and Section 11.17 (Indemnification); and (b) the Guardrail Provisions (excluding Section 2 (Prohibition on Certain Joint Research or Technology Licensing) and Section 7(d) (Remedies, Mitigation and Clawbacks) thereof) and all other provisions and definitions set forth in this Agreement required to give effect thereto, including, inter alia, Section 11.5 (Waiver and Amendment) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Department Obligations, the expiration or termination of any Award, or the termination of this Agreement or any provision hereof on the Termination Date.

(d) The provisions of each Equity Document, the Loan Guarantee Agreement, each Security Document, the Collateral Agency Agreement, and the Subordination and Intercreditor Agreement shall survive and remain in full force and effect regardless of the termination of this Agreement or any provision hereof on the occurrence of the Termination Date and, in each case, shall terminate solely in accordance with its terms.

Section 11.21. Recipient Party Agent

11.21.1  Recipient Party Agent Appointment, Acceptance and Authority. Each Recipient Party (other than the Recipient) hereby appoints and designates the Recipient to act as its representative and agent for all purposes under the Financing Documents (in such capacity, the “Recipient Party Agent”), including requests, delivery or receipt of communications, preparation and delivery of reporting materials, receipt and payment of Department Obligations, requests for waiver, amendments, consent, forbearances, and other accommodations, actions under the Financing Documents (including in respect of compliance with covenants), and all other dealings with the Department. The Recipient Party Agent hereby accepts such appointment.

11.21.2  Reliance. The Department shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Recipient Party Agent on behalf of any Recipient Party.

11.21.3  Agent Communications. The Department shall have the right, but not the obligation, to deal exclusively with the Recipient Party Agent for all purposes under the Financing Documents. Each Recipient Party agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking on its behalf by Recipient Party Agent shall be binding upon and enforceable against it.

11.21.4  Process Agent Appointment. Further for the term of this Agreement, each Recipient Party hereby appoints the Recipient Party Agent, as its agent for service of process to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other notice, document or process which may be served in such action, litigation or proceeding, and agree that failure of the Recipient Party Agent to give notice of any such service or process to any Recipient Party shall not impair or affect the validity of such service or of any judgment based thereon. Such service may be made by mailing or delivering a copy of such process to any Recipient Party in care of the Recipient Party Agent, and each Recipient Party hereby irrevocably authorizes and directs the Recipient Party Agent to accept such service on its behalf. As an alternative method of service, each Recipient Party also irrevocably consents to the service of any and all process in any such action, litigation or proceeding by the mailing of copies of such process to it at its address specified in Schedule F (Dispute Resolution). If the Recipient Party Agent becomes unable for any reason to act as agent for service of process, the applicable Recipient Party Agent shall promptly appoint a successor agent on terms reasonably acceptable to the Department.

Article 12

Guarantee

Section 12.1. Recipient Party Guarantee.

12.1.1 Each Recipient Party (other than the Recipient) (each such Recipient Party, for the purposes of this Article 12, a “Guarantor”) jointly and severally:

(a) irrevocably, absolutely and unconditionally guarantees to the Department, as a primary obligor and not merely as a surety, the due and punctual payment of the Department Obligations;

(b) agrees that the Department Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Department Obligation;

(c) waives presentment to, demand of, payment from and protest to any other Recipient Party of any of the Department Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment;

(d) agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not a guarantee of collection, and waives any right to require that any resort be had by the Department to any collateral security held for the payment of the Department Obligations or to any balance of any deposit account or credit on the books of the Department in favor of any other Recipient Party or any other Person;

(e) failure by any other Guarantor to make a payment as required during the effectiveness of this guarantee will give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises;

(f) agrees that, notwithstanding anything to the contrary herein or in any other Financing Document, the maximum liability of such Recipient Party under its guarantee hereunder shall not exceed an amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any equivalent provision of any other bankruptcy, insolvency, reorganization, receivership, moratorium or other Applicable Laws affecting creditors’ rights generally; and

(g) assumes all responsibility for being and keeping itself informed of the financial condition and assets of each other Recipient Party, and of all other circumstances bearing upon the risk of nonpayment of the Department Obligations and the nature, scope and extent of the risks that it assumes and incurs hereunder, and agrees that the Department will have no duty to advise it of information known to it or any of them regarding such circumstances or risks.

Section 12.2. No Discharge or Diminishment of Guarantee; Waivers.

(a) Except for termination of the Guarantor obligations as set forth in Section 12.4(a) ( Termination of Guarantee; Reinstatement) below, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Department Obligations or otherwise (other than defense of payment). Without limiting the generality of the foregoing, the obligations of any Guarantor hereunder, to the fullest extent permitted by Applicable Law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i) the failure of the Department to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Financing Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of any Financing Document or any other agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Department for the Department Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Department Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Department Obligations);

(vi) any illegality, lack of validity or enforceability of any Department Obligations;

(vii) any change in the corporate existence, structure or ownership of any other Recipient Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Recipient Party or any assets of such Recipient Party or any resulting release or discharge of any Department Obligations;

(viii) the existence of any claim, set-off or other rights that such Guarantor may have at any time against any other Recipient Party, the Department, or any other Person, whether in connection herewith or any unrelated transactions;

(ix) any action permitted or authorized hereunder; or

(x) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Department that might otherwise constitute a defense to, or a legal or equitable discharge of, the Recipient, any Guarantor, any other Recipient Party (if any) or surety.

(b) Each Guarantor expressly authorizes the Department to take and hold security for the payment and performance of the Department Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other Guarantors or obligors upon or in respect of the Department Obligations, all without affecting the obligations of such Guarantor hereunder.

(c) To the fullest extent permitted by Applicable Law, each Guarantor waives any defense based on or arising out of any defense of any other Recipient Party or the unenforceability of the Department Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Recipient Party, other than the payment in full in cash or immediately available funds of all the Department Obligations (other than contingent indemnity or expense reimbursement obligations as to which no claim has been made). The Department may, at its election, (i) foreclose on any security held by it by one or more judicial or nonjudicial sales; (ii) accept an assignment of any such security in lieu of foreclosure; (iii) compromise or adjust any part of the Department Obligations; (iv) make any other accommodation with any other Recipient Party; or (v) exercise any other right or remedy available to them against any other Recipient Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that the Department Obligations (other than contingent indemnity or expense reimbursement obligations as to which no claim has been made) have been paid in full in cash or in immediately available funds. To the fullest extent permitted by Applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Recipient Party, as the case may be, or any security.

Section 12.3. Agreement to Pay; Contribution; Subrogation.

(a) Without limitation of any other right that the Department has at law or in equity against any Guarantor, upon the failure of any Recipient Party to pay any Department Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises, jointly and severally, to and will forthwith pay in cash, or cause to be paid in cash, to the Department such unpaid Department Obligations upon demand, in Dollars.

(b) Upon payment by any Guarantor of any sums to the Department, all rights of such Guarantor against any other Recipient Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Department Obligations. In addition, any Indebtedness of any other Recipient Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Department Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such Indebtedness of any other Recipient Party, such amount shall be held in trust for the benefit of the Department and shall forthwith be paid to the Department to be credited against the payment of the Department Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Financing Documents.

(c) If any Guarantor at any time pays to the Department an amount less than the full amount of the Department Obligations then due and payable to the Department, without waiving any other rights in connection therewith, the Department may allocate and apply such payment in any way or manner and for such purpose or purposes as the Department in its sole discretion determines, notwithstanding any instruction that such Guarantor, the Recipient or any other Person may give to the contrary.

Section 12.4. Termination of Guarantee; Reinstatement.

(a) The obligations of each Guarantor hereunder shall terminate (other than the provisions hereof that by their express terms survive such termination) on the Termination Date.

(b) In connection with any termination or release pursuant to paragraph (a) above, the Department shall execute and deliver to the Recipient Party Agent or any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 12.4 shall be without recourse to, or warranty by, the Department.

(c) Notwithstanding the provisions of this Section 12.4, this Article 12 shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Department Obligations, or any part thereof, is, pursuant to Applicable Law or Governmental Judgment, rescinded, or reduced in amount or must otherwise be restored or returned by the Department. In the event that any payment or any part thereof is so rescinded, reduced, restored, or returned, such Department Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned, and this Agreement shall remain in full force and effect until the indefeasible payment and discharge in full of such Department Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

USA RARE EARTH, INC.,
as Recipient and Recipient Party

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

USA Rare Earth Project - Direct Funding Agreement Signature Page

USA RARE EARTH, LLC,
as Recipient Party

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

USA Rare Earth Project - Direct Funding Agreement Signature Page

USA RARE EARTH MAGNETS, LLC,
as Recipient Party

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

USA Rare Earth Project - Direct Funding Agreement Signature Page

ROUND TOP MOUNTAIN DEVELOPMENT, LLC,
as Recipient Party

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

USA Rare Earth Project - Direct Funding Agreement Signature Page

USA RARE EARTH REAL ESTATE, LLC,
as Recipient Party

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

USA Rare Earth Project - Direct Funding Agreement Signature Page

LACONIA INTERMEDIATE ACQUISITION SUB, INC.,
as Recipient Party

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

USA Rare Earth Project - Direct Funding Agreement Signature Page

LACONIA ACQUISITION SUB LIMITED,
as Recipient Party

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Director

USA Rare Earth Project - Direct Funding Agreement Signature Page

LCMG LIMITED,
as Recipient Party

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Director

USA Rare Earth Project - Direct Funding Agreement Signature Page

LESS COMMON METALS LIMITED,
as Recipient Party

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Director

USA Rare Earth Project - Direct Funding Agreement Signature Page

UNITED STATES DEPARTMENT OF COMMERCE, an agency of the Federal Government of the United States of America

By:	/s/ Bill Frauenhofer
Name:	Bill Frauenhofer
Title:	Executive Director,
Semiconductor Innovation and Investment

USA Rare Earth Project - Direct Funding Agreement Signature Page

Annex A

Definitions

“Abandonment” means, with respect to any Project, the relinquishment of possession and control of the relevant Project by any Recipient Party or its contractors or the complete cessation of work or activity for ninety (90) consecutive days (or one hundred twenty (120) non-consecutive days in any Fiscal Year) at the relevant Project, except as a result of the occurrence of an Event of Force Majeure, and the term “Abandon” shall have a correlative meaning.

“Action” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign or other regulatory body or any arbitrator.

“Actual Capex Amount” means, as of the Actual Milestone Completion Date for any Disbursement Milestone for any Project, the amount of Capital Expenditures certified in writing by the Recipient to the Department that have been incurred and paid by the relevant Recipient Party in respect of such Disbursement Milestone.

“Actual Cumulative Capex Amount” means, with respect to any Project and in connection with any requested Disbursement, the aggregate Actual Capex Amount for all Disbursement Milestones for such Project for which an Actual Milestone Completion Date has occurred, including the then-current Disbursement Milestone.

“Actual Cumulative Disbursement Amount” means, with respect to any Project and as of any date of determination, the aggregate amount of Disbursements made to the Recipient for such Project as of such date.

“Actual Cumulative Disbursement Ratio” means, with respect to any Project and as of any date of determination, the ratio, expressed as a percentage, equal to (a) the Actual Cumulative Disbursement Amount for such Project as of such date divided by (b) the Actual Cumulative Capex Amount for such Project as of such date.

“Actual Milestone Completion Date” means, with respect to any Disbursement Milestone for any Project, the date on which the relevant Recipient Party has actually completed such Disbursement Milestone, as such date is confirmed by the Department after the receipt of the applicable Disbursement Request.

“Additional Project” means either the Magnet Project 2 or the Metal Project 2, as context may require.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person.

“Agreement” has the meaning given to that term in the preamble hereto, which agreement states the terms and conditions by which the Secretary agrees to make an Award available to the Recipient and the obligations and duties of the Recipient Parties in connection therewith and satisfies the meaning as “Required Agreement” in 15 C.F.R. § 112.

“ALTA” means the American Land Title Association headquartered in Washington D.C.

Annex A-1

“ALTA Survey” means, with respect to any Project, the ALTA or NSPS survey delivered with respect to the applicable Project Site for such Project prior to the first Disbursement Date pursuant to the Financing Documents.

“Anti-Corruption Laws” means all laws, rules, regulations, or orders with jurisdiction over any Recipient Party, any Major Project Participant or any Project concerning or relating to bribery or corruption in the public or private sector, including, the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Patriot Act, the Anti-Money Laundering Act of 2020, the Money Laundering Control Act, the rules and regulations thereunder and any similar Applicable Laws relating to money laundering, terrorist financing, or financial recordkeeping and recording requirements administered or enforced by any United States of America governmental agency, or any other jurisdiction in which any Recipient Party operates or conducts business.

“Anticipated Completion Date” means, with respect to any Disbursement Milestone for any Project, the relevant date set forth in Part Two of the Disbursement Milestone Schedule for such Project in the Disbursement Milestone Schedule under the column entitled “Anticipated Completion Date” in the row corresponding to such Disbursement Milestone.

“Applicable Accounting Requirements” means: (a) with respect to the Recipient and each Recipient Party, GAAP; and (b) with respect to any other Person, GAAP or IFRS, as the case may be.

“Applicable Award” means:

(a)	with respect to the Round Top Mine Project, the Round Top Mine Project Award;

(b)	with respect to the Stillwater Magnet Project, the Stillwater Magnet Project Award;

(c)	with respect to the Stillwater Metal Project, the Stillwater Metal Project Award;

(d)	with respect to the Magnet Project 2, the Magnet Project 2 Award; and

(e)	with respect to the Metal Project 2, the Metal Project 2 Award.

“Applicable Law” means, with respect to any Person, any constitution, statute, law, rule, regulation, code, ordinance, treaty, judgment, order or any published directive, guideline, requirement or other governmental rule or restriction that has the force of law, or any determination or interpretation of any of the foregoing by any Governmental Authority having jurisdiction over or a judicial authority, that is binding on such Person or any of its properties, whether in effect as of the date of this Agreement or as of any date hereafter.

“Application” has the meaning given to the term in the recitals hereto.

“ASAP” has the meaning given to the term in Section 2.2.1 (ASAP System).

“Authorized Officer” means:

(a)  with respect to any Person that is (i) a corporation, the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, any Person holding equivalent positions in such corporations, or any other Financial Officer of such Person; (ii) a partnership, each general partner of such Person or the chairman, chief executive officer, president, a vice president, an assistant vice president, treasurer, an assistant treasurer, any Person holding equivalent positions in such partnership, or any other Financial Officer of a general partner of such Person; or (iii) a limited liability company, the manager, managing partner or duly appointed officer of such Person, the individuals authorized to represent such Person pursuant to the Organizational Documents of such Person, or the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, any Person holding equivalent positions in such corporations, or any other Financial Officer of the manager or managing member of such Person; and

Annex A-2

(b)  with respect to any Recipient Party, only those individuals holding any of the foregoing positions whose name appears on the certificate of incumbency delivered to the Department, as such certificate of incumbency may be amended from time to time to identify the individuals then holding such offices and the capacity in which they are acting.

“Authorized Purpose” means (a) with respect to the Round Top Mine Project, the construction and operation of the applicable Facility for the purpose of rare earth mining and processing; (b) with respect to the Stillwater Magnet Project, the expansion, modernization, and operation of the applicable Facility for the purpose of magnet-making; (c) with respect to the Stillwater Metal Project, the construction, expansion, modernization, and operation of the applicable Facility for purposes of strip casting and metal making; (d) with respect to the Magnet Project 2, the construction, expansion, modernization, and operation of the applicable Facility for the purpose of magnet-making; and (e) with respect to the Metal Project 2, the construction, expansion, modernization, and operation of the applicable Facility for purposes of strip casting and metal making.

“Available Disbursement Amount” has the meaning given to that term in Section 2.2.6 (Disbursement Amount).

“Award” means any CHIPS Incentive provided by the Department to the Recipient pursuant to terms of the CHIPS Act and the Financing Documents.

“Award Date” means the date on which this Agreement is executed by the Department and the Recipient Parties.

“Award Date Investment Policy” has the meaning given to that term in Section 4.18 (Award Date Investment Policy).

“Award Date Key Person” means any individual person named in Schedule H (Key Person Schedule) hereto.

“Award Date Key Person A” means the Award Date Key Person named in Part A of Schedule H (Key Person Schedule) hereto.

“Award Date Key Person B” means the Award Date Key Person named in Part B of Schedule H (Key Person Schedule) hereto.

“Award Date Key Person C” means each Award Date Key Person named in Part C of Schedule H (Key Person Schedule) hereto.

“Award Date Key Person Group C” means, collectively, each Award Date Key Person named in Part C of Schedule H (Key Person Schedule) hereto.

“Award Handbook” means the CHIPS Incentives Program Award Phase Overview Handbook, dated January 2025, as updated from time to time, available here: CHIPS Award Phase Overview.

Annex A-3

“Base Case Financial Model” means the base case financial model delivered by the Recipient, and approved by the Department, in connection with the Award Date pursuant to Section 4.3 (Financial Model; Sources and Uses Plan; Budget; Schedule), as the same may be amended, updated, or otherwise supplemented in accordance with the terms of the Financing Documents.

“BIS” means the Department’s Bureau of Industry and Security.

“Body of Information” means (a) a Member of Congress or a representative of a committee of Congress; (b) the OIG; (c) the Government Accountability Office; (d) a Federal employee responsible for management of the Award; (e) an authorized official of the Department of Justice or other law enforcement agency; (f) a court or grand jury; or (g) a management official or other employee of any Recipient Party who has the responsibility to investigate, discover, or address misconduct subject to whistleblower protections.

“Business Day” means any day other than Saturday, Sunday or other day on which either the Department of Treasury or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” means all expenditures that should be capitalized in accordance with the Applicable Accounting Requirements.

“Capital Lease” means, for any Person, any lease of (or other agreement conveying the right to use) any Property of such Person that would be required, in accordance with the Applicable Accounting Requirements, to be capitalized and accounted for as a capital lease on a balance sheet of such Person.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means that any of the following shall have occurred: (a) the Parties shall have received written notice from CFIUS that the transactions contemplated by this Agreement do not constitute a “covered transaction” under the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018; (b) after the completion of any review or investigation under the Defense Production Act, as amended by the Foreign Investment Production Act of 2018, the Parties shall have received written notice from CFIUS that there are no unresolved national security concerns and all action under the Defense Production Act is concluded with respect to the transactions contemplated by this Agreement; or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and either (i) the President has not taken any action within fifteen (15) days from the date the President received the report from CFIUS; or (ii) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement.

“Change of Control” means the occurrence of any one of the following:

(a)  with respect to the Recipient, the occurrence, in a single transaction or in a series of related transactions, of any of the following without the consent of the Department: any Person or group (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of Equity Interests of the Recipient representing more than thirty five percent (35%) of either (i) the aggregate voting power of the issued and outstanding Equity Interests entitled to vote pursuant to the Recipient’s Organizational Documents (the “Outstanding Voting Interests”) of the Recipient or (ii) the economic value of the issued and outstanding Equity Interests of the Recipient;

Annex A-4

(b)  with respect to any Recipient Party or LCM Europe:

(i) a Prohibited Person or a Foreign Entity of Concern acquires Control of such Recipient Party or LCM Europe;

(ii) (other than with respect to Round Top Mountain Development, LLC, Less Common Metals, and LCM Europe) the Recipient ceases to hold and Control, directly or indirectly, one hundred percent (100%) of both the Outstanding Voting Interests and the economic value of the issued and outstanding Equity Interests;

(iii) (other than with respect to the Recipient, Less Common Metals, and LCM Europe) the Recipient ceases to Control, directly or indirectly, such Recipient Party;

(c) with respect to Round Top Mountain Development, LLC, the Recipient ceases to hold and Control, directly or indirectly, (i) eighty one percent (81%) of both the Outstanding Voting Interests and the economic value of the issued and outstanding Equity Interests and (ii) any additional Outstanding Voting Interests or economic value of the issued and outstanding Equity Interests that the Recipient may acquire, directly or indirectly, after the Award Date; or

(d)  with respect to Less Common Metals or LCM Europe, the Recipient ceases to hold and Control, directly or indirectly, at least seventy-five percent (75%) of both the Outstanding Voting Interests and the economic value of the issued and outstanding Equity Interests.

“CHIPS Act” means Title XCIX—Creating Helpful Incentives to Produce Semiconductors for America of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (Pub. L. 116-283), as amended by the CHIPS Act of 2022 (Division A of Pub. L. 117-167).

“CHIPS Incentives” means the provision of direct funding (via grants, cooperative agreements, or other transactions), loans and loan guarantees as described in the NOFO.

“CHIPS Incentives Program” has the meaning given to that term in the Recitals.

“CHIPS Program Office” means the office of the Department overseeing the administration of the CHIPS Incentives Program.

“Clawback Event” means any of the events described in 10.1.1 (Clawback Events.).

“Collateral Agency Agreement” has the meaning given to the term in the Loan Guarantee Agreement.

“Collateral Agent” has the meaning given to the term in the Loan Guarantee Agreement.

“Communications” has the meaning given to that term in Section 11.2 (Use of Websites).

“Comptroller General” means the Comptroller General of the United States.

“Conflict of Interest” means the occurrence of any of the following:

(a)  participation by an Interested Party in a matter that has a direct and predictable effect on the Interested Party’s personal or financial interests, which may include employment, stock ownership, a creditor or debtor relationship, or prospective employment with the organization selected or to be selected for a Subaward;

Annex A-5

(b)  an appearance that an Interested Party’s objectivity in performing his or her responsibilities under the applicable Project is impaired; and

(c)  non-financial gain to an Interested Party, such as benefit to reputation or prestige in a professional field.

“Consolidated” or “Consolidated Basis” means

(a) with respect to any Financial Statements of any Person to be delivered hereunder, such statements on a consolidated basis in accordance with applicable principles of consolidation in accordance with the Applicable Accounting Requirements, including the consolidation adjustments customarily applied to avoid double counting of transactions among any of the relevant consolidated entities; and

(b) with respect to any financial item of any Recipient Party, any financial calculation to be made hereunder or any financial covenant compliance to be assessed hereunder or under any other Financing Document (including, inter alia, Section 8.2.18 (Liquidity Requirements) hereof), that such item, calculation or assessment shall be made by reference to the sum of all amounts of similar nature reported in the relevant Financial Statements of each of the entities whose accounts are to be consolidated with the accounts of such Person in accordance with the Applicable Accounting Requirements, other than any such entities which are not a Recipient Party (including, as of the Award Date, any of Serra Verde Holdco, LCM Europe, Middlebury Merger Sub Ltd., or any subsidiary thereof), plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those relevant entities, including the Recipient.

“Construction and Tool Installation Budget” means, with respect to any Project, the budget delivered by the Recipient to the Department on or about the Award Date, as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with this Agreement.

“Construction Contract” means, with respect to each Project, collectively:

(a)  each construction contract entered into between any Recipient Party and a construction contractor in connection with the construction of any Project; and

(b)  any other document designated in writing as a Construction Contract by the Recipient and the Department for such Project.

“Consultants” means, collectively, (a) Clifford Chance US LLP, as legal counsel to the Department; and (b) any other advisor, legal counsel or consultant retained by the Department from time to time in connection with the Award, any Project or the Financing Documents.

“Contingent Obligations” means as to any Person, any obligation of such Person with respect to any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, as a guarantee or otherwise:

(a)  for the purchase, payment or discharge of any such primary obligation;

(b)  to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, including the obligation to make take-or-pay or similar payments;

(c)  to advance or supply funds;

Annex A-6

(d)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor;

(e)  to purchase Property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

(f)  otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including with respect to letter of credit obligations, swap agreements, foreign exchange contracts and other similar agreements (including agreements relating to derivative instruments), provided that, the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); and the words “Controlling,” “Controlled,” and similar constructions shall have correlative meanings.

“Cumulative Equity Raised” means, as of any date of determination and without duplication, the aggregate amount of cash received by the Recipient on or prior to such date, but in no event prior to January 1, 2026, for (a) the issuance of any capital stock or other securities exercisable for or exchangeable into shares of capital stock; (b) the exercise of any warrants; (c) net proceeds received by the Recipient from the issuance of Permitted Convertible Loan Notes; and (d) capital raised by the Recipient by any other means but excluding, in each case, any capital raised via Indebtedness other than the Permitted Convertible Loan Notes; provided that, Cumulative Equity Raised shall exclude Excluded LCM Europe Equity Proceeds.

“Customer Agreements” means any contract entered into by any Recipient Party for the sale of Product produced by any Project.

“Data Protection Laws” means any and all foreign or domestic (including U.S. federal, state and local) Applicable Laws relating to the privacy, security, notification of breaches, Processing of any data or information that identifies or can be used to identify an individual, household or device, whether directly or indirectly, in each case, in any manner applicable to any Recipient Party or any Subsidiary of any Recipient Party.

“Davis-Bacon Act” has the meaning given to the term in Annex E (Davis-Bacon Act Requirements).

“Debarment Regulations” means all of the following:

(a)  OMB Guidelines to Agencies on Government-wide Debarment and Suspension (Non-procurement) (2 C.F.R. Part 180); and

(b)  Debarment, Suspension, and Ineligibility (48 C.F.R. Subpart 9.4).

Annex A-7

“Debt Collection Improvement Act” means the Debt Collection Improvement Act of 1996, as amended from time to time.

“Defense Production Act” means the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA).

“Department” has the meaning given to the term in the preamble hereto.

“Department Obligations” means all amounts, without duplication, owing to the Department under the Financing Documents, including:

(a)  any payments, interest, charges, expenses, fees, attorneys’ or other Consultants’ fees and disbursements, indemnities and other amounts payable by any Recipient Party under any Financing Document and any reimbursement amounts in respect of any of the foregoing that the Department may elect to pay or advance on behalf of such Recipient Party;

(b)  all liabilities, and obligations, howsoever arising, owed by any Recipient Party under the Financing Documents or otherwise to the Department (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Financing Documents, including all interest, fees and Periodic Expenses chargeable to any Recipient Party and payable by such Recipient Party hereunder or thereunder; and

(c)  any and all sums advanced by the Department in order to preserve the Trust Property or preserve the Department’s Federal Interest in the Trust Property.

“Direct Funding” means direct funding under the NOFO in the form of an other transaction.

“Disbursement” means a disbursement of the Direct Funding for a Disbursement Milestone made in accordance with this Agreement.

“Disbursement Approval Notice” means a notice issued by the Department pursuant to Section 2.2.3(a) (Disbursement Approval Notice).

“Disbursement Date” means a Business Day on which funds are transferred through ASAP to make a Disbursement in accordance with Article 2 (Award and Disbursements).

“Disbursement Milestone” means, with respect to any Project, any milestone for such Project set forth in the Disbursement Milestone Schedule under the column entitled “Disbursement Milestone”.

“Disbursement Milestone Schedule” means that schedule attached hereto as Schedule B (Disbursement Milestone Schedule).

“Disbursement Period” means, with respect to any Project, the period commencing on the Award Date and ending on the earlier of:

(a)  the Milestone Completion Longstop Date for the last Disbursement Milestone set forth in the Disbursement Milestone Schedule;

(b)  the date of the Disbursement for the last Disbursement Milestone set forth in the Disbursement Milestone Schedule; and

(c)  the date on which the Maximum Award Amount is reduced to zero.

Annex A-8

“Disbursement Request” means a request for a Disbursement, substantially in the form attached hereto as Exhibit B (Form Of Disbursement Request), delivered to the Department.

“Disposition” means, with respect to any Property or assets, any single or series of related sales, transfers, assignments, donations, conveyances, leases, licenses, abandonment or other dispositions thereof, and the terms “Dispose” and “Disposed of” shall have correlative meanings; provided, that the term “Disposition” shall not include the creation or existence of any Permitted Lien, unless ownership is transferred to any party pursuant thereto.

“Dispute” has the meaning given to the term in Section 11.12.1 (Scope and Severability).

“Dispute Notice” has the meaning given to the term in Section 11.12.3 (Dispute Notice).

“Dollars” or “$” means the lawful currency of the United States.

“EAR” means the Export Administration Regulations, 15 C.F.R. Parts 700-786, administered by BIS.

“Electronic Signature” has the meaning assigned to it by 15 U.S.C. § 7006.

“Eligibility Start Date” means January 25, 2026, which is the effective date of the LOI.

“Eligible Facility” means a Facility that meets eligibility requirements set forth in the CHIPS Act and the Guardrail Regulations, including those set forth in 15 U.S.C. § 4652 (Semiconductor incentives).

“Eligible Serra Verde Dividends” means one hundred percent (100%) of any dividend payment received by USARE LLC from Serra Verde Holdco which is attributable to distributions to Serra Verde Holdco from Middlebury Merger Sub Ltd., up to an aggregate amount not to exceed the Total Serra Verde Cash Acquisition Costs, and thereafter, fifty percent (50%) of each such dividend payment and, in the case of any such dividend payment, as certified by the chief Financial Officer of the Recipient.

“Eligible Uses of Funds” means, with respect to any Project, Project Costs that:

(a)  are incurred or will be incurred for any of the following purposes to:

(i)  finance the construction, expansion or modernization of the applicable Eligible Facility or to acquire, maintain, repair or transport equipment to be used for the applicable Eligible Facility, as determined necessary by the Secretary for purposes relating to the national security and economic competitiveness of the United States;

(ii)  support workforce development for such Eligible Facility, as determined by the Secretary;

(iii)  support site development for such Eligible Facility, as determined by the Secretary; or

(iv)  pay reasonable costs related to the operating expenses for such Eligible Facility including specialized workforce, essential materials, and complex equipment maintenance for such Project, as determined by the Secretary;

(b)  are incurred on or following the Eligibility Start Date; and

(c)  are not Ineligible Uses of Funds.

Annex A-9

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations (excluding routine inspections), proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any violation of Environmental Law or any violation of any Governmental Approval issued under any such Environmental Law including (a) any and all indemnity claims by any Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and (b) any and all indemnity claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means any Applicable Law in effect as of the date hereof or hereafter, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning or otherwise relating to (a) environmental impacts resulting from the use of any Project Site or environmental conditions present on, in or under any Project Site; (b) pollution, protection of human health or safety or the environment, including flora and fauna, or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances; or (c) the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances.

“Equity Contribution” means an equity contribution to the Recipient Parties made in accordance with the Financing Documents in the form of contributions in immediately available funds or Permitted Subordinated Loans.

“Equity Documents” means, collectively:

(a)  the Securities Issuance Agreement;

(b)  the Warrant to be issued on the Award Date by the Recipient in favor of the Department; and

(c)  any other agreement designated in writing by the Recipient and the Department as an “Equity Document”.

“Equity Interest” means any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or preference share capital of an entity, including partnership interests, limited liability interests and trust beneficial interests.

“Escalation Decision-Maker” means any “Department Escalation Decision-Maker” or “Recipient Escalation Decision-Maker” identified in Schedule F (Dispute Resolution), as applicable.

“Escalation Decision-Maker Meeting” has the meaning given to the term in Section 11.12.6(c) (Escalation).

“Escalation Notice” has the meaning given to the term in Section 11.12.6(a) (Escalation).

“Event of Default” means any of the events described in Section 10.1 (Events of Default).

Annex A-10

“Event of Force Majeure” means any event, circumstance or condition in the nature of force majeure that would entitle any Major Project Participant to any abatement, postponement, or other relief from any of its contractual obligations under any Major Project Document to which such Person is party.

“Event of Loss” means any event that causes any portion of any Project or any other Property of any Recipient Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including through a failure of title, or any loss of such Property, or a condemnation or taking (including by any Governmental Authority) of any portion of any Project, any Facility or the Properties (including the Trust Property).

“Excluded LCM Europe Equity Proceeds” means the aggregate amount of cash received by the Recipient after the Award Date in excess of the Total Equity Raise Requirement from (a) the issuance of any capital stock or other securities exercisable for or exchangeable into shares of capital stock; (b) the exercise of any warrants; and (c) capital raised by the Recipient by any other means but excluding, in each case, any capital raised via Indebtedness, in each case, designated as Excluded LCM Europe Equity Proceeds pursuant to an Officer’s Certificate on or promptly after the date such cash is received by the Recipient.

“Expansion Clawback Term” means, with respect to any Project, the period commencing on the Award Date and ending on to the tenth (10th) anniversary of the Award Date.

“Export Control Laws” means any and all U.S. laws that have as a purpose or effect of restricting or controlling the export, re-export, transfer or access of controlled or sensitive information, commodities, software, technology or services between or within one or more countries or their nationals, including without limitation, the EAR and ITAR.

“Facility” means the Round Top Project Facility, the Stillwater Metal Project Facility, the Stillwater Magnet Project Facility, the Magnet Project 2 Facility, or the Metal Project 2 Facility, as context may require.

“Federal Award Identification Number” means the Direct Funding Agreement Award ID No. AP-2026-0044.

“Federal Interest” has the meaning given to the term in Section 6.1 (Trust Relationship).

“Federal Law” means all applicable statutes, rules, regulations and orders of the United States or any agency thereof.

“Federal Register” means the publication provided for by the Federal Register Act (44 U.S.C. §1501 et seq.).

“FFB Documents” has the meaning given to that term in the Loan Guarantee Agreement.

“Financial Officer” means with respect to any Person, the general manager, any director, the chief financial officer, the controller, the treasurer or any assistant treasurer, any vice president-finance or any assistant vice president-finance or any other vice president or assistant vice president with significant responsibility for the financial affairs of such Person.

“Financial Statements” means with respect to any Person, such Person’s quarterly unaudited or annual audited balance sheet and statements of income, retained earnings, and cash flow for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with the Applicable Accounting Requirements.

Annex A-11

“Financing Documents” means, collectively:

(a)  this Agreement;

(b)  the Loan Guarantee Agreement;

(c) at all times prior to the Release Date (as such term is defined in the Loan Guarantee Agreement), the FFB Documents;

(d)  the Equity Documents;

(e)  the Security Documents;

(f)  the Collateral Agency Agreement;

(g)  the Subordination and Intercreditor Agreement;

(h)  each Funding Obligation;

(i)  each subordination agreement, if any, entered into from time to time by the Department (or if applicable, the Collateral Agent) and the relevant Recipient Parties in connection with any Permitted Subordinated Loan;

(j)  each subordination agreement, if any, required to be entered into from time to time by, inter alios, the Department (or if applicable, the Collateral Agent) and the relevant Recipient Parties in connection with any Guarantee referred to in sub-paragraph (h) of the definition of “Permitted Indebtedness”; and

(k)  each other document or agreement entered into after the date hereof that is designated as a “Financing Document” by the Recipient and the Department (or the Collateral Agent acting on its behalf and at its instruction), but in all cases excluding any Major Project Documents.

“Fiscal Year” means: (a) with respect to any Recipient Party, the accounting year of such Recipient Party beginning on January 1 and ending on December 31; and (b) with respect to any other Person, such Person’s accounting year.

“Fluor” means Fluor Corporation or any successor to its construction advisory business.

“Foreign Country of Concern” has the meaning given to the term in the Guardrail Provisions.

“Foreign Entity” has the meaning given to the term in the Guardrail Provisions.

“Foreign Entity of Concern” has the meaning given to the term in the Guardrail Provisions.

“Full Disbursement Milestone” means any Disbursement Milestone for which the Incremental Capex Amount is greater than or equal to ninety-seven and one-half percent (97.5%) of the Scheduled Capex Amount for such Disbursement Milestone.

Annex A-12

“Fundamental Event of Default” means the occurrence of any of the following:

(a)  an Event of Default under Section 10.1.1(d) (Authorized Purpose Clawback);

(b)  an Event of Default under Section 10.1.17 (Breach of the Lock-Up Agreement);

(c)  any Recipient Party becomes a Foreign Entity of Concern or Sanctioned Person in breach of Section 9.1 (Prohibited Persons; Foreign Entities of Concern);

(d)  the Recipient fails to perform or observe any covenant, term or obligation described in Article 2 (Program Requirements not Subject to Cure Period) of Annex D (Program Requirements);

(e)  the Recipient acts or fails to act in a manner resulting in a material breach of Section 8.2.20(b) (Books, Records and Inspections; Accounting and Auditing Matters) with respect to the Department’s auditing rights;

(f)  an Event of Default under Section 10.1.10 (Abandonment);

(g)  an Event of Default under Section 10.1.14 (Change of Control); or

(h)  an Event of Default under Section 10.1.13 (Misstatements; Omissions), solely to the extent that any representation or warranty of the Recipient or any other Recipient Party referenced therein shall be found to have been Knowingly incorrect, false or misleading in any material respect when made or deemed to have been made.

“Funding Obligation” means each Other Transaction Agreement Action Sheet issued by the Department in respect of the Maximum Award Amount and acknowledged by the Recipient.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of items and amounts.

“GAO” means the U.S. Government Accountability Office.

“Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that under Applicable Law are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any act of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

Annex A-13

“Guarantee” means, as to any Person, obligations, contingent or otherwise (including a Contingent Obligation), guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person in any manner, whether directly or indirectly, and including any obligation:

(a)  to purchase or pay any Indebtedness or to purchase or provide security for the payment of any Indebtedness;

(b)  to purchase or lease property, securities or services for the purpose of assuring the payment of any Indebtedness;

(c)  to maintain working capital, equity capital or any other financial statement condition or liquidity of any other Person; or

(d)  in respect of any letter of credit, letter of guarantee or bond issued to support any obligation or Indebtedness,

except that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” has the meaning given to the term in Section 12.1.1 (Recipient Party Guarantee).

“Guardrail Provisions” means Annex C (Guardrail Provisions) hereto, as the same may be deemed amended or otherwise modified from time to time in accordance with Section 11.5 (Waiver and Amendment).

“Guardrail Regulations” has the meaning given to the term in the Guardrail Provisions.

“Hamer Inc.” means Hamer Merger Sub, Inc., a corporation organized and existing under the laws of Delaware.

“Hamer LLC” means Hamer Merger Sub, LLC, a limited liability company organized and existing under the laws of Delaware.

“Hazardous Substance” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including: (a) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under, or for which liability is imposed pursuant to, any Environmental Law.

“Hedge Transaction” means any currency, interest or commodity purchase, cap or collar agreement, forward rate agreement, interest rate, currency or commodity future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap, commodity swap or combined interest rate, commodity and/or currency swap agreement and any other similar agreement.

Annex A-14

“IFRS” means the International Financial Reporting Standards (formerly International Accounting Standards) (IFRS) promulgated by the International Accounting Standards Board (IASB), together with its pronouncements thereon from time to time, applied on a consistent basis.

“Incremental Capex Amount” means, with respect to any Project and in connection with any Disbursement Milestone, an amount equal to: (a) the Actual Cumulative Capex Amount for such Disbursement Milestone less (b) the Scheduled Cumulative Capex Amount corresponding to the immediately preceding Disbursement Milestone for such Project (and for the purposes of the first Disbursement Milestone for any Project, sub-clause (b) shall be deemed to be equal to zero).

“Indebtedness” means as to any Person, and at any date, without duplication:

(a)  all Indebtedness for Borrowed Money of such Person;

(b)  all obligations of such Person evidenced by bonds, debentures, notes, letters of credit or other similar instruments;

(c)  all obligations of such Person to purchase securities (or other Property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or Property);

(d)  all obligations of such Person issued, undertaken or assumed as the deferred purchase price of Property or services other than trade credit in the ordinary course of business;

(e)  all Guarantees by such Person;

(f)  all obligations of such Person under leases that are or should be, in accordance with the Applicable Accounting Requirements, recorded as Capital Leases in respect of which such Person is liable;

(g)  all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument;

(h)  the currently available amount of all surety bonds, performance bonds, letters of credit or other similar instruments issued for the account of such Person;

(i)  all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent, or otherwise, to be secured by) any Lien upon or in Property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such liabilities;

(j)  all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such Property);

(k)  obligations pursuant to any agreement to purchase materials, supplies or other Property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered;

(l)  all obligations in respect of any hedging agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); and

Annex A-15

(m)  all Contingent Obligations of such Person with respect to Indebtedness of the types specified in clauses (a) through (l) above.

“Indebtedness for Borrowed Money” means, as to any Person, without duplication: (a) all Indebtedness (including principal, interest, fees, and charges) of such person or entity for borrowed money or for the deferred purchase price of Property or services (other than any deferral (i) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility; or (ii) of any amounts payable under the Major Project Documents); and (b) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

“Indemnified Liability” has the meaning given to the term in Section 11.17(a) (Indemnification).

“Indemnified Party” has the meaning given to the term in Section 11.17(a) (Indemnification).

“Indian Ocean Rare Metals” means Indian Ocean Rare Metals Pte Ltd, a limited liability company organized under the laws of Singapore.

“Ineligible Uses of Funds” means the uses of Direct Funding to:

(a)  construct, modify or improve a facility outside of the United States;

(b)  physically relocate existing facility infrastructure to another jurisdiction in the United States, unless the Department has concluded that such relocation is in the interest of the United States;

(c)  purchase any equity security that is listed on a national securities exchange of any Recipient Party or any Affiliate of such Recipient Party;

(d)  pay dividends or make other capital distributions with respect to the common stock (or equivalent interest) of any Recipient Party or any Affiliate of such Recipient Party;

(e)  pay off any federal direct or guaranteed loan or any other form of federal debt;

(f)  pay any indirect cost of the Recipient;

(g)  pay profits, fees, or other incremental charges to any Recipient Party above the actual costs incurred in executing the approved scope of work subject to the Award;

(h)  pay costs of certain covered telecommunications or video surveillance services or equipment prohibited by Section 889 of the National Defense Authorization Act of 2019 (Pub. L. No. 115-232);

(i)  apply any costs for purposes contrary to Applicable Law; or

(j)  provide any funds to any Foreign Entity of Concern.

“Initial Decision-Maker” means any “Department Initial Decision-Maker” or “Recipient Initial Decision-Maker” identified in Schedule F (Dispute Resolution), as applicable.

“Insolvency Proceeding” means any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any Applicable Law, in any jurisdiction and whether voluntary or involuntary.

Annex A-16

“Intellectual Property” means any and all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including any and all of the following, as they exist anywhere in the world, whether registered or unregistered and including all registrations, issuances and applications therefor (whether or not any such applications are modified, withdrawn, abandoned or resubmitted) and all extensions and renewals thereof and whether now or hereafter existing, created, acquired or held:

(a)  all U.S., international and foreign patents and patent applications and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;

(b)  all Trade Secrets;

(c)  all copyrights or other rights associated with works of authorship, including all copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world;

(d)  all mask work rights, mask work registrations and applications therefor, and any equivalent or similar rights in Semiconductor masks, layouts, architectures or topology;

(e)  all rights in industrial designs and any registrations and applications therefor throughout the world;

(f)  all rights to trade names, logos, trademarks and service marks, including registered trademarks and service marks and all applications to register trademarks and service marks throughout the world;

(g)  all rights in Software;

(h)  all rights to any databases and data collections throughout the world;

(i)  all moral and economic rights of authors and inventors, however denominated, throughout the world; and

(j)  any similar or equivalent rights to any of the foregoing anywhere in the world.

“Intellectual Property Embodiments” means tangible embodiments of Intellectual Property or Technology (including as embodied in Software) in any form or medium (including without limitation, electronic media) that is Project IP.

“Interested Party” means any (a) officer; (b) employee; (c) member of the board of directors or other governing board of any Recipient Party; (d) parties that advise, approve, recommend, or otherwise participate in the business decisions of any Recipient Party, such as agents, advisors, consultants, attorneys, accountants or shareholders; or (e) immediate family and other Persons directly connected to the Interested Party by law or through a business arrangement.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder. Section references to the Internal Revenue Code are to the Internal Revenue Code as in effect as of the date hereof and any subsequent provisions of the Internal Revenue Code, amendatory thereof, supplemental thereto or substituted therefor.

“Investment” means, for any Person, the making or acquisition, as applicable, of any deposit with, or advance, loan, or other extension of credit to, any other Person or any guarantee of, or other Contingent Obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent, or extended to any other Person.

Annex A-17

“IT Systems” has the meaning given to that term in Section 7.28(a) (Information Technology; Cyber Security; Data).

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, administered by the US Department of State.

“Joint Research” has the meaning given to the term in the Guardrail Provisions.

“Key Person” means either an Award Date Key Person or a Satisfactory Replacement Employee, as context may require.

“Key Person Group C” means, collectively, each of the Award Date Key Persons comprising the Award Date Key Person Group C, but excluding any such Award Date Key Person which has been replaced by a Satisfactory Replacement Employee in accordance with Section 8.2.19(d) (Key Person Requirements), together with each such Satisfactory Replacement Employee.

“Knowingly” has the meaning given to the term in the Guardrail Provisions.

“Knowledge” means the actual knowledge of any Principal Persons of such Person or any knowledge that should have been obtained by any Principal Person of any Recipient Party upon reasonable investigation and inquiry.

“LCM Europe” means Less Common Metals Europe SAS, a société par actions simplifiée organized and existing under the laws of France.

“LCM Europe Committed Capital” means an aggregate amount not to exceed one hundred seventy million Dollars ($170,000,000) that is committed to be invested in LCM Europe by (a) a French Governmental Authority or (b) an entity whose investment in LCM Europe is coordinated by a French Governmental Authority, in each case, whether in the form of equity contributions, advances, loans, other extensions of credit or other investments, and whose commitment, and all necessary agreements related thereto, are in form and substance reasonably satisfactory to the Department.

“LCMG” means LCMG Limited, a private limited company incorporated in England and Wales with registered number 06619924.

“Lease” means any agreement that would be characterized under the Applicable Accounting Requirements as an operating lease, including sub-leases.

“Less Common Metals” means Less Common Metals Limited, a private limited company incorporated in England and Wales with registered number 02690088.

“Lien” means any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, collateral, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (including any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind).

Annex A-18

“Loan Guarantee Agreement” means that certain Loan Guarantee Agreement, dated as of the Award Date, entered into among the Recipient, as borrower, the other Recipient Parties, as guarantors, and the Department.

“Lock-Up Agreement” means that certain Amended and Restated Lock-Up Agreement entered into among the Recipient, [***], and [***], dated on or about the date hereof.

“LOI” means the Letter of Intent in respect of the Projects dated January 25, 2026.

“Magnet Post-Award Purchase Commitment” means, collectively:

(a)	a Magnet Post-Award Purchase LOI;

(b)	the associated Magnet Post-Award Quotation Documents;

(c)	an analysis provided by the Recipient to the Department demonstrating how such Magnet Post-Award Purchase LOI meets each Magnet Post-Award Purchase LOI requirement; and

(d)	a brief analysis provided by the Recipient to the Department that either:

(i)	demonstrates that the Recipient Parties can currently manufacture the magnet grade(s) indicated in the Magnet Post-Award Purchase LOI; or

(ii)	demonstrates that any technology development activities required to deliver the product(s) detailed in the Magnet Post-Award Purchase LOI can be completed before the customer’s required delivery date.

“Magnet Post-Award Purchase LOI” means a letter of intent or memorandum of understanding that:

(a)	has been executed after the Award Date by an Authorized Officer of a Recipient Party and a potential customer;

(b)	includes a certification from an Authorized Officer of the potential customer that such customer has a bona fide intent to place a purchase order for Product upon confirmation that the Recipient Party is capable of manufacturing and delivering Product that meets the potential customer’s qualification specifications at the scale required by the customer;

(c)	sets forth expectations for the:

(i)	approximate delivery date;

(ii)	period of performance;

(iii)	volume per year;

(iv)	approximate application/use case; and

(v)	all material contingencies to be set forth in the definitive agreement;

(d)	references the corresponding Magnet Post-Award Quotation Document;

(e)	sets forth that the Recipient has developed internally a prototype of the products detailed in the associated Magnet Post-Award Quotation Documents that meet the potential customer’s specifications for magnet grade; and

(f)	is in effect as of the date of the applicable Disbursement Date.

Annex A-19

“Magnet Post-Award Quotation Documents” means for each Product, all documents submitted to a potential customer associated with the associated Magnet Post-Award Purchase LOI, including the following: the agreed pricing of each quoted Product; specification of each Product in reasonable detail; grades of Product; and detailed drawings of each Product.

“Magnet Pre-Award Purchase Commitment” means, collectively:

(a)	a Magnet Pre-Award Purchase LOI;

(b)	the associated Magnet Pre-Award Quotation Documents (which, for the avoidance of doubt, includes all Magnet Pre-Award Quotation Documents submitted to a potential customer associated with such Magnet Pre-Award Purchase LOI);

(c)	an analysis provided by the Recipient to the Department demonstrating how such Magnet Pre-Award Purchase LOI meets each Magnet Pre-Award Purchase LOI requirement; and

(d)	a brief analysis provided by the Recipient to the Department that either:

(i)	demonstrates that the Recipient Parties can currently manufacture the magnet grade(s) indicated in the Magnet Pre-Award Purchase LOI, or

(ii)	demonstrates that any technology development activities required to deliver the product(s) detailed in the Magnet Pre-Award Purchase LOI can be completed within the earlier of 6 months of the Magnet Pre-Award Purchase LOI date and the end of the Magnet Pre-Award Purchase LOI’s period of performance, notwithstanding customer qualifications.

“Magnet Pre-Award Purchase LOI” means a letter of intent or memorandum of understanding that:

(a)	has been executed prior to the Award Date by a representative of a Recipient Party (with such representative being acceptable to the Department) and a potential customer;

(b)	includes a certification from a representative of the potential customer (with such representative being acceptable to the Department) that such customer has a bona fide intent to enter into an agreement to purchase Product from such Recipient Party (or to enter negotiations to enter into an agreement to purchase Product by such Recipient Party) upon confirmation that such Recipient Party is capable of manufacturing and delivering Product that meets the potential customer’s qualification specifications at the scale required by the customer;

(c)	sets forth in reasonable detail an expectation to purchase Product, including period of performance, volume per year, and all material contingencies to be included in the definitive purchase agreement (or, if all of these elements are not included in the letter of intent or memorandum of understanding, separate documentation from such potential customer indicating such elements); and

(d)	is in effect as of the date of the applicable Disbursement Date.

Annex A-20

“Magnet Pre-Award Quotation Documents” means, for each Product, all documents submitted to a potential customer associated with the associated Magnet Pre-Award Purchase LOI, including the following:

(a)	the agreed pricing of each quoted Product;

(b)	specification of each Product in reasonable detail;

(c)	grades of Product; and

(d)	detailed drawings of each Product.

“Magnet Project 2” has the meaning given to the term in the recitals hereto.

“Magnet Project 2 Award” has the meaning given to the term in Section 2.1(a)(iv) (Award Amount).

“Magnet Project 2 Facility” means the magnet manufacturing facility located at the Project Site for the Magnet Project 2 and including all the buildings, fixtures and other improvements situated, or to be situated, on such Project Site.

“Magnet Project 2 Maximum Award Amount” has the meaning given to the term in Section 2.1(a)(iv) (Award Amount).

“Magnet Purchase Commitments” means, collectively, each Magnet Post-Award Purchase Commitment and each Magnet Pre-Award Purchase Commitment.

“Major Project Documents” means, with respect to any Project, collectively:

(a)	the Lock-Up Agreement;

(b)	each Construction Contract (either an individual contract or multiple contracts with the same counterparty) that obligates any Recipient Party to make payments in an aggregate amount exceeding twenty-five million Dollars ($25,000,000) in total in the case of a single contract or annually in the case of multiple contracts with the same counterparty, other than any Construction Contract which the Department and the Recipient have agreed in writing shall not constitute a Major Project Document;

(c)	each Supply Agreement (either an individual contract or multiple contracts with the same counterparty) that obligates any Recipient Party to make payments in an aggregate amount exceeding twenty-five million Dollars ($25,000,000) in total in the case of a single contract or annually in the case of multiple contracts with the same counterparty, other than any Supply Agreement which the Department and the Recipient have agreed in writing shall not constitute a Major Project Document;

(d)	any contract or agreement entered into by any Recipient Party subsequent to the date hereof that is designated a Major Project Document by the Department pursuant to Section 8.2.26 (Execution of Project Contracts);

Annex A-21

(e)	the Project IP Agreements;

(f)	each Real Property Document entered into in connection with, or otherwise relating to, such Project;

(g)	each O&M Agreement (as defined in the Loan Guarantee Agreement);

(h)	any contract or agreement entered into by any Recipient Party subsequent to the date hereof in connection with such Project and designated in writing by the Department and the Recipient as a “Major Project Document”;

(i)	any agreement entered into by any Recipient Party in replacement of any of the foregoing agreements, in each case, as permitted in accordance with the terms of the Financing Documents, or otherwise with the Department’s prior written consent and with a counterparty satisfactory to the Department; and

(j)	any material support instrument provided in connection with any of the preceding.

Notwithstanding anything herein to the contrary, if any Major Project Document is replaced as permitted in accordance with the terms of the Financing Documents, or otherwise with the Department’s prior written consent and with a counterparty satisfactory to the Department, such Major Project Document shall cease to constitute a “Major Project Document” upon the execution of such replacement document.

“Major Project Participant” means each Person (other than any Recipient Party) party to any Major Project Document.

“Material Adverse Effect” means, as of any date of determination by the Department, a material and adverse effect on: (a) any Project; (b) the ability of the Recipient, any other Recipient Party or any Major Project Participant to observe and perform its material obligations or enforce its rights in a timely manner under any Financing Document to which it is a party; (c) the business, operations, liabilities, condition (financial or otherwise) or Property of the Recipient, any Recipient Party, or any other Major Project Participant; (d) the validity or enforceability of any material provision of any Financing Document; or (e) any material right or remedy of the Department under the Financing Documents.

“Material Expansion” has the meaning given to the term in the Guardrail Provisions.

“Maximum Award Amount” has the meaning given to that term in Section 2.1(a)(v) (Award Amount).

“Members of the Affiliated Group” has the meaning given to the term in the Guardrail Provisions.

“Metal Project 2” has the meaning given to the term in the recitals hereto.

“Metal Project 2 Award” has the meaning given to the term in Section 2.1(a)(v) (Award Amount).

“Metal Project 2 Facility” means the strip casting and metal making facility located at the Project Site for the Metal Project 2 and including all the buildings, fixtures and other improvements situated, or to be situated, on such Project Site.

“Metal Project 2 Maximum Award Amount” has the meaning given to the term in Section 2.1(a)(v) (Award Amount).

Annex A-22

“Middlebury Merger Sub Ltd.” means Middlebury Merger Sub Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands, and an indirect, wholly owned Subsidiary of the Recipient and at all times following the consummation of the Serra Verde Acquisition, successor to the Serra Verde Borrower.

“Milestone Based Schedule” means, with respect to each Project, a milestone-based construction schedule that sets out each critical path construction milestone (including each Disbursement Milestone) necessary to achieve the Project Completion Date for such Project, which schedule shall include at a minimum (a) anticipated monthly progress for each construction milestone; (b) estimated start dates for each construction milestone; (c) estimated completion dates for each construction milestone; (d) progress metrics for each construction milestone; and (e) other information requested by the Department.

“Milestone Completion Longstop Date” means, with respect to any Disbursement Milestone for any Project, the relevant date set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Milestone Completion Longstop Date” in the row corresponding to such Disbursement Milestone.

“Milestone Disbursement Ratio” means, with respect to any Project and in connection with any Disbursement Milestone, the ratio, expressed as a percentage, equal to (a) the Scheduled Disbursement Amount for such Disbursement Milestone to (b) the Scheduled Capex Amount for such Disbursement Milestone, as set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Milestone Disbursement Ratio” in the row corresponding to such Disbursement Milestone.

“Mitigation Agreement” has the meaning given to the term in the Guardrail Provisions.

“NOFO” has the meaning given to the term in the recitals hereto.

“Non-Appealable” means, with respect to any Required Approval, unless otherwise agreed by the Department, (a) such Required Approval is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition that may result in modification or revocation; and (b) all applicable appeal periods have expired (except for any Required Approval that does not have any limit on an appeal period under Applicable Law).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding; provided, that without limiting the generality of the foregoing, the Obligations of the Recipient under the Financing Documents shall include the Department Obligations.

“OFAC” means the Office of Foreign Assets Control, an agency of the United States Department of the Treasury under the auspices of the Under-Secretary of the Treasury for Terrorism and Financial Intelligence.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Authorized Officer thereof and relating to the items or matters for which such certificate is required, in each case, in form and substance reasonably acceptable to the Department.

“OIG” means the Office of Inspector General of the Department.

“Operating Budget” has the meaning given to that term in the Loan Guarantee Agreement.

Annex A-23

“Organizational Documents” means, with respect to any Person: (a) to the extent such Person is a corporation, the certificate or articles of incorporation and the by-laws of such Person; (b) to the extent such Person is a limited liability company, the certificate of formation or memorandum or articles of formation, incorporation or organization and operating or limited liability company agreement of such Person; and (c) to the extent such Person is a partnership, joint venture, trust or other form of business, the partnership, joint venture, trust or other applicable agreement of formation or organization, and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization or formation of such Person.

“Partial Disbursement Amount” has the meaning given to that term in Section 2.6(b)(i) (Disbursement Amount).

“Partial Disbursement Milestone” means any Disbursement Milestone for which the Incremental Capex Amount is less than ninety-seven and one-half percent (97.5%) of the Scheduled Capex Amount for such Disbursement Milestone.

“Party” and “Parties” has the meaning given to the term in the preamble hereto.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all regulations promulgated thereunder.

“Period of Performance” means, when used with reference to a specific Project, the period commencing on the Award Date and ending on the second (2nd) anniversary of the Project Completion Date for such Project, and, when not used with reference to a specific Project, means the period commencing on the Award Date and ending on the second (2nd) anniversary of the Project Completion Date for the last Project to achieve the Project Completion Date.

“Periodic Expenses” means all of the following amounts from time to time incurred under or in connection with the Financing Documents: (a) recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration or performance of the Financing Documents or the recordation of the Federal interest in the Trust Property; (b) fees, charges and expenses of any Consultants; and (c) other fees, charges, expenses and other amounts from time to time due under or in connection with the Financing Documents.

“Permitted Convertible Loan Notes” means, collectively, one or more convertible loan notes issued, or to be issued, by the Recipient with an aggregate face value not to exceed, for all such notes three hundred million Dollars ($300,000,000) and on terms and conditions satisfactory to the Department, such terms and conditions to include, inter alia, (i) an interest rate not to exceed three percent (3%) per annum, (ii) a final maturity date falling no earlier than seven (7) years following the date of issuance of such convertible loan note and (iii) the obligations of the Recipient thereunder shall be unsecured.

“Permitted Disposition” means:

(a)  any transaction permitted under the Financing Documents, including any Disposition of Product under any Magnet Purchase Commitment or under any Customer Agreement;

(b)  any Disposition of any equipment or property (other than Trust Property) of any Recipient Party that is: (i) obsolete; (ii) no longer used or useful in the operation of any Project; or (iii) replaced by other equipment of at least equal value and utility, and in all cases for which the (A) relevant Recipient Party has received consideration in an amount equal to the value that would have been obtained in an arm’s-length transaction with an unaffiliated third party (unless such assets only have scrap value); and (B) such Dispositions are valued at not more than one million Dollars ($1,000,000) on an individual basis or five million Dollars ($5,000,000) on an aggregate basis among all Recipient Parties in any twelve (12) month period;

Annex A-24

(c)  any Disposition from any Recipient Party to any other Recipient Party;

(d)  any Disposition of Trust Property made in accordance with Section 6.3 (Dispositions of Trust Property); and

(e)  any Permitted Equity Transfer.

“Permitted Equity Transfer” means any transaction or series of transactions after the Award Date with respect to the Disposition of any direct or indirect Equity Interest in LCM Europe, where:

(a)	the transferee is a French Governmental Authority or an entity whose investment in LCM Europe is coordinated by a French Governmental Authority;

(b)	no Event of Default or Potential Event of Default is continuing or would result from any such transaction;

(c)	the transaction has received all Required Approvals from any Governmental Authority with jurisdiction over the Transfer; and

(d)	under any agreement entered into or amended in connection with such transfer, or giving effect to such transfer (including but not limited to any shareholders agreement, partnership or joint venture agreement, purchase and contribution or purchase and sale agreement, or LLC agreement), the transferee has no right or ability to make or to permit to be made any transfer of any direct or indirect Equity Interest in any Recipient Party other than a Permitted Equity Transfer.

“Permitted Indebtedness” means:

(a)	any Indebtedness created under the Financing Documents;

(b)	Indebtedness of any Recipient Party to any other Recipient Party;

(c)	Indebtedness under one or more Working Capital Facilities, solely to the extent that (i) the aggregate outstanding principal amount under all such Working Capital Facilities does not exceed two hundred fifty million Dollars ($250,000,000) at any time, (ii) each such Working Capital Facility is entered into as and when required in accordance with the Disbursement Milestone Schedule and in any event no later than June 30, 2027 and (iii) all such Indebtedness is fully subordinated to the Secured Obligations pursuant to the Subordination and Intercreditor Agreement;

(d)	Permitted Convertible Loan Notes;

(e)	Indebtedness comprised of purchase money obligations and Capital Leases incurred for the purpose of purchasing or leasing property and equipment; provided that (i) such property and equipment does not comprise an integral part of any Project; (ii) the aggregate amount of the Indebtedness for such property and equipment does not exceed the cost of such property and equipment being financed; (iii) the Indebtedness is budgeted in the Construction and Tool Installation Budget or Operating Budget, as applicable; and (iv) the aggregate amount of all such Indebtedness outstanding at any time pursuant to this paragraph (e), does not exceed two million Dollars ($2,000,000);

Annex A-25

(f)	Indebtedness in respect of amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business and on terms requiring payment in full in not more than ninety (90) days;

(g)	Indebtedness arising under surety bonds, performance bonds or similar instruments incurred in the ordinary course of business; provided that the aggregate amount of all such Indebtedness outstanding at any time, does not exceed five million Dollars ($5,000,000) or, solely in the event that the aggregate amount of all such Indebtedness is greater than five million Dollars ($5,000,000) due to the Recipient Parties’ being required to maintain certain bonds or similar instruments in accordance with Applicable Law, the aggregate amount of all Indebtedness referred to in this paragraph (g) does not exceed twenty-five million Dollars ($25,000,000);

(h)	Guarantees of any Recipient Party of Permitted Indebtedness of any other Recipient Party; provided that to the extent such underlying Permitted Indebtedness is required to be subordinated to the Secured Obligations pursuant to the terms hereof or of any other Financing Document, any such Guarantee shall only constitute “Permitted Indebtedness” under this paragraph (h) to the extent the obligations of the Recipient Party providing such Guarantee are subordinated to the Secured Obligations pursuant to a subordination agreement in form and substance satisfactory to the Department;

(i)	Indebtedness of any Recipient Party pursuant to any Hedge Transaction or similar arrangement not entered into for speculative purposes;

(j)	Indebtedness under letter of credit obligations incurred in connection with the acquisition, holding or development of the Additional Projects; provided that the aggregate amount of all such Indebtedness outstanding at any time, does not exceed one hundred seventy-five million Dollars ($175,000,000);

(k)	Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business and in accordance with the Construction and Tool Installation Budget or Operating Budget, as applicable; provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this paragraph (k), does not exceed two million Dollars ($2,000,000);

(l)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds;

(m)	to the extent constituting Indebtedness, agreements of any Recipient Party for the deferred payment of premiums or to finance the payment of premiums owing by any Recipient Party under any insurance policies;

(n)	other unsecured Indebtedness not to exceed five million Dollars ($5,000,000) at any time outstanding; and

(o)	any other Indebtedness as the Department may from time to time approve.

Annex A-26

“Permitted LCM Europe Investments” means any direct or indirect equity contributions, advances, loans, other extensions of credit or other investments by any Recipient Party to LCM Europe in an aggregate outstanding amount not to exceed the sum of (a) three hundred thirty million Dollars ($330,000,000), plus (b) any Excluded LCM Europe Equity Proceeds (excluding any Excluded LCM Europe Equity Proceeds received by the Recipient to satisfy the obligation set forth in the proviso in Section 8.2.31 (Reimbursement of Funds for LCM Europe)), plus (c) any LCM Europe Committed Capital.

“Permitted Liens” means:

(a)	Liens created pursuant to the Security Documents;

(b)	any Lien created in favor of any lender, agent or other secured party under a Working Capital Facility described in, and satisfying the requirements of, paragraph (c) of the definition of “Permitted Indebtedness”, solely to the extent that such Lien at all times ranks junior to the Liens created in favor of the Collateral Agent under the Security Documents, subject to the conditions described in that paragraph;

(c)	Liens for any tax, assessment or other governmental charge that is (i) not yet due; or (ii) being diligently contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of any Project; (B) such tax, assessment or other governmental charge is not more than sixty (60) days delinquent; and (C) a bond, adequate reserves or other security acceptable to the Department has been posted or provided in such manner and amount as to assure the Department that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined;

(d)	Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the ordinary course of business or in connection with the construction of any Project, either for amounts not yet due or for amounts being diligently contested in good faith and by appropriate proceedings timely instituted so long as (i) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of any Project; and (ii) a bond or other security acceptable to the Department has been posted or provided in such manner and amount as to assure the Department that any amounts determined to be due will promptly be paid in full when such contest is determined;

(e)	Liens identified in any ALTA Survey;

(f)	Liens arising under Real Property Documents;

(g)	Liens disclosed by the title insurance policies delivered under the Loan Guarantee Agreement on or prior to the First FFB Advance Date (as defined in the Loan Guarantee Agreement), and any replacement, extension or renewal of such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal;

(h)	zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the applicable Project Site that do not and will not materially impair the development, construction, operation, or use by any Recipient Party of such Project Site for the applicable Project;

(i)	with respect to any Project Site, covenants, conditions, restrictions, easements and other similar matters of record on or prior to the first Disbursement Date for the relevant Project affecting title to such Project Site, or that are specifically identified in any land purchase agreement to be recorded against such Project Site, which in either case do not and will not materially impair the development, construction, operation, or use by any Recipient Party of such Project Site for the relevant Project;

Annex A-27

(j)	any other Lien affecting any Project Site the existence of which does not and will not impair in any material respect the development, construction, operation, or use by any Recipient Party of any Project Site for the relevant Project;

(k)	Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts;

(l)	Liens securing (i) attachments that do not constitute an Event of Default under Section 10.1.8 (Attachment); (ii) judgments that do not constitute an Event of Default under Section 10.1.9 (Judgments); or (iii) appeals and other surety bonds related to any such attachment or judgment;

(m)	deposits to secure the performance of bids, trade contracts, and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, and other obligations of a like nature; provided that such deposits are made in the ordinary course of business;

(n)	purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business, so long as such operating leases relate only to small equipment, laboratory equipment, copiers, printers and other similar items of personal property; provided that the aggregate value of all such leased personal property subject to such Liens does not exceed two million Dollars ($2,000,000) at any time;

(o)	to the extent constituting tax Liens incurred in connection with the Stillwater Magnet Project Facility and Stillwater Metal Project Facility, any obligations or duties of any Recipient Party to any municipality or public authority with respect to any franchise, grant, license, permit or agreement provided by or entered into with such municipality or public authority to such Recipient Party in furtherance of the ordinary course conduct of the business of such Recipient Party; provided that the aggregate amount subject to all such Liens does not exceed ten million Dollars ($10,000,000);

(p)	Liens in respect of an agreement to dispose of property in transactions that constitute Permitted Dispositions, to the extent such Liens extend only to the property to be disposed of;

(q)	Liens with respect to deposits to utility providers, lessors, telecommunication providers and other similar deposits in the ordinary course; provided that if any such Lien is required by a provider, lessor or telecommunications provider, the aggregate amount subject to all such Liens do not exceed five million Dollars ($5,000,000);

(r)	Liens on cash, cash equivalents and other property arising in connection with the escrow, defeasance, discharge or redemption of Indebtedness permitted hereunder;

(s)	Liens on cash and cash equivalents deposited into an escrow pursuant to (i) the escrow agreement with respect to the Additional Projects that is in effect as of the Award Date and (ii) any replacement or alternative escrow arrangement with a capital partner relating to such property, in each case solely to the extent required in connection with the acquisition, holding or development of such property; provided that the aggregate amount subject to such Liens shall not exceed eighty million Dollars ($80,000,000) under clause (i) above and one hundred seventy-five million Dollars ($175,000,000) under clause (ii) above;

Annex A-28

(t)	Liens on deposits to secure letters of credit permitted under paragraph (j) of the definition of “Permitted Indebtedness”; provided that the aggregate amount subject to such Lien shall not exceed one hundred seventy-five million Dollars ($175,000,000);

(u)	any interest or title of a lessor or sublessor (or licensor) under any lease of real estate;

(v)	space leases and subleases in the ordinary course of business; and

(w)	Liens securing Indebtedness permitted pursuant to paragraph (e) of the definition of “Permitted Indebtedness”; provided that any such Lien shall encumber only the assets acquired with the proceeds of such Indebtedness (and any proceeds thereof).

“Permitted Subordinated Loan” means any subordinated loans made by, or on behalf of, any Recipient Party to any other Recipient Party in lieu of purchasing Equity Interests or reflecting non-cash intercompany allocations of overhead and other costs appropriately attributable to such other Recipient Party and allocated in accordance with the lending Recipient Party’s customary allocation practices and which is subordinated to the Department Obligations pursuant to a subordination agreement in form and substance satisfactory to the Department.

“Person” means any individual, firm, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

“Platform” has the meaning given to that term in Section 11.2(a) (Use of Websites).

“Potential Event of Default” means an event or circumstance that, with the giving of notice or passage of time or both, would become an Event of Default.

“Practice” means to practice Intellectual Property in any way, including to use, reproduce, distribute, modify, improve, make, display, perform, create derivative works of, access and utilize.

“Principal Persons” means any officer, director, beneficial owner of ten percent (10%) or more of equity interests that are not publicly traded securities, other natural person (whether or not an employee) with executive responsibilities over a Recipient Party or who has practical control over any Recipient Party, and each of their respective successors or assigns.

“Processing” means any operation or set of operations that are performed on data or on sets of data, whether or not by automated means, including creation, receipt, maintenance, access, acquisition, use, disclosure, transmission, storage, retention, processing, destruction, modification or transfer (including cross-border transfer), and the words “Process” and similar constructions shall have correlative meanings.

“Product” means:

(a)	with respect to the Round Top Mine Project, dysprosium oxide, gallium, gadolinium oxide, terbium oxide, yttrium oxide, hafnium, zirconium, and mixed heavy rare earth carbonate that includes holmium oxide, erbium oxide, thulium oxide, ytterbium oxide, and lutetium oxide;

(b)	with respect to the Stillwater Magnet Project, rare-earth magnets;

(c)	with respect to the Stillwater Metal Project, strip-cast neodymium-iron-boron metal;

(d)	with respect to the Magnet Project 2, rare-earth magnets; and

(e)	with respect to the Metal Project 2, strip-cast neodymium-iron-boron metal.

Annex A-29

“Production Volume Schedule” means that schedule attached hereto as Schedule G (Production Volume Schedule).

“Program Requirement” means each requirement set forth in Annex D (Program Requirements).

“Prohibited Person” means any Person or entity that is:

(a)	a Sanctioned Person;

(b)	debarred or suspended from contracting with the U.S. Government or any agency or instrumentality thereof;

(c)	debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any United States federal government department or any agency or instrumentality thereof or otherwise participating in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations; or

(d)	indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations.

“Project” and “Projects” has the meaning given to the term in the recitals hereto.

“Project Commencement Clawback Date” means:

(a)	with respect to the Round Top Mine Project, the Award Date;

(b)	with respect to the Stillwater Magnet Project, the Award Date;

(c)	with respect to the Stillwater Metal Project, the Award Date;

(d)	with respect to the Magnet Project 2, June 30, 2027; and

(e)	with respect to the Metal Project 2, September 30, 2027.

“Project Commencement Date” means, with respect to any Project, and as demonstrated by evidence delivered to the Department, in form and substance satisfactory to the Department, the date on which the Recipient (or other relevant Recipient Party) commenced the construction of such Project.

“Project Completion Clawback Date” means, with respect to any Project, the date by which the Recipient is required to achieve the Project Completion Date for such Project as set forth in Part Two of the Disbursement Milestone Schedule under the column entitled “Clawback Date” with respect to the final Disbursement Milestone for such Project.

Annex A-30

“Project Completion Date” means, with respect to any Project, the first date on which the applicable Project Completion Requirements have been achieved with respect to such Project to the satisfaction of the Department.

“Project Completion Requirements” means, with respect to any Project:

(a)  the final Disbursement Milestone for such Project has been achieved to the satisfaction of the Department;

(b)  no Event of Default or Potential Event of Default shall exist as of the Project Completion Date or would result from the occurrence of the Project Completion Date;

(c)  each of the representations and warranties made (or deemed made) by any Recipient Party in any Financing Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time);

(d)  the Recipient has delivered to the Department a project completion certificate executed by an Authorized Officer of the Recipient, substantially in the form attached as Exhibit D (Form Of Project Completion Certificate), certifying that each of the requirements set forth in clauses (a) through (c) above has been satisfied as of the date of such certificate.

“Project Costs” means, with respect to any Project, all costs that have been incurred or are projected to be incurred by the Recipient or other relevant Recipient Party in connection with the construction, expansion or modernization of such Project through the Project Completion Date for such Project, including:

(a)  amounts payable under the Construction Contracts entered into in connection with such Project;

(b)  fees and expenses payable under the Financing Documents prior to such Project Completion Date;

(c)  principal and interest payments on the Guaranteed Loan occurring prior to such Project Completion Date;

(d)  costs to acquire title or use rights to the applicable Project Site, necessary easements and other real Property interests;

(e)  costs and expenses of legal, engineering, accounting, construction management and other advisors or Consultants incurred in connection with any Project;

(f)  fees, commissions and expenses payable to the Department;

(g)  development costs to the extent permitted to be paid under the Financing Documents in connection with such Project;

Annex A-31

(h)  insurance premiums in respect of insurance required to be obtained in connection with such Project pursuant to Section 8.2.4 (Insurance), to the extent obtained prior to the applicable Project Completion Date for such Project;

(i)  the applicable Recipient Party’s labor costs and general and administration costs;

(j)  costs incurred under any relevant operations and management agreement and mobilization costs included in the Base Case Financial Model for such Project; and

(k)  such other costs or expenses approved by the Department.

“Project IP” means, with respect to any Project, all Technology and Intellectual Property that is: (a) material or necessary for, and used in or arising from, the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation or maintenance of such Project or incorporated into the sale of Products or services manufactured or provided using such Project; (b) necessary to achieve the applicable Project Completion Date; or (c) necessary for the manufacturing and provision of goods manufactured or services provided using such Project or the use of such goods or services, as applicable at the relevant time, but excluding, in each case, any Technology and Intellectual Property (including Software) that: (i) has not been created by, or modified or customized for a Recipient Party; (ii) is readily commercially available; and (iii) is licensed under standard terms and conditions.

“Project IP Agreement” means:

(a) any agreements between Recipient Parties for Project IP; and

(b)  with respect to each Project, collectively each other agreement granting or document evidencing the Recipient or any other relevant Recipient Party’s exclusive ownership of or rights to use Project IP (including assignment, license, sub-license or other agreements) or rights to use Project IP for such Project.

“Project Site” means:

(a)  with respect to the Round Top Mine Project, the Real Property described on Part 1 (Round Top Mine Project) of Schedule C (Project Sites);

(b)  with respect to the Stillwater Magnet Project, the Real Property described on Part 2 (Stillwater Magnet Project) of Schedule C (Project Sites);

(c)  with respect to the Stillwater Metal Project, the Real Property described on Part 3 (Stillwater Metal Project) of Schedule C (Project Sites);

(d)  with respect to the Magnet Project 2, the Real Property described on Part 4 (Magnet Project 2 and Metal Project 2) of Schedule C (Project Sites); and

(e)  with respect to the Metal Project 2, the Real Property described on Part 4 (Magnet Project 2 and Metal Project 2) of Schedule C (Project Sites).

“Property” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudent Industry Practice” shall mean, with respect to any Project, that range of practices, methods, equipment, specifications, and standards of safety and performance, as are commonly accepted in the Semiconductor industry as good, safe, prudent and commercial practices in connection with the design, construction, operation, maintenance, repair and use of such Project.

Annex A-32

“Qualified Public Company Shareholder” means each Person that holds, directly or indirectly, shares in a company, which shares are not restricted or closely held, but are freely available to the public for trading on any national securities exchange approved by or registered with the competent securities regulator of the relevant country.

“Real Property” means, with respect to any Person, all right, title and interest of such Person in and to any and all parcels of real Property owned, leased or encumbered by such Person, together with all improvements and appurtenant fixtures, equipment, easements, mineral rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Real Property Documents” means:

(a)  with respect to any Project, collectively, all instruments vesting in any Recipient Party a Real Property right or contractual right in the relevant Project Site or any portion thereof or that are otherwise necessary for such Project, including, to the Recipient Party’s Knowledge, all easements, rights of way, mineral rights and other land rights required to be obtained by Major Project Participants pursuant to the Financing Documents entered into in relation to such Project or that are necessary for the performance of their obligations related thereto, together with any instruments encumbering, burdening or restricting the Recipient’s right in and to the applicable Project Site or any portion thereof; and

(b)  the ALTA Survey with respect to the applicable Project Site.

“Recipient” has the meaning given to the term in the preamble hereto.

“Recipient Party” means any of:

(a)  the Recipient;

(b)  each other Party to this Agreement that is an Affiliate of the Recipient; and

(c)  any other Person from time to time that executes a joinder to this Agreement as a Recipient Party from time with the consent of the Department and the Recipient Party Agent.

“Recipient Party Agent” has the meaning given to the term in Section 11.21.1 (Recipient Party Agent Appointment, Acceptance and Authority).

“Referral” has the meaning given to the term in Section 11.12.4 (Referral to Initial Decision-Maker).

“Related Entity” has the meaning given to the term in the Definitions to Annex C (Guardrail Provisions).

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, depositing or seeping into the environment, and the term “Released” and similar constructions have correlative meanings.

“Relevant Event” has the meaning given to the term in Section 11.12.3 (Dispute Notice).

“Required Approvals” means all Governmental Approvals and other consents and approvals of third parties necessary or required by any Recipient Party and, to the Knowledge of the Recipient Parties each Major Project Participant (or with respect to its respective Properties) under Applicable Law, the Program Requirements, the Financing Documents or any contractual obligation including: (a) the due execution, delivery recordation, filing or performance by any Recipient Party or Major Project Participant of any Financing Document to which such Recipient Party or Major Project Participant is or is to be a party; (b) the grant by the Recipient and each other relevant Recipient Party of the Liens granted by such Person pursuant to the Financing Documents; (c) the exercise by the Department of its rights under any of the Financing Documents or the remedies in respect of the Federal Interest; (d) the development, construction, operation or maintenance of the Project; and (e) the Recipient’s ownership of the Project, other than those that are of a routine nature and can be obtained in the ordinary course of business.

Annex A-33

“Responding Party” has the meaning given to the term in Section 11.12.3 (Dispute Notice).

“Round Top Mine Project” has the meaning given to the term in the recitals hereto.

“Round Top Mine Project Award” has the meaning given to the term in Section 2.1(a)(i) (Award Amount).

“Round Top Mine Project Maximum Award Amount” has the meaning given to the term in Section 2.1(a)(i) (Award Amount).

“Round Top Project Facility” means a rare earth mining and processing facility located in Sierra Blanca, Texas at the Project Site for the Round Top Project and including all the buildings, fixtures and other improvements situated, or to be situated, on such Project Site.

“Safety Review Report” means a safety review report, in form and substance satisfactory to the Department, detailing how the Recipient and any other relevant Recipient Party will secure and store nuclear material, processes for transferring material to a third-party disposal company, and implementing best practices relevant to safety identified during a third-party review of relevant processes at the Wheat Ridge R&D Facility.

“SAM” means the System for Award Management electronic database administered by the United States General Services Administration, found at www.sam.gov.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of comprehensive country-wide or territory-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person identified on any Sanctions List; (b) any Person located, organized or resident in a Sanctioned Country; (c) any Person owned fifty percent (50%) or more or controlled by any such Person or Persons described in the foregoing clause (a) or (b); or (d) any Person that is otherwise the subject or target of any Sanctions.

“Sanctions” means any laws concerning or relating to economic, financial or trade sanctions, embargoes, or similar restrictive measures imposed, administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority” means any agency, department, division or instrumentality of the United States federal government, including OFAC, the U.S. Department of State, and BIS.

“Sanctions List” means any list of designated Persons maintained by any Sanctions Authority, including, without limitation, the “Specially Designated Nationals and Blocked Persons” list, “Sectoral Sanctions Identifications List,” and “Non-SDN Chinese Military-Industrial Complex Companies List” maintained by OFAC and the “Denied Persons List,” “Entity List,” “Unverified List,” and “Military End-User List” maintained by BIS.

“Satisfactory Replacement Employee” has the meaning given to that term in Section 8.2.19(d) (Key Person Requirements).

Annex A-34

“Scheduled Capex Amount” means, with respect to any Disbursement Milestone for any Project and in connection with any requested Disbursement, the scheduled amount of Capital Expenditures to be incurred by the relevant Recipient Party for such Disbursement Milestone as set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Scheduled Capex Amount” in the row corresponding to such Disbursement Milestone.

“Scheduled Cumulative Capex Amount” means, with respect to any Disbursement Milestone for any Project and in connection with any requested Disbursement, an amount equal to the aggregate of the Scheduled Capex Amounts for the applicable Disbursement Milestone and all prior Disbursement Milestones for such Project, as set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Scheduled Cumulative Capex Amount” in the row corresponding to such Disbursement Milestone.

“Scheduled Cumulative Disbursement Amount” means, with respect to any Disbursement Milestone for any Project and in connection with any requested Disbursement, an amount equal to the aggregate of the Scheduled Disbursement Amounts for the applicable Disbursement Milestone and all prior Disbursement Milestones for such Project, as set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Scheduled Cumulative Disbursement Amount” in the row corresponding to such Disbursement Milestone.

“Scheduled Cumulative Disbursement Ratio” means, with respect to any Disbursement Milestone for any Project and in connection with any requested Disbursement, the ratio, expressed as a percentage, equal to (a) the Scheduled Cumulative Disbursement Amount applicable to such Disbursement Milestone for such Project divided by (b) the Scheduled Cumulative Capex Amount applicable to such Disbursement Milestone for such Project as set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Scheduled Cumulative Disbursement Ratio” in the row corresponding to such Disbursement Milestone.

“Scheduled Disbursement Amount” means, with respect to any Disbursement Milestone for any Project and in connection with any requested Disbursement, the scheduled amount of the Maximum Award Amount to be made by the Department for such Disbursement Milestone, as set forth in Part Two of the Disbursement Milestone Schedule for such Project under the column entitled “Scheduled Disbursement Amount” in the row corresponding to such Disbursement Milestone.

“Secretary” has the meaning given to the term in the Guardrail Provisions.

“Secured Obligations” has the meaning given to the term in the Loan Guarantee Agreement.

“Securities Issuance Agreement” means the Securities Issuance Agreement entered into on the Award Date between the Department and the Recipient.

“Security Document” has the meaning given to the term in the Loan Guarantee Agreement.

“Semiconductor” has the meaning given to the term in the definitions of Annex C (Guardrail Provisions).

Annex A-35

“Semiconductor Manufacturing Capacity” has the meaning given to the term in the definitions of Annex C (Guardrail Provisions).

“Semiconductor MOU” means any memoranda of understanding entered into, or to be entered into, between any Recipient Party and a semiconductor end- or midstream user, in each case, in form and substance satisfactory to the Department.

“Sensitive Information” means: (a) any information that is subject to Data Protection Laws; (b) Trade Secrets, or any other information in which any Recipient Party has confidential Intellectual Property (including any relevant Project IP owned by any Recipient Party); and (c) any information with respect to which any Recipient Party has contractual non-disclosure obligations.

“Serra Verde Acquisition” means the merger of the Serra Verde Borrower with and into Middlebury Merger Sub Ltd. pursuant to the Serra Verde Acquisition Agreement.

“Serra Verde Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of April 19, 2026, by and among the Recipient, Middlebury Merger Sub Ltd., the Serra Verde Borrower, and Serra Verde Rare Earths Ltd., a company incorporated and existing under the laws of the British Virgin Islands, as seller representative, as the same may be amended, amended and restated, or otherwise modified from time to time.

“Serra Verde Borrower” means SVRE Holdings Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands.

“Serra Verde Call Option Agreement” means a call option agreement to be entered into between Serra Verde Holdco and the buyer under that certain Offtake Agreement, dated as of April 20, 2026, between SV Management Switzerland AG and US SIIE, LLC.

“Serra Verde Holdco” means a to-be-formed limited liability company organized and existing under the laws of Delaware that is a direct subsidiary of USARE LLC and the direct parent of Middlebury Merger Sub Ltd.

“Serra Verde Mortgage of Shares” means an equitable mortgage over 100% of the issued and outstanding shares of Middlebury Merger Sub Ltd. to be entered into by Serra Verde Holdco to secure the obligations under that certain Finance Agreement, by and between the Serra Verde Borrower (or, as applicable, Middlebury Merger Sub Ltd. as successor to the Serra Verde Borrower following the Serra Verde Acquisition) and United States International Development Finance Corporation, dated as of January 21, 2026, as amended on March 5, 2026, and as further amended, amended and restated, supplemented or otherwise modified from time to time.

“Significant Transaction” has the meaning given to the term in the Guardrail Provisions.

“Software” means any and all: (a) computer programs and software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or any other form; (b) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, firmware, development tools, configurations, interfaces, platforms and applications; (c) data, databases and compilations; and (d) documentation supporting or related to any of the foregoing (including training materials). Software shall include “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC, including any licensed rights to Software, and all media that may contain Software or recorded data of any kind.

Annex A-36

“Solvency” means (a) the fair saleable value (on a going concern basis) of such Persons assets exceed its liabilities, contingent or otherwise, fairly valued; (b) such Person will be able to pay its debts as they become due; and (c) upon paying its debts as they become due, such Person will not be left with unreasonably small capital as is necessary to satisfy all of its current and reasonably anticipated obligations, and the term “Solvent” and similar constructions shall have correlative meanings.

“Source Code” means, with respect to any Software, the human-readable form of such Software.

“Sources and Uses Plan” means the detailed description of the overall financing plan for each Project, delivered by the Recipient to the Department pursuant to Section 4.3 (Financial Model; Sources and Uses Plan; Budget; Schedule), as amended or supplemented pursuant to the terms of the Financing Documents, which includes expected sources and uses of funding associated with such Project (including specific line items for each material component, phase or element of such Project); and Capital Expenditures and operating losses for such Project through the Period of Performance.

“Stillwater Magnet Project” has the meaning given to the term in the recitals hereto.

“Stillwater Magnet Project Award” has the meaning given to the term in Section 2.1(a)(ii) (Award Amount).

“Stillwater Magnet Project Facility” means the magnet manufacturing portion of the facility located in Stillwater, Oklahoma at the Project Site for the Stillwater Magnet Project and including all the buildings, fixtures and other improvements situated, or to be situated, on such Project Site.

“Stillwater Magnet Project Maximum Award Amount” has the meaning given to the term in Section 2.1(a)(ii) (Award Amount).

“Stillwater Metal Project” has the meaning given to the term in the recitals hereto.

“Stillwater Metal Project Award” has the meaning given to the term in Section 2.1(a)(iii) (Award Amount).

“Stillwater Metal Project Facility” means the strip casting and metal making portion of the facility located in Stillwater, Oklahoma at the Project Site for the Stillwater Metal Project and including all the buildings, fixtures and other improvements situated, or to be situated, on such Project Site.

“Stillwater Metal Project Maximum Award Amount” has the meaning given to the term in Section 2.1(a)(iii) (Award Amount).

“Subaward” means an award to carry out the Authorized Purpose that is not a contract for goods or services.

“Subordination and Intercreditor Agreement” means any subordination and intercreditor agreement entered into in connection with a Working Capital Facility.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with the Applicable Accounting Requirements as of such date, as well as any other corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Annex A-37

“Supply Agreement” means:

(a)  each supply agreement entered into between a Recipient Party and a supplier satisfactory to the Department for the supply of NdPr oxide, Dy oxide, Tb oxide, other rare earth oxide, and/or mixed rare earth carbonate (MREC); and

(b)  any other document designated in writing as a Supply Agreement by the Recipient and the Department.

“Taxes” means all taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof.

“Technology” means regardless of form, any invention (whether or not patentable or reduced to Practice), discovery, information, work of authorship, articles of manufacture, machines, methods, processes, models, procedures, protocols, designs, diagrams, drawings, documentation, flow charts, network configurations and architectures, schematics, specifications, concepts, data, databases and data collections, algorithms, formulas, know-how, and techniques, Software code, including all Source Code, object code, firmware, development tools and application programming interfaces, tools, materials, marketing and development plans, and other forms of technology and all media on which any of the foregoing is recorded.

“Technology Clawback Term” means, with respect to any Project, the period commencing on the Award Date and ending on the last day of the Period of Performance.

“Technology Licensing” has the meaning given to the term in the definitions of Annex C (Guardrail Provisions).

“Termination Date” means the date that is the later of (a) the last day of the Period of Performance, and (b) the tenth (10th) anniversary of the Award Date.

“Threshold Event of Loss” means any Event of Loss involving an amount in excess of twenty five million Dollars ($25,000,000).

“TMRC” means Texas Mineral Resources Corp., a corporation organized and existing under the laws of Delaware.

“TMRC Acquisition” means (a) the merger of Hamer Inc. with and into TMRC and (b) thereafter, the merger of TMRC with and into Hamer LLC, in each case, pursuant to the TMRC Acquisition Agreement.

“TMRC Acquisition Agreement” means that certain Agreement and Plan of Merger, dated March 4, 2026, among TMRC, the Recipient, Hamer Inc. and Hamer LLC, as the same may be amended, amended and restated, or otherwise modified from time to time.

“Total Equity Raise Requirements” has the meaning given to such term in Section 8.2.18 (Liquidity Requirements; Financial Covenants).

Annex A-38

“Total Funding Plan” means, with respect to any Project and as of any date of determination, the sum of: (a) the unused portion of the Maximum Award Amount for such Project; plus (b) the remaining amount available to be capitalized as interest in respect of the FFB Advances under the FFB Notes as part of the Maximum Capitalized Interest Amount for such Project (in each case, as defined in the Loan Guarantee Agreement); plus (c) the unused portion (if any) of the equity committed pursuant to Section 8.2.18 (Liquidity Requirements) for such Project on terms satisfactory to the Department; plus (d) amounts received as delay payments and Loss Proceeds (as defined in the Loan Guarantee Agreement) (to the extent not already applied to the payment of Project Costs) for such Project; plus (e) any other unused equity funding that is committed for such Project; plus (f) the unused portion (if any) of the commitments under the Loan Guarantee Agreement and the FFB Documents; plus (g) the unused portion (if any) of the commitments under any Working Capital Facility that are available to pay Project Costs for such Project; plus (h) all cash and cash equivalents of the Recipient Parties that is available to pay Project Costs for such Project (excluding, for the avoidance of doubt, cash and cash equivalents required to be maintained pursuant to Section 8.2.18 (Liquidity Requirements)); plus (i) any other funding that the Department determines to be reasonably likely to become available to the relevant Recipient Party after such date of determination to pay all remaining Project Costs for such Project.

“Total Project Costs” means, with respect to any Project and as of any date of determination, the total amount of Project Costs reasonably likely to be required to be paid by any Recipient Party to achieve the Project Completion Date for such Project.

“Total Serra Verde Cash Acquisition Costs” means, as of any date of determination, the sum of (a) the cash portion of the total purchase price paid by the Recipient to acquire 100% of the ownership interests in the Serra Verde Borrower pursuant to the Serra Verde Acquisition Agreement plus (b) the aggregate amount of all fees, costs and expenses paid, or otherwise incurred, by or on behalf of any Recipient Party in connection with such acquisition.

“Trade Secrets” means any trade secrets and other confidential or proprietary information, including know-how, inventions, processes, procedures, algorithms, Source Code, databases, concepts, ideas, research or development information, techniques, technical information and data, specifications, methods, discoveries, modifications, extensions, and customer and supplier lists, in each case, whether or not reduced to a written or other tangible form.

“Transfer” means any sale, assignment, pledge, creation of a security interest or other transfer, regardless of whether carried out directly or indirectly.

“True-Up Amount” has the meaning given to that term in Section 2.2.6(c) (Disbursement Amount).

“Trust Property” means those assets of the Recipient that are acquired or improved in whole or in part with the proceeds of any Direct Funding, including (a) all real property of the Recipient (including leasehold and fee interests of the Recipient and the site of each Eligible Facility); (b) all equipment, supplies and other existing and after-acquired personal property of the Recipient (including all contracts, agreements and warranties of the Recipient with respect to such equipment, supplies and personally property); and (c) all intangible assets and Intellectual Property of the Recipient, and licenses to Intellectual Property granted to the Recipient.

“UCC” means the Uniform Commercial Code of the applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

Annex A-39

“Unrestricted Cash” means, at any time, (a) the aggregate amount of cash and cash equivalents of the Recipient Parties (determined on a Consolidated Basis, without duplication) at such time that are not subject to any pledge, Lien or control agreement (excluding (i) statutory Liens in favor of any depositary bank where such cash or cash equivalents are maintained and (ii) Liens created by the Financing Documents), less (b) without duplication, the aggregate of (i) amounts otherwise included in the foregoing clause (a) that are held by a Person other than a Recipient Party as a deposit or security for contractual obligations and (ii) any other cash or cash equivalent which would be designated as “restricted” in accordance with the Applicable Accounting Requirements (except, in each case, as a result of the Financing Documents).

“USARE LLC” means USA Rare Earth, LLC, a limited liability company organized and existing under the laws of Delaware.

“Warrant” means the Warrant to be issued on the Award Date by the Recipient in favor of the Department.

“Wheat Ridge R&D Facility” means the Recipient’s research and development facility in Wheat Ridge, Colorado.

“Working Capital Facility” means one or more revolving credit facilities required pursuant to Schedule B (Disbursement Milestone Schedule) and in each case, having a final maturity date of no less than three (3) years from the date of the initial borrowing thereunder.

“Working Capital Facility Collateral” means the total amount of any cash collateral that a Working Capital Facility lender requires any Recipient Party to provide at any time in order to obtain and maintain a Working Capital Facility.

“WSP” means WSP USA, Inc. or any successor to its construction advisory business.

Annex A-40

Annex B

Rules of Interpretation

For all purposes of this Agreement, including any Exhibits, Schedules, Annexes and Appendices hereto, unless otherwise indicated or required by the context:

1.	Plurals and Gender. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders.

2.	Use of Or. The word “or” is not exclusive.

3.	Change of Law. Each reference to an Applicable Law or Environmental Law includes any amendment, supplement or modification of such Applicable Law or Environmental Law, as the case may be, and all regulations, rulings and other Applicable Laws or Environmental Laws promulgated thereunder, including with respect to any successor Applicable Law or Environmental Law.

4.	Successor and Assigns. A reference to a Person includes its successors and permitted assigns.

5.	Including. The words “include,” “includes” and “including” are not limiting and mean include, includes and including “without limitation,” “without limitation by specification” and “but not limited to.”

6.	Hereof, Herein, Hereunder. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

7.	Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.

8.	Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all Exhibits, schedules, annexes and appendices thereto, and all Exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document; (b) shall include all documents, instruments or agreements issued or executed in replacement thereof; and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, amended and restated, supplemented, or otherwise modified from time to time and in effect at any given time to the extent that any such amendment, amendment and restatement, supplement, or modification is permitted under the terms of such document, instrument or agreement and under the terms of the Financing Documents.

9.	Periods and Time. Unless otherwise specified, references to “days,” “weeks,” “months” and “years” shall mean calendar days, weeks, months and years, respectively. References to a time of day shall mean such time in Washington, D.C.

10.	Department Determinations. Any determination made by the Department pursuant to this Agreement or any other Financing Document shall be determined at the discretion of the Department, provided that the Department shall not unlawfully withhold or unreasonably delay a decision, nor act in an arbitrary or capricious manner, abuse of its discretion, or otherwise act not in accordance with the law.

Annex B-1

11.	Ambiguities. The Financing Documents are the result of negotiations and have been reviewed by each party to the Financing Documents and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Person.

12.	Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document.

13.	Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof.

14.	Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP (or, in the case of any financial statements or ratios based thereon, in accordance with such other Applicable Accounting Requirements as may be applicable as specified herein), applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements delivered pursuant to Section 4.4 (Financial Statements) and the audited financial statements required from time to time pursuant to Annex F (Reporting Covenants), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Recipient Party shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

15.	Reasonable Efforts. The expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of either party, means taking in good faith and with due diligence all commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party, and in any event taking no less steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances, where the whole of the benefit of the obligation and where all the results of taking such steps and efforts accrued solely to that person’s own benefit.

16.	Reasonableness. The words “reasonable”, “reasonably”, “unreasonably” and words of similar import, when applied to the Department’s satisfaction, acceptance, determination, consent, discretion or approval, take into account any special consideration affecting decisions of the Department in its capacity as a governmental entity or its responsibilities as such and are based on its policies, practices, and procedures, and law and regulations applicable to it.

17.	Conflict. Except as otherwise expressly provided for herein, in the case of any conflict between the terms of this Agreement and the terms of any Financing Document, the terms of this Agreement, as between the Recipient and the Department, shall prevail.

18.	Independence of Covenants. All covenants hereunder and under the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Potential Event of Default or an Event of Default if such action is taken or condition exists.

19.	Order of Precedence. In the event of a conflict between the terms and conditions included in the body of this Agreement, the Funding Obligation and the terms and conditions included in any of the attachments hereto, the order of precedence shall be: (a) Funding Obligation, (b) Annex B (Rules of Interpretation), (c) Annex C (Guardrail Provisions) (including the Definitions set forth therein), (d) Annex E (Davis-Bacon Act Requirements) (including the Definitions set forth therein), (e) the body of this Agreement, (f) Annex A (Definitions), (g) Schedule B (Disbursement Milestone Schedule), (h) Schedule A (Fiscal Year Appropriations), (i) Annex D (Program Requirements), and (j) Annex F (Reporting Covenants).

Annex B-2